REDACTED VERSION Certain identified information has been omitted from this document because it is not material and is customarily and actually treated as private or confidential, and has been marked with “[***]” to indicated where omissions have been made. Acquisition Agreement relating to the subscription of shares in GasT TopCo and the acquisition of NGGH (as defined therein) Dated 27 March 2022 Lattice Group Limited and Luppiter Bidco Limited Ref: L-311850 Exhibit 4(b).1

i Table of Contents Contents Page Acquisition Agreement ................................................................................................................... 1 1 Interpretation ......................................................................................................................... 1 2 Acquisition of the Businesses ........................................................................................... 21 3 Consideration ...................................................................................................................... 22 4 Conditions ............................................................................................................................ 23 5 Pre-Closing .......................................................................................................................... 30 6 Exchange and Closing ........................................................................................................ 36 7 Indemnity ............................................................................................................................. 38 8 Hive Out Agreement Warranty ........................................................................................... 40 9 Employee share plans ........................................................................................................ 40 10 Seller Trade Marks .............................................................................................................. 41 11 Leakage ................................................................................................................................ 42 12 Post-Closing Events ........................................................................................................... 43 13 Warranties ............................................................................................................................ 44 14 Limitation of Liability .......................................................................................................... 45 15 Claims ................................................................................................................................... 51 16 W&I Insurance Policy .......................................................................................................... 54 17 Confidentiality ..................................................................................................................... 55 18 Insurance ............................................................................................................................. 57 19 Other Provisions ................................................................................................................. 58 Schedule 1 The GasT Group Companies .................................................................................... 69 Part A: NGGH ................................................................................................................................. 69 Part B: Subsidiaries of NGGH ...................................................................................................... 69 Part C: Particulars of other interests held by NGGH ................................................................. 70 Part D: New GasT Subsidiaries .................................................................................................... 72 Schedule 2 Pre-Closing Steps ..................................................................................................... 74 Part A .............................................................................................................................................. 74

ii Part B .............................................................................................................................................. 74 Schedule 3 Closing Obligations (Clause 6) ................................................................................ 76 Schedule 4 NGGH Transfer (Clause 2.2) ..................................................................................... 79 Schedule 5 Permitted Leakage (Clause 1.1) ............................................................................... 81 Schedule 6 Warranties given by the Seller under Clause 13.1 ................................................. 83 Schedule 7 Warranties given by the Investor under Clause 13.3 ............................................. 95 Schedule 8 Warranties given by the New GasT Subsidiaries under Clause 13.4 ................... 96 Schedule 9 Committee .................................................................................................................. 97 Schedule 10 Deed of Adherence .................................................................................................. 99 Schedule 11 Intellectual Property Rights .................................................................................. 101 Part 1: Use of Seller Trade Marks .............................................................................................. 101 Part 2: Owned Patents ................................................................................................................ 102 Part 3: GasT Trade Mark ............................................................................................................. 104 Schedule 12 Locked Box Accounts ........................................................................................... 105

1 Acquisition Agreement This Agreement is made on 27 March 2022 between: (1) LATTICE GROUP LIMITED a company incorporated in England and Wales with registered number 03900804 and whose registered office is at 1-3 Strand, London, WC2N 5EH, United Kingdom (the “Seller”); and (2) LUPPITER BIDCO LIMITED a company incorporated in England and Wales with registered number 13987703 and whose registered office is at Ropemaker Place, 28 Ropemaker Street, London, EC2Y 9HD, United Kingdom (the “Investor”). Whereas: (A) Pursuant to this Agreement: (a) prior to the Closing Date: (i) the Seller has agreed to implement the Pre-Closing Steps in Part A of Schedule 2 and the parties have agreed to implement the Pre-Closing Steps in Part B of Schedule 2, including to incorporate and procure the incorporation of GasT TopCo, GasT PledgeCo and GasT MidCo and to procure that such companies accede to this Agreement upon their incorporation; (ii) the Investor has agreed to subscribe for the Majority Owner Shares and the Seller has agreed to subscribe for the Minority Owner Shares on the terms and subject to the conditions of this Agreement; and (iii) the parties shall take the further actions attributed to them set out in Schedule 2 on the terms and subject to the conditions of this Agreement; and (b) on the Closing Date: (i) GasT MidCo shall acquire the NGGH Shares; and (ii) the parties shall take the further actions attributed to them as set out in Schedule 3 and Schedule 4. (B) The Seller and the Investor have each agreed to enter into the Shareholders’ Agreement on the Closing Date to regulate their respective rights in the GasT Group following Closing. (C) Following Closing, the parties have agreed to implement, and where relevant, procure that the GasT Group shall implement, the Post-Closing Steps. It is agreed as follows: 1 Interpretation In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply: 1.1 Definitions “£A” means an amount equal to the Investor’s Proportion of the amount of the stamp duty and SDRT payable as a result of the NGGH Transfer;

2 “£B” means an amount equal to the Seller’s Proportion of the amount of the stamp duty and SDRT payable as a result of the NGGH Transfer; “£L” means an amount equal to the GasT MidCo Closing Utilisation Amount less the sum of (i) £M; and (ii) £P; “£M” means an amount equal to the principal amount of debt to be pushed down to NGG in accordance with Step 8 of Schedule 4; “£P” means the aggregate amount of upfront fees, commitment fees, agency and security trustee fees payable to creditors by GasT MidCo under the GasT MidCo Financing Documents on or around the Closing Date; “£X” means an amount equal to: (i) ((the Base Consideration less the GasT MidCo Closing Net Proceeds Amount) multiplied by the Investor’s Proportion); plus (ii) an amount equal to the Additional Consideration multiplied by the Investor’s Proportion; minus (iii) the Investor’s Proportion of any Notified Leakage and Additional Notified Leakage; “£Y” means an amount equal to: (i) ((the Base Consideration less the GasT MidCo Closing Net Proceeds Amount) multiplied by the Seller’s Proportion); plus (ii) an amount equal to the Additional Consideration multiplied by the Seller’s Proportion; minus (iii) the Seller’s Proportion of any Notified Leakage and Additional Notified Leakage; “9.14 Consent Transaction” has the meaning given in Clause 4.1.5; “Accounts” means the NGGH Accounts and the NGG Accounts; “Accounts Date” means 31 March 2021; “Additional Consideration” has the meaning given in Clause 3.1.3(ii); “Additional Leakage” has the meaning given in Clause 11.3; “Additional Notified Leakage” has the meaning given in Clause 11.3.2; “Affiliate” means, in relation to a party, any subsidiary undertaking of that party, any parent undertaking of that party and any subsidiary undertaking of any such parent undertaking; “Affiliate Contracts” means any agreement or arrangement between or among any members of the Seller’s Group, on the one hand, and any GasT Group Company, on the other hand, but excluding any agreement which is a Transaction Document or which is a Terminating Affiliate Contract; “Agreed Form” means, in relation to any document, such document in the terms agreed between the Seller and the Investor and signed for identification by the Investor’s Lawyers and the Seller’s Lawyers with such alterations as may be agreed in writing between the Seller and the Investor from time to time;

3 “Announcement” means the announcement in the Agreed Form; “Anti-Corruption Laws” means: (i) the U.S. Foreign Corrupt Practices Act of 1977; (ii) the UK Bribery Act 2010; (iii) the UK Proceeds of Crime Act 2002; and (iv) any applicable anti-bribery, anti-corruption or anti-money laundering-related law or regulation enacted or in force in any jurisdiction, whether in connection with or arising from the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or otherwise, in all cases as amended, supplemented or substituted from time to time; “B4 Notification” means a notification from NGG to the Authority pursuant to paragraphs (2) and (3) of standard special licence condition B4, in a form to be approved by the Investor, acting reasonably; “Base Consideration” means [***]; “BNPP Margin Waiver Facility” means the margin facility relating to the commodities trading account numbered [***] between BNP Paribas Commodity Futures Limited and NGG dated 26 February 2016, as novated from BNP Paribas Commodity Futures Limited to BNP Paribas SA on 1 February 2019 and as amended and restated from time to time, including on 21 February 2022; “Bring Down Disclosure Letter” has the meaning given in Clause 13.1.3; “Business Day” means a day which is not a Saturday, a Sunday or a public holiday in England or Luxembourg; “Business Policies” means the operational business policies and procedures of the GasT Group approved by the board of directors of the GasT Group Companies from time to time (including policies and procedures in relation to safety, anti-bribery and corruption and procurement); “Business Warranties” means the warranties set out in in Schedule 6 (excluding any Fundamental Warranties or Tax Warranties) and “Business Warranty” means any one of them; “Business Warranty Claim” means a claim for breach of a Business Warranty; “Businesses” means the Transmission Business and the Metering Business; “Captive Insurance Policies” means any and all policies issued by and/or reinsured by and/or participated in by, or where an indemnity is provided by, the Captive Insurer; “Captive Insurer” means National Grid Insurance Company (Isle of Man) Ltd; “CCL” means the tax known as climate change levy as levied in accordance with Schedule 6 to the Finance Act 2000; “CCL Claim” means a claim against the Seller for breach of or under Clause 7.3.1; “Claim” means a claim against the Seller for breach of or under this Agreement excluding: (i) any claim under Clause 7; (ii) a claim for breach of or under Clause 11; (iii) a CCL Claim

4 or Tax Claim; (iv) any claim against the Seller under, or for breach of, Clauses 5.1, 8, 10.1, 14.11.1 or 19.16 or (v) any claim for breach of the Seller’s obligations under Clause 2; “Closing” means the completion of the NGGH Transfer pursuant to Clause 6; “Closing Date” means the date on which Closing takes place; “CMA” means the Competition and Markets Authority; “CMA Competition Condition” has the meaning given in Clause 4.1.2; “CMA Merger Investigation” means an investigation by the CMA to determine whether to make a reference under Article 33 of the Enterprise Act 2002; “CMA Phase 2 Reference” means a reference of the Combination to the chair of the United Kingdom Competition and Markets Authority under Article 33 of the Enterprise Act 2002 for the constitution of a group under schedule 4 to the Enterprise and Regulatory Reform Act 2013; “Collective Bargaining Agreement” means the revised collective bargaining agreement relating to levels 1 – 8 staff pay for the period 1 April 2021 to 31 March 2022 with the Trade Unions; “Commercial NGM VDD Report” means the commercial due diligence report dated 9 November 2021 prepared by DNV Services UK Limited in respect of the Metering Business; “Competent Authority” means: (i) any person (whether autonomous or not) having legal and/or regulatory authority and/or enforcement powers, including the Secretary of State, GEMA, Ofgem and the Competition and Markets Authority; (ii) any court of law or tribunal in any jurisdiction; (iii) any Tax Authority; and/or (iv) any HSE Authority; “Compliance Statement” means a compliance statement prepared by each of NGG and NGGH and to be delivered to Ofgem prior to any dividends being declared by NGG and NGGH (respectively) pursuant to Step 8 of Schedule 4; “Confidentiality Agreement” means the confidentiality agreement dated 16 November 2021 as amended by a side letter dated 31 January 2022 between NG and Macquarie Global Infrastructure Fund SCSp (acting by its portfolio manager Macquarie Infrastructure and Real Assets (Europe) Limited) pursuant to which NG made available to Macquarie Global Infrastructure Fund SCSp (acting by its portfolio manager Macquarie Infrastructure and Real Assets (Europe) Limited) and/or the Investor certain confidential information relating to the GasT Group; “Connected Person” has the meaning given in section 1122 of the CTA 2010; “Consent Condition” has the meaning given in Clause 4.1.5; “Consents Application” has the meaning given in Clause 4.2.7(i)(b); “CTA 2010” means Corporation Tax Act 2010; “Cyber VDD Report” means the cyber security due diligence report dated 26 January 2022 prepared by PricewaterhouseCoopers LLP; “Data Room” means the electronic data room hosted by Intralinks containing documents and information relating to the Existing GasT Subsidiaries made available by the Seller online and recorded on a USB in the Agreed Form, the contents of which are listed in Schedule 1 to the Disclosure Letter;

5 “Deed of Adherence” means the deed of adherence to this Agreement to be entered into by each of GasT TopCo, GasT PledgeCo and GasT MidCo in accordance with Part B of Schedule 2, substantially in the form set out in Schedule 10; “Deed of Guarantee” means a deed of guarantee in the Agreed Form between NGH1 and NGG relating to the Transitional Services Agreement; “Diligence Reports” means the Legal VDD Report, the Cyber VDD Report, the Financial VDD Report, the Real Estate VDD Report, the Commercial NGM VDD Report and the Environmental NGGT VDD Report; “Disclosed” means any fact, matter or circumstance fairly disclosed to the Investor in such manner and in sufficient detail to enable the Investor to assess the nature, scope and extent of the matter disclosed; “Disclosure Letter” means the letter dated on the same date as this Agreement from the Seller to the Investor disclosing information constituting exceptions to the Seller’s Warranties; “EIB Loans” means: (i) the £266,800,000 retail price index linked loan (outstanding principal amount as at 31 March 2021); and (ii) the £279,200,000 retail price index linked loan (outstanding principal amount as at 31 March 2021), each advanced to NGG under the finance contract dated 28 February 2007 between NGG as the borrower and the European Investment Bank as the bank (as amended from time to time); “Employees” means the employees of the Existing GasT Subsidiaries and “Employee” means any one of them; “Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing; “Environment” has the meaning given to it in paragraph 10.1 of Schedule 6; “Environmental NGGT VDD Report” means the environmental due diligence report dated 4 November 2021 prepared by DNV Services UK Limited in respect of the Transmission Business; “Equity Commitment Letters” means the letters in the Agreed Form, dated with the date of this Agreement addressed to the Seller, Luppiter Ventures 1 S.À R.L., Luppiter Ventures 2 S.À R.L. and the Investor (as applicable) [***]; “EU Competition Condition” has the meaning given in Clause 4.1.1; “Excess Cash Dividend” means a dividend in the amount of £225,000,000 to be declared and paid by NGGH to the Seller; “Existing Budget” means the existing budget in respect of the GasT Group and contained in the column headed “2023E” in the Initial Business Plan;

6 “Existing GasT Subsidiaries” means NGGH and the subsidiaries listed in Part B of Schedule 1, and “Existing GasT Subsidiary” means any one of them; “[***] Liability” means: (i) the liability of an Existing GasT Subsidiary to pay or repay to [***] or any of its affiliates any amounts owed by that Existing GasT Subsidiary by way of consideration for group relief surrendered to that Existing GasT Subsidiary under Chapter IV Part X or the Income and Corporation Taxes Act 1988 (including where instructed to do so by or on behalf of the Seller (formerly Lattice Group plc) in accordance with the Seller’s procurement obligations under Clause 10 of a tax agreement dated 15 September 2000 between the Seller and [***] (the “[***] Group Relief Surrender”) and any liability to pay interest on such amounts accrued on or before the Locked Box Date; or (ii) any liability or increased liability to Taxation of an Existing GasT Subsidiary arising (or that will arise as a result of the utilisation of any Investor’s Relief to mitigate the [***] Liability requested by the Seller in accordance with Clause 15.7) as a result of the utilisation by [***] or any of its Affiliates of a [***] Group Relief Surrender or any actions taken by, or taken by a GasT Subsidiary at the instruction of, the Seller pursuant to Clause 15.7 (in each case, other than any interest accruing after the Locked Box Date); “[***] Liability Claim” has the meaning given to it in Clause 15.7; “[***] Overprovision” means the amount by which the [***] Liability is overprovided for in the Locked Box Accounts (including where no [***] Liability arises or is payable); “Financial VDD Report” means each volume of the financial due diligence report dated 19 November 2021 prepared by PricewaterhouseCoopers LLP as included in folder 1.5 of the Data Room; “FRS 101” means “FRS 101 Reduced Disclosure Framework” issued by the Financial Reporting Council; “Fundamental Warranties” means the warranties set out in paragraphs 1.1, 1.2, and 16 of Schedule 6 and “Fundamental Warranty” means any one of them; “Fundamental Warranty Claim” means any claim in respect of a breach of any of the Fundamental Warranties; “Further Acquisition Agreement” means the agreement between the Investor and the Seller to be entered into on the date hereof pursuant to which the Investor has the option to acquire from the Seller the Minority Owner Shares; “Further Excess Cash Dividend” has the meaning given in Clause 5.9; “Gas Forecasting GSA” means the gas forecasting general services agreement in the Agreed Form to be entered into between NGESO and NGG on or around 1 April 2022; “GasT Group” means GasT TopCo and any GasT Group Companies from time to time; “GasT Group Companies” means GasT TopCo and its subsidiaries as listed in Schedule 1, together with any other subsidiaries of GasT TopCo from time to time and “GasT Group Company” means any one of them;

7 “GasT Insurance Policies” means the River Humber Policy and any other insurance policies that may be held exclusively by and for the benefit of the GasT Group Companies and “GasT Insurance Policy” means any one of them; “GasT Licence” means the transporter licence held by NGG in relation to NGG’s UK gas transmission business pursuant to section 7(2) of the Gas Act 1986; “GasT MidCo” means the new company to be incorporated in accordance with Part B of Schedule 2 as a private limited company in England and Wales for the purposes of acquiring all of the issued share capital of NGGH; “GasT MidCo Closing Net Proceeds Amount” means (i) the GasT MidCo Closing Utilisation Amount less (ii) £P; “GasT MidCo Closing Utilisation Amount” means £1,976,377,450; “GasT MidCo Debt Commitment Letter” means the commitment letter in the Agreed Form in respect of the GasT MidCo Financing Documents dated or about the date of this Agreement between, amongst others, the Investor, the Seller and the lenders named therein; “GasT MidCo Financing Documents” means the Agreed Form ISFA, the Agreed Form Initial DSR LFA, the Agreed Form Hedging Letter, the Agreed Form Security Agreement, the Agreed Form Arrangement Fee Letter, the Agree Form Fee and Margin Letter, the Agreed Form CTA, the Agreed Form MDA, the Agreed Form STID and the Agreed Form ABA (each such term as defined in the GasT MidCo Debt Commitment Letter), in each case, in the Agreed Form and appended to the GasT MidCo Debt Commitment Letter; “GasT OpCo Debt Commitment Letter” means the commitment letter in the Agreed Form in respect of the GasT OpCo Facilities Agreement dated or about the date of this Agreement between, amongst others, the Investor, the Seller and the lenders named therein; “GasT OpCo Facilities Agreement” means the term and revolving credit facilities agreement to be entered into by NGG as borrower in the Agreed Form and appended to the GasT OpCo Debt Commitment Letter; “GasT OpCo Netting Agreement” means the netting agreement to be entered into by, amongst others, NGG and GasT MidCo and certain of the lenders under the GasT MidCo Financing Documents and the GasT OpCo Facilities Agreement in the Agreed Form; “GasT PledgeCo” means the new company to be incorporated in accordance with Part B of Schedule 2 as a private limited company in England and Wales for the purposes of providing share security to creditors of GasT MidCo; “GasT PledgeCo Note” means the loan note in the Agreed Form in the amount of the GasT TopCo Note Amount to be issued by GasT MidCo to GasT PledgeCo on Closing; “GasT TopCo” means the new holding company to be incorporated in accordance with Part B of Schedule 2 as a private limited company in England and Wales; “GasT TopCo Articles” means the proposed articles of incorporation for GasT TopCo in the Agreed Form; “GasT TopCo Note” means the loan note in the Agreed Form in the amount of the GasT TopCo Note Amount to be issued by GasT PledgeCo to GasT TopCo on Closing; “GasT TopCo Note Amount” means the sum of: (i) £A; plus (ii) £B; plus (iii) £X; plus (iv) £Y;

8 “GasT Trade Mark” means the mark DATAGAS, including the trade mark registration set out in Part 3 of Schedule 11; “GEMA” means the Gas and Electricity Markets Authority, which includes its regulatory body Ofgem; “GEMA 2005 Consent A39” means the consent issued by GEMA dated 1 May 2005 in connection with Standard Special Condition A39 (Indebtedness); “GEMA 2005 Consent Variation” has the meaning given in Clause 4.2.8(ii)(b); “Group Relief” means any surrender of group relief pursuant to Part 5 or Part 5A CTA 2010 and any other Relief available between members of a group or connected or associated persons for any Tax purpose; “Group Tax Arrangement” means(i) the VAT group entered into pursuant to section 43(1) VATA 1994 with registration number 547 8630 11 of which National Grid ElectricityTransmission Plc is the representative member; and (ii) the group payment arrangement entered into pursuant to section 59F Taxes Management Act 1970 under which NGH1 is the nominated company (the “Group Payment Arrangement”); “Hazardous Substances” has the meaning given to it in paragraph 10.1 of Schedule 6; “Health and Safety Matters” has the meaning given to it in paragraph 10.1 of Schedule 6; “Hive Out Agreement” means the hive out agreement dated 30 September 2016 entered into between NGG and Cadent Gas Limited (formerly known as National Grid Gas Distribution Limited) relating to the sale of the distribution business from NGG to Cadent Gas Limited (the “Hive Out”); “Hive Out Agreement Warranty” means the warranty given by the Seller on the date of this agreement in respect of the Hive Out as set out in Clause 8; “HMRC” means Her Majesty’s Revenue and Customs; “HSE”, “HSE Authority”, “HSE Law”, “HSE Matters” and “HSE Permit” have the meanings given to them in paragraph 10.1 of Schedule 6; “IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB) including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee; “Incorporation Date” means the date of incorporation of GasT TopCo in accordance with Part B of Schedule 2 agreed in writing between the Investor and the Seller as soon as possible after the date of this Agreement; “Indebtedness” means, in relation to any person, all loans or other financing liabilities, together with interest accrued but excluding trading debt or liabilities arising in the ordinary course of trading; “Indemnity Claim” means a claim against the Seller for breach of or under Clause 7; “Information Access Agreement” means the mutual information access agreement to be entered into between NGUK and NGG in respect of the information access services to be provided following Closing;

9 “Information Memorandum” means the document entitled “Project Jupiter Information Memorandum” dated 11 November 2021; “Initial Budget” means the initial budget for the GasT Group to be prepared in accordance with Clause 5.6; “Initial Business Plan” means the initial business plan for the GasT Group in the Agreed Form (which shall be the Initial Business Plan referred to in the Shareholders’ Agreement); “Initial Financing Plan” means the initial financing plan for the GasT Group in the Agreed Form (which shall be the Initial Financing Plan referred to in the Shareholders’ Agreement); “Insurance Indemnity Deed” means the deed of indemnity in the Agreed Form to be entered into between NGG and the Captive Insurer in relation to the indemnification and reinsurance of certain insurance policies, to be entered into on Closing; “Intellectual Property Rights” means trade marks, service marks, rights in trade names, business names, logos and get-up, patents, rights in inventions, registered and unregistered design rights, copyrights, database rights, rights in domain names and URLs, and all other similar rights in any part of the world (including in Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations; “Investor Equity Amount” means an amount equal to the sum of the Investor Note Amount plus the Investor Subscription Amount; “Investor Note” means the loan note in the Agreed Form in the amount of the Investor Note Amount to be issued by GasT TopCo to the Investor on Closing; “Investor Note Amount” means the sum of: (i) £X; plus (ii) £A; “Investor Subscription Amount” has the meaning given to it in Clause 3.1.1; “Investor’s Group” means the Investor and its subsidiaries from time to time (including, for the avoidance of doubt, the GasT Group Companies with effect from Closing); “Investor’s Lawyers” means CMS Cameron McKenna Nabarro Olswang LLP of Cannon Place, 78 Cannon Street, London EC4N 6AF; “Investor’s Proportion” means 60 per cent., being the Investor’s proportional ownership of GasT TopCo; “Investor’s Relief” has the meaning given in the Tax Indemnity; “IP Rights Agreement” means an agreement to be entered into between NGG and National Grid Carbon Limited to assign or perpetually licence certain intellectual property rights from research and design work carried out for National Grid Carbon Limited for CO2 transport in NGG’s Feeder 10 pipeline for a consideration of approximately £100,000; “Know-how” means non-trivial industrial and commercial information and techniques, in each case, in any form and not in the public domain, and including drawings, formulae, processes, methodologies, test results, reports, research, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

10 “KPMG Report” means the report dated 9 November 2021 prepared by KPMG entitled “Project Jupiter: GB Illustrative Macro Energy Transition Scenarios and potential regulatory implications”; “Lattice Dividend” means the dividend in the amount of £261,000,000 declared and paid by NGGH to the Seller in July 2021; “Lattice Note” means the loan note in the Agreed Form in the amount of the Lattice Note Amount to be issued by GasT TopCo to the Seller on Closing; “Lattice Note Amount” means an amount equal to the sum of: (i) £B; plus (ii) £Y; “Lattice Promissory Note” means the promissory note in the Agreed Form in the amount of the Lattice Promissory Note Amount to be issued by the Seller to GasT TopCo on Closing; “Lattice Promissory Note Amount” means the sum of £Y; “Laws” means the laws and regulations applicable to any member of the Seller’s Group or GasT Group or any Shareholder (as appropriate) including, where applicable, the rules of any stock exchange on which the securities of a Shareholder are listed or other governmental or regulatory body to which a Shareholder is subject; “Leakage” means the following to the extent incurred by any Existing GasT Subsidiary during the Locked Box Period: (i) any dividend or distribution (whether in cash or in kind) declared, paid or made or agreed to be paid or made by any Existing GasT Subsidiary to or for the benefit of the Seller or any member of the Seller’s Group (other than a GasT Group Company) or any of their respective Connected Persons; (ii) any payments made (including bonuses, loan repayments, management fees or monitoring fees) or agreed to be made by or on behalf of any Existing GasT Subsidiary to the Seller or any member of the Seller’s Group (other than an Existing GasT Subsidiary) or any of their respective Connected Persons; (iii) any assets transferred or agreed to be transferred by or on behalf of any Existing GasT Subsidiary to the Seller or any member of the Seller’s Group (other than an Existing GasT Subsidiary) or any of their respective Connected Persons if and to the extent such assets are transferred or agreed to be transferred at less than fair value or not on arm’s length terms; (iv) any liabilities assumed, indemnified or incurred or agreed to be assumed, indemnified or incurred (including under any guarantee, indemnity or other security) by or on behalf of any Existing GasT Subsidiary to or for the benefit of the Seller or any member of the Seller’s Group (other than an Existing GasT Subsidiary) or any of their respective Connected Persons, other than pursuant to agreements or arrangements on an arm’s length basis for at least fair value; (v) the waiver or agreement to waive by or on behalf of any Existing GasT Subsidiary of any amount owed to that Existing GasT Subsidiary by the Seller or any member of the Seller’s Group (other than an Existing GasT Subsidiary) or any of their respective Connected Persons; (vi) any return of capital (whether by reduction of capital, redemption, purchase of shares or otherwise) declared, paid or agreed to be declared, paid or made by Existing GasT Subsidiary to or for the benefit of the Seller or any member of the Seller’s Group;

11 (vii) any bonuses paid or payable including employers’ social security contributions (or any similar tax) paid or payable on such amounts in connection with the NGGH Transfer (but for the avoidance of doubt excluding any Transaction Bonuses); (viii) any professional fees, external expenses or other costs of the Seller or any member of the Seller’s Group or any of their Connected Persons relating to the implementation of the Steps Plan, entry into of this Agreement, the subscription for the Minority Owner Shares or the NGGH Transfer paid, or incurred, or agreed to be paid or incurred, by any Existing GasT Subsidiary (but for the avoidance of doubt shall not include any such professional fees, external expenses or other costs incurred by any Existing GasT Subsidiary for the benefit of the Existing GasT Subsidiaries in connection with separation activities); and (ix) any Taxation paid or payable by any Existing GasT Subsidiary (or which would be been paid or payable by any Existing GasT Subsidiary but for the use of an Investor’s Relief) as a consequence of any of the matters referred to in paragraphs (i) to (viii) above) (except if and to the extent that such Taxation has already been taken into account under paragraphs (i) to (viii) above), in each case net of any Leakage Tax Saving and further does not include any Permitted Leakage; “Leakage Tax Saving” means: (i) the amount of any VAT arising in respect of the relevant Leakage which is recoverable as input tax by an Existing GasT Subsidiary or the representative member of any VAT group of which it is a member; (ii) the amount by which a cash Tax liability for which an Existing GasT Subsidiary would otherwise have been accountable or liable to be assessed in the accounting period in which the relevant Leakage occurs or the subsequent accounting period (and for these purposes it shall be deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) is or will be reduced (or extinguished) as a result of the utilisation of any Relief arising in respect of the relevant Leakage; (iii) the amount of any cash refund received or which will be received by an Existing GasT Subsidiary from a Tax Authority in the accounting period in which the relevant Leakage occurs or the subsequent accounting period (and for these purposes it shall be deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) as a result of the relevant Leakage; “Legal VDD Report” means the legal due diligence report dated 1 December 2021 prepared by, amongst others, the Seller’s Lawyers; “Locked Box Accounts” means the unaudited consolidated accounts (being the profit and loss account, balance sheet statement and cashflow statement) of the Existing GasT Subsidiaries for the 12 months ending on the Locked Box Date, as attached in Schedule 12; “Locked Box Date” means 31 March 2021; “Locked Box Period” means the period between 12.01 a.m. on the date following the Locked Box Date up to (and including) the Closing Date; “Long Stop Date” means 29 September 2023;

12 “Losses” means all losses, liabilities (including to Tax), costs (including legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands; “Major Properties” means the 60 properties, comprising key strategic properties and a sample of other important properties to demonstrate that NGG has the land and rights required to run the Businesses and give an indication of the types of properties and rights in the portfolio, which are detailed in the Real Estate VDD Report; “Majority Owner Shares” means 30,000 Ordinary Shares to be issued and allotted by GasT TopCo to the Investor pursuant to this Agreement; “Material Contracts” means an agreement, commitment or arrangement which: (i) is not included in any existing budget or business plan for the Existing GasT Subsidiaries and associated with expenditure of £10,000,000 per annum (exclusive of VAT) or greater on an annual basis or £50,000,000 (exclusive of VAT) or greater over the duration of the relevant arrangement in accordance with its terms; or (ii) is not in the ordinary course of business and with a value of more than £1,000,000; “Metering Business” means the range of metering services, including the provision and maintenance of supply meter installations and devices for suppliers and/or consumers in the competitive metering market in Great Britain, principally but not exclusively undertaken by the Existing GasT Subsidiaries through NGM; “Minority Owner Shares” means 20,000 Ordinary Shares to be issued and allotted by GasT TopCo to the Seller pursuant to this Agreement; “New GasT Subsidiaries” means GasT TopCo, GasT PledgeCo and GasT MidCo, details of which are set out in Part D of Schedule 1 and “New GasT Subsidiary” shall mean any one of them; “New NGH1 Indemnity” has the meaning given in Clause 4.2.8(ii)(c); “NG” means National Grid plc, a company incorporated in England and Wales with registered number 04031152 and whose registered office is at 1-3 Strand, London WC2N 5EH, United Kingdom; “NG Loan Agreement” means the uncommitted loan agreement between NGG (as borrower/lender) and NG (as lender/borrower), under which each of NGG and NG make available to the other party an uncommitted loan facility; “NGESO” means National Grid Electricity System Operator Limited, a company incorporated in England and Wales with registered number 11014226 and whose registered office is at 1- 3 Strand, London WC2N 5EH, United Kingdom; “NGET” means National Grid Electricity Transmission plc, a company incorporated in England and Wales with registered number 02366977 and whose registered office is at 1-3 Strand, London WC2N 5EH, United Kingdom; “NGG” means National Grid Gas plc, a company incorporated in England and Wales with registered number 2006000 and whose registered office is at 1-3 Strand, London WC2N 5EH, United Kingdom; “NGG Accounts” means the audited consolidated accounts of the Existing GasT Subsidiaries listed in Part B of Schedule 1 (including the balance sheet, profit and loss

13 account and statement of comprehensive income and the notes to the accounts) as at, and for the 12-month period ended on, the Accounts Date; “NGG Deed Poll” means the deed poll to be entered into by NGG to undertake in favour of the trustees of NGG’s public bonds to comply with an additional leverage-based restriction set at 72.5%; “NGG-NGGH Loan Amendment Agreement” means the loan amendment agreement in the Agreed Form to be entered into by NGG and NGGH to amend the term loan agreement between such parties originally dated 10 December 2019 and most recently amended and restated on 29 November 2021; “NGG Payment Guarantee” means the NGH1 deed of guarantee in favour of Transco plc (now NGG), between NGH1, NGG, Blackwater F Limited, Blackwater G Limited, Blackwater SCA Limited and Blackwater 2 Limited dated 1 May 2005; “NGG Payment Guarantee Deed of Termination” means the deed of termination in the Agreed Form to be entered into by NGG and NGH1 on Closing, terminating the NGG Payment Guarantee; “NGG Replacement Payment Guarantee” means the deed of guarantee in favour of NGG in the Agreed Form to be entered into by NGG and NGH1 on Closing; “NGGH” means National Grid Gas Holdings Limited, a company incorporated in England and Wales with registered number 03675375 and whose registered office is at 1-3 Strand, London WC2N 5EH, United Kingdom; “NGGH Accounts” means the audited company accounts of NGGH (including the balance sheet, profit and loss account and the notes to the accounts) as at, and for the 12-month period ended on, the Accounts Date; “NGGH Consideration” has the meaning given to it in Clause 3.1.3(ii); “NGGH Dividend” means the dividend in the amount of £316,421,864.40 declared and paid by NGGH to Lattice on 10 December 2021; “NGGH Shares” means all of the issued ordinary shares in the capital of NGGH; “NGGH Transfer” means the transfer of the NGGH Shares by the Seller to GasT MidCo; “NGH1” means National Grid Holdings One plc, a company incorporated in England and Wales with registered number 02367004 and whose registered office is at 1-3 Strand, London, WC2N 5EH, United Kingdom; “NGH1 Indemnity” means the deed of undertaking and indemnity dated 6 May 2005 given by NGH1 in favour of Transco Holdings plc (now NGGH) in connection with the GEMA 2005 Consent A39; “NGM” means National Grid Metering Limited, a company incorporated in England and Wales with registered number 3705992 and whose registered office is at 1-3 Strand, London, WC2N 5EH, United Kingdom; “NGPH” means National Grid Property Holdings Limited, a company incorporated in England and Wales with registered number 03797578 and whose registered office is at 1-3 Strand, London, WC2N 5EH, United Kingdom;

14 “NGUK” means National Grid UK Limited, a company incorporated in England and Wales with registered number 4508773 and whose registered office is at 1-3 Strand, London, WC2N 5EH, United Kingdom; “NGUK Pension Scheme” means the National Grid UK Pension Scheme, a funded defined benefit scheme set up under trust and governed by a trust deed dated 21 December 2016; “Non-Captive Insurance Policies” means those insurance policies issued by and/or reinsured by insurance companies other than the Captive Insurer; “Notified Leakage” has the meaning given in Clause 6.5.3; “Novated LPI Swaps” means each of the limited-price index swap transactions listed below: No. Transaction Reference Transaction Description Counterparty 1 [***] Trade date: 22 August 2011 Effective date: 14 August 2011 Termination date: 14 August 2048 Notional amount: £100,000,000 [***] 2 [***] Trade date: 22 August 2011 Effective date: 10 August 2011 Termination date: 10 August 2048 Notional amount: £100,000,000 [***] “NSI Act” means the National Security and Investment Act 2021; “NSI Condition” has the meaning given in Clause 4.1.3; “Ofgem” means the Office of Gas and Electricity Markets; “Ordinary Shares” means the ordinary shares of £1.00 each to be issued in the capital of GasT TopCo; “Owned Patents” means the patents and patent applications listed in Part 2 of Schedule 11; “parties” means the parties to this Agreement from time to time, and “party” means any one of them; “Payment Schedule” has the meaning given in Clause 6.5.3; “Peartree Guarantee” means the guarantee given by NGPH to [***]; “Permitted Leakage” means any matter set out in Schedule 5 to the extent undertaken by any member of the GasT Group during the Locked Box Period; “Post-Closing Steps” means actions to be taken in connection with the GasT Group following Closing in accordance with Steps 8 to 9 of the Steps Plan; “Pre-Closing Steps” means the actions to be taken prior to the Closing Date in accordance with Schedule 2 and Step A:8 of the Steps Plan; “Properties” means those properties owned or leased by an Existing GasT Subsidiary as at the date of (i) this Agreement; and (ii) Closing, and “Property” shall mean any one of them;

15 “Real Estate VDD Report” means the real estate due diligence report dated 1 December 2021 prepared by DLA Piper LLP; “Regulatory Requirements” means any applicable requirement of law or of any Competent Authority; “Relevant Consent Entities” means those entities which will be Affiliates (as defined in the GasT Licence) or Related Undertakings (as defined in the GasT Licence) of NGG on the Closing Date, as notified in writing by the Investor to the Seller no later than 40 Business Days following the date of this Agreement, and for these purposes, excluding any GasT Group Companies or a member of the Seller’s Group; “Relevant Period” has the meaning given to it in paragraph 10.1 of Schedule 6; “Relief” shall have the meaning given in the Tax Indemnity; “Reporting Accountants” means Deloitte LLP; “Restricted Person” means a person named on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Consolidated List of Persons and Entities subject to Financial Sanctions maintained by the European Commission, the Consolidated List of Financial Sanctions Targets in the UK maintained by the Office of Financial Sanctions Implementation of HM Treasury, or any similar list maintained pursuant to, or public announcement of sanctions designation under, any Sanctions, in all cases as amended, supplemented or substituted from time to time; “Restricted Shareholder” has such meaning as may be agreed between the parties in writing on or before the date of this Agreement; “River Humber Policy” means the standalone construction insurance programme in respect of the River Humber Pipeline Replacement Project held by and for the benefit of NGG; “Sanctions” means all economic, financial and trade embargoes and sanctions laws, regulations, rules and/or restrictive measures that are from time to time administered, enacted or enforced by: (i) the United Nations Security Council; (ii) the Office of Foreign Asset Control of the United States Treasury Department, the United States Department of State and any other U.S. government entity; (iii) the government of the United Kingdom; (iv) the European Union; and/or (v) any other jurisdiction applicable to any GasT Group Company; “SDLT” means Stamp Duty Land Tax; “SDRT” means Stamp Duty Reserve Tax; “SDLT Provision” has the meaning given in Clause 14.7; “Secretary of State” means the Secretary of State for Business, Energy and Industrial Strategy; “Seller Note” means the loan note in the Agreed Form in the amount of the sum of £L plus £M to be issued by GasT MidCo to the Seller on Closing;

16 “Seller Trade Marks” means any trade marks, service marks, business, company or trade names, logos, get-up, or URLs or domain names (“Names”), in each case, owned or registered by any member of the Seller’s Group (including any Names that include (in whole or in part) any of the marks “NATIONAL GRID” or “NATIONALGRID”, or that are colourably the same or similar to the NATIONAL GRID logo (as represented by EU trade mark registration no. 004533089)), and any marks which are confusingly similar to, or dilutive of, any such Names, but excluding the GasT Trade Mark; “Seller’s Group” means the Seller and its holding companies and subsidiaries from time to time excluding, for the avoidance of doubt, the GasT Group from the Closing Date; “Seller’s Insurance Policies” means all insurance policies (whether maintained with third party insurers or any member of the Seller’s Group) including the Captive Insurance Policies and the Non-Captive Insurance Policies, other than GasT Insurance Policies, maintained by the Seller’s Group under which, immediately prior to the Closing Date, any GasT Group Company is entitled to any benefit, and “Seller Insurance Policy” means any one of them; “Seller’s Lawyers” means Linklaters LLP of One Silk Street, London EC2Y 8HQ, United Kingdom; “Seller’s Pension Schemes” means: (i) the NGUK Pension Scheme; and (ii) the Legal & General WorkSave Mastertrust, a defined contribution pension scheme set up under trust and governed by a trust deed and rules dated 5 December 2018; “Seller’s Proportion” means 40 per cent., being the Seller’s proportional ownership of GasT TopCo; “Seller’s Warranties” means the warranties given by the Seller pursuant to Clause 13.1 and Schedule 6 and “Seller’s Warranty” means any one of them; “Senior Employee” means the employees comprising the executive committee as set out in the Information Memorandum, namely the chief executive officer, chief financial officer, system operations director, commercial director, asset director, construction director, operations director, metering director, chief people officer, general counsel, the safety, health, environment & assurance director and the chief information officer from time to time; “Separation Date” means the earlier of (i) the Commencement Date (as defined in the Transitional Services Agreement) as notified by the Seller to the Investor; and (ii) the Closing Date; “Separation Plan” means the “Jupiter Separation Blueprint” and addendums as disclosed in the Data Room (folder 6); “Shareholder” means any holder of Ordinary Shares from time to time having the benefit of the Shareholders’ Agreement; “Shareholders’ Agreement” means the shareholders’ agreement in the Agreed Form to be entered into on the Closing Date between the Seller, the Investor, GasT TopCo, NGGH and certain other members of the GasT Group; “Steps Plan” means the document prepared by PricewaterhouseCoopers LLP and entitled “Project Jupiter Accounting Steps Paper” in the Agreed Form; “Subscription Shares” means: (i) the Minority Owner Shares; and

17 (ii) the Majority Owner Shares; “Supplementary Scheme” means the National Grid UK Supplementary Benefits Scheme, an unfunded pension scheme set up under a trust and governed by a declaration of trust dated 1 July 1996 and the rules attached to a deed of amendment dated 21 February 2007; “Surviving Clauses” means Clauses 1, 4.2.8, 17 and 19.4 to 19.8 and “Surviving Clause” means any one of them; “Tax Authority” shall have the meaning given in the Tax Indemnity; “Tax Claim” means a claim against the Seller for breach of any of the Tax Warranties or for breach of or under the Tax Indemnity; “Tax Indemnity” means the deed of covenant against Taxation in the Agreed Form to be entered into between the Seller and the Investor at Closing; “Tax Period” shall have the meaning given in the Tax Indemnity; “Tax Warranties” means the warranties contained in paragraph 14 of Schedule 6; “Taxation” or “Tax” shall have the meaning given in the Tax Indemnity; “Terminating Affiliate Contracts” means: (i) the general services agreement between NGG and NGET dated 6 November 2002; (ii) the general services agreement between NGG, NGET and NG plc dated 24 October 2002; (iii) the general services agreement between NGUK and NGM for the provision of intragroup services dated 1 December 2016; (iv) the intra-group general services agreement entered into between NGESO and NGG dated 15 September 2020; and (v) the technical standards access agreement between NGG and National Grid Grain LNG Limited dated 6 January 2021; “Third Party Claim” shall have the meaning given in Clause 15.5; “Trade Unions” means together GMB, UNISON, UNITE and Prospect trade unions, and “Trade Union” shall mean any one of them; “Transaction” means the transactions contemplated by this Agreement including the change of Control (as that term is defined in the Shareholders’ Agreement) of NGG; “Transaction Bonus Letters” means the relevant letters entered into between certain Employees and NGG governing the payment of that Employee’s Transaction Bonus as disclosed in the Data Room (folder 27.20), and “Transaction Bonus Letter” means any one of them; “Transaction Bonuses” means the transaction bonuses to be paid by NGG on or around Closing to certain Employees in connection with the NGGH Transfer, each on the terms set out in the relevant Transaction Bonus Letter, and “Transaction Bonus” means any one of them; “Transaction Documents” means this Agreement, the Shareholders’ Agreement, the Disclosure Letter, the Bring Down Disclosure Letter, the Transitional Services Agreement,

18 the Transitional Trade Mark Licence Agreement, the Tax Indemnity, the Gas Forecasting GSA, the Information Access Agreement, the Insurance Indemnity Deed, the Deed of Guarantee, the NGG Replacement Payment Guarantee, the New NGH1 Indemnity (if any) and all agreements entered into pursuant to the foregoing, and “Transaction Document” means any one of them; “Transitional Services Agreement” means the agreement between NGUK and NGG in the Agreed Form to be entered into on or around the Separation Date in respect of the provision of certain services by the Seller’s Group to the GasT Group Companies; “Transitional Trade Mark Licence Agreement” means the transitional trade mark licence agreement between Ngrid Intellectual Property Limited and NGGH, in the Agreed Form, to be entered into at Closing, pursuant to which certain Seller Trade Marks are licensed for use in relation to the Businesses for a transitional period after Closing; “Transmission Business” means the business, assets and liabilities together constituting the Existing GasT Subsidiaries’ UK gas transmission business; “Ultimate Controller Undertaking” means, as set out in Standard Condition 45 and Standard Special Condition A26 of the GasT Licence, legally enforceable undertakings in favour of NGG in the form specified by GEMA; “Unbundling Condition” has the meaning given in Clause 4.1.4; “Unconditional Consent” means a consent, approval or direction (as applicable) granted by GEMA to NGG in writing pursuant to the GasT Licence, which: (i) has the effect of permitting arrangements, activities or anything else that would otherwise be prohibited or restricted by the GasT Licence or would otherwise cause a breach of the GasT Licence; (ii) where the revocation or expiration of the consent approval or direction (as applicable) would have a direct or indirect adverse legal or financial effect on the Investor or its Affiliates (including under any shareholder arrangements), or would mean that the identity and business activities of the Investor or its Affiliates would cause a breach of the GasT Licence, such consent approval or direction (as applicable) is not revocable by GEMA or subject to time limits; and (iii) is not subject to any remedies, requirements or conditions. “UNC” means the uniform network code prepared by NGG together with other gas transporters in accordance with Standard Special Condition A11 of the GasT Licence; “VAT” means: (i) within the UK, any value added tax imposed by the VAT Act 1994, (ii) within the European Union, such Taxation as may be levied in accordance with (but subject to derogations from) the Directive 2006/112/EC, and (iii) outside the UK or the European Union, any similar Taxation levied by reference to added value or sales; “VAT Claim” means a claim against the Seller for breach of or under Clause 7.3.2; “Vendor Model” means the financial model produced for the purposes of the NGGH Transfer and contained in the Data Room (document 27.1.2.3); “Voting Power of Attorney” means the power of attorney in the Agreed Form to be executed by the Seller in favour of GasT MidCo to enable GasT MidCo (pending registration of the

19 transfer of the NGGH Shares) to exercise all voting and other rights attaching to the NGGH Shares and to appoint proxies for this purpose; “W&I Insurance Costs” means costs and expenses relating to the W&I Insurance Policy, including the insurance premium, any insurance premium tax, any legal fees of the W&I Insurer’s legal counsel payable in connection with the W&I Insurance Policy and any broker commissions payable to the extent not reflected in the insurance premium; “W&I Insurance No Claims Declaration” means the no claims declaration to be given by the Investor under the W&I Insurance Policy at each of the date of this Agreement and Closing; “W&I Insurance Policy” means the warranty and indemnity insurance policy between the W&I Insurer and the Investor dated on or around the date of this Agreement with Liberty policy number [***] and MIF Holdings Limited Delegated Underwriting Authority to cover Losses arising in relation to breaches of the Seller’s Warranties and Losses arising under the Tax Indemnity; and “W&I Insurer” means Liberty Mutual Insurance Europe SE UK Branch (LMIE UK), whose registered office is at 20 Fenchurch Street, London EC3M 3AW, a branch of Liberty Mutual Insurance Europe SE (LMIE), a European Public limited liability company registered in Luxembourg with Company Number B232280 (Registre de Commerce et des Sociétés) whose registered office is at 5-7 rue Léon Laval, L-3372 Leudelange, Grand Duchy of Luxembourg and MIF Holdings Limited Delegated Underwriting Authority on behalf of Zurich Insurance plc, UK Branch registered in England and Wales (Company number 10140440). The registered office for MIF Holdings Limited is Ropemaker Place, 28 Ropemaker Street, London EC2Y 9HD. 1.2 Singular, plural, gender References to one gender include all genders and references to the singular include the plural and vice versa. 1.3 References to persons and companies References to: 1.3.1 a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and 1.3.2 a company include any company, corporation or body corporate, wherever incorporated. 1.4 References to subsidiaries and holding companies The words “holding company”, “parent undertaking”, “subsidiary” and “subsidiary undertaking” shall have the same meaning in this Agreement as their respective definitions in the Companies Act 2006. 1.5 Schedules etc. References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

20 1.6 Headings Headings shall be ignored in interpreting this Agreement. 1.7 Reference to documents References to any document (including this Agreement and any document in the Agreed Form), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time. 1.8 Modification etc of statutes References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement provided that nothing in this Clause 1.8 shall operate to increase the liability of any party beyond that which would have existed had this Clause 1.8 been omitted. 1.9 Information References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm. 1.10 Non-limiting effect of words The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words that precede them. 1.11 Meaning of “to the extent that” and similar expressions In this Agreement, “to the extent that” shall mean “to the extent that” and not solely “if”, and similar expressions shall be construed in the same way. 1.12 Legal Terms References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction. 1.13 References to time Unless otherwise stated, all references to time in this Agreement are to London time. 1.14 Extent of obligation to “procure” or “ensure” If: 1.14.1 a party (other than GasT MidCo) (the “Obligor”) is obliged under any provision of this Agreement to “procure” or “ensure” that another person performs (or refrains from performing) any act; and 1.14.2 the Obligor does not Control (as that term is defined in the Shareholders’ Agreement) the other person, then the Obligor’s obligations under that provision shall be limited to:

21 1.14.3 if the Obligor holds any voting securities in the capital of the other party, exercising all voting rights attaching to those securities; and 1.14.4 if the Obligor is party to any agreement relating to the management and control of the other person (including, in the case of the GasT Group, the Shareholders’ Agreement), exercising all rights available to it under such agreement, in each case for the purposes set out in the relevant provision of this Agreement. The Investor shall use best endeavours to ensure that any person to whom it Transfers Shares (in each case, as defined in the Shareholders’ Agreement) shall give such covenants and undertakings as are required in order that such Transfer shall not prejudice the Investor’s ability to “procure” or “ensure” that another person performs (or refrains from performing) any act for the purposes of Clauses 15.6 (whilst the Seller continues to have potential liability in respect of Indemnity Claims), 15.7 (whilst the Seller continues to have potential liability for [***] Liability Claims) and 19.16.1 (whilst any amounts remain due and payable to the Seller or a member of the Seller’s Group) and Clause 6.2 (Tax Administration) (for a period of 7 years from Closing) of the Tax Indemnity. If the Investor ceases to be able to fulfil its obligations to “procure” or “ensure” the actions in Clause 6.2 (Tax Administration) of the Tax Indemnity, GasT MidCo shall “procure” or “ensure” such actions as if it was a party to that Clause 6.2 (Tax Administration) (with references to “the Investor” changed to “GasT MidCo” and with such other changes as are necessary). 1.15 Payments All payments to be made pursuant to or in connection with this Agreement shall be made in pounds Sterling, being the lawful currency of the United Kingdom, unless otherwise indicated. 2 Acquisition of the Businesses 2.1 Agreement to subscribe for the Subscription Shares 2.1.1 On and subject to the terms of this Agreement: (i) the Investor agrees to subscribe for the Majority Owner Shares; and (ii) the Seller agrees to subscribe for the Minority Owner Shares, each on the Incorporation Date. 2.1.2 The Subscription Shares shall be issued to the Investor and the Seller (as applicable) by GasT TopCo as fully paid up and free from any Encumbrances and shall have the rights attached to them as specified in the GasT TopCo Articles. 2.1.3 As soon as reasonably practicable following, and conditional upon, the incorporation of GasT TopCo and the issue of the Subscription Shares, the New GasT Subsidiaries shall implement the steps set out in Part B of Schedule 2. 2.2 Agreement to the NGGH Transfer 2.2.1 On and subject to the terms of this Agreement and subject to the implementation of the Pre-Closing Steps: (i) the Investor shall subscribe for the Investor Note;

22 (ii) the Seller shall subscribe for the Lattice Note; and (iii) the Seller shall sell and GasT MidCo shall purchase the NGGH Shares, in each case as at and with effect from Closing. 2.2.2 The NGGH Shares shall be sold by the Seller with full title guarantee, free from Encumbrances and together with all rights and advantages attaching to them as at Closing (including the right to receive all dividends or distributions declared, made or paid on or after Closing). 2.2.3 The Seller shall procure that on or prior to Closing any and all rights of pre-emption over the NGGH Shares are waived irrevocably and unconditionally by the persons entitled thereto. 3 Consideration 3.1 Amount 3.1.1 The consideration to be paid by the Investor for the subscription of the Majority Owner Shares in accordance with this Agreement shall be the undertaking to pay £30,000.00 contained in paragraph 1.1.3 of Part B of Schedule 2 (the “Investor Subscription Amount”) and the subscription of the Investor Note. 3.1.2 The consideration to be paid by the Seller for the subscription of the Minority Owner Shares in accordance with this Agreement shall be the undertaking to pay £20,000.00 contained in paragraph 1.1.2 of Part B of Schedule 2 and the subscription of the Lattice Note. 3.1.3 Subject to Clauses 6.5.3 and 11.3, the consideration to be paid to the Seller by GasT MidCo for the NGGH Transfer shall be: (i) the Base Consideration; plus (ii) an amount calculated by applying a rate of 5 per cent. per annum to the Base Consideration over the period from (and including) 1 April 2022 to (and including) the Closing Date, such amount to accrue daily, as notified pursuant to Clause 6.5 (the “Additional Consideration” and, together with the Base Consideration, the “NGGH Consideration”). 3.2 Settlement of Consideration The NGGH Consideration shall be settled by GasT MidCo to the Seller pursuant to Clause 6 and Schedule 4. 3.3 Adjustment to NGGH Consideration If any payment is made by the Seller to GasT MidCo in respect of any claim for Leakage or for any breach of this Agreement or pursuant to any indemnity or covenant to pay under this Agreement or the Tax Indemnity (or any agreement entered into under this Agreement or under the Tax Indemnity), the payment shall, if and to the extent permitted by law, be made by way of a reduction to the consideration paid by GasT MidCo for the NGGH Shares under this Agreement, and the NGGH Consideration shall be deemed to have been reduced by the amount of such payment (up to a maximum of the NGGH Consideration).

23 4 Conditions 4.1 Conditions Precedent The NGGH Transfer is subject to and conditional upon satisfaction of the following conditions on or before the Long Stop Date: 4.1.1 To the extent that the Transaction either constitutes (or is deemed to constitute under Article 4(5)) a concentration falling within the scope of Council Regulation (EC) 139/2004 (as amended) (the "Regulation") or is to be examined by the European Commission as a result of a decision under Article 22(3) of the Regulation: (i) the European Commission taking a decision (or being deemed to have taken a decision) under Article 6(1)(b) or 6(2) of the Regulation declaring the Transaction compatible with the internal market; or (ii) the European Commission taking a decision (or being deemed to have taken a decision) to refer the whole or part of the Transaction to the competent authorities of one or more Member States under Articles 4(4) or 9(3) of the Regulation; and (a) each such authority taking a decision with equivalent effect to Clause 4.1.1(i) with respect to those parts of the Transaction referred to it; and (b) the European Commission taking any of the decisions under Clause 4.1.1(i) with respect to any part of the Transaction retained by it, (the “EU Competition Condition”). 4.1.2 To the extent that the Transaction satisfies the merger control jurisdictional thresholds under the United Kingdom Enterprise Act 2002 either: (i) the CMA having indicated in response to a briefing paper submitted by the Investor that it has no further questions at that stage in relation to the Transaction, unless the CMA prior to all other conditions set out in clauses 4.1.1, 4.1.3, 4.1.4 and 4.1.5 being satisfied indicates it may open an investigation into the Transaction or has further questions, in which case the condition set out in this Clause 4.1.2 shall be satisfied by the CMA subsequently indicating that it does not intend to open an investigation or has no further questions; or (ii) confirmation having been received in writing from the CMA that the CMA does not intend to make a CMA Phase 2 Reference in connection with the Transaction or any matters arising therefrom; or (iii) the period within which the CMA is required to decide whether the duty to make a CMA Phase 2 Reference applies with respect to the Transaction or any matters arising therefrom has expired without such a decision having been made; or (iv) where the Transaction or any part of it is subject to a CMA Phase 2 Reference, the CMA deciding that the Transaction or the part which is subject to a CMA Phase 2 Reference may proceed in accordance with section 36 of the Enterprise Act, (the “CMA Competition Condition”).

24 4.1.3 To the extent that the NGGH Transfer amounts to a notifiable acquisition within the meaning of the NSI Act, which must be notified to, and approved by, the Secretary of State prior to Closing, the Investor having notified the NGGH Transfer to the Secretary of State in accordance with the requirements of the NSI Act and either: (i) the Secretary of State subsequently notifying the Investor (before the end of the review period within which the Secretary of State may give a call-in notice under the NSI Act) that the notification is accepted and that no further action will be taken in relation to the NGGH Transfer; or (ii) in the event that a call-in notice is given in relation to the NGGH Transfer, the Secretary of State either: (a) giving a final notification confirming that no further action will be taken in relation to the NGGH Transfer under the NSI Act; or (b) making a final order permitting the NGGH Transfer to proceed, (the “NSI Condition”). 4.1.4 NGG having notified the Transaction to GEMA in accordance with the requirements of paragraphs 2 and 3 of Standard Special Condition B4 of the GasT Licence, and GEMA having published a decision to continue to certify NGG pursuant to section 8N(9A) of the Gas Act 1986 and: (i) the continuing certification is not subject to any remedies, requirements, conditions or time limits; and (ii) GEMA’s decision (including for the avoidance of doubt the reasons for it) does not contain any indication that any such remedies, requirements or conditions may be imposed in the future (other than GEMA indicating in general terms that it will monitor the continued application of the basis for certification pursuant to section 8K of the Gas Act 1986), in either case that are not reasonably acceptable to the Investor (the “Unbundling Condition”). The parties agree (acting reasonably) that they shall deem the Unbundling Condition as satisfied if it is clear following notification by GEMA under section 8N(5) that Clause 4.1.4(i) and 4.1.4(ii) will be met. 4.1.5 If the Investor, following consultation with the Seller (each acting reasonably), notifies the Seller in writing, by no later than 40 Business Days following the date of this Agreement, that it reasonably believes that Relevant Consent Entities will, in the ordinary course of its business as carried on in the 12 months prior to the date of this Agreement, need to enter into transactions (within the meaning of Special Condition 9.14 of the GasT Licence) which would be prohibited by Special Condition 9.14 of the GasT Licence without GEMA consent being obtained by NGG under Special Condition 9.14.4(b) (such transactions being a “9.14 Consent Transactions”) following the Closing Date and provides reasonable evidence of the same to the Seller (subject to confidentiality restrictions), NGG obtaining consent from GEMA, pursuant to Special Condition 9.14.4(b) for such Relevant Consent Entities to enter into a 9.14 Consent Transaction and: (i) such consent is not subject to any requirements, conditions or time limits; and

25 (ii) such consent does not contain any indication that any such requirements or conditions may be imposed in the future, in either case that are not reasonably acceptable to the Investor (the “Consent Condition”). 4.2 Responsibility for Satisfaction EU Competition Condition, CMA Competition Condition and NSI Condition 4.2.1 The Seller and the Investor shall use reasonable endeavours to ensure the satisfaction of the conditions set out in Clauses 4.1.1, 4.1.2 and 4.1.3 as soon as reasonably practicable after the date of this Agreement and by the end of the Competent Authority’s initial period of review (as applicable) and in any event so as to enable satisfaction of such conditions before the Long Stop Date. This shall include, but not be limited to, each of the Seller and the Investor promptly providing such information in relation to itself and the Seller's Group or the Investor's Group (respectively), and any explanation or clarification of or further information in relation to any aspect of Clauses 4.1.1, 4.1.2 and 4.1.3 as may be reasonably necessary to procure the satisfaction of such conditions before the Long Stop Date, and the Investor proposing, negotiating, offering to commit and agreeing and executing any undertakings or conditions, in each case where necessary to ensure that the conditions in Clauses 4.1.1, 4.1.2 and 4.1.3 are satisfied as soon as possible and, in any event, prior to the Long Stop Date provided that this shall not require either party to take such action which would be likely to have such a detrimental effect on the current or future development of the business of that party that it would be unreasonable to expect that party to take it (including divestments or other remedies that are not reasonably acceptable to the parties). 4.2.2 The Investor shall give notice to the Seller of the satisfaction of the conditions set out in Clauses 4.1.1, 4.1.2 and 4.1.3 within two Business Days of becoming aware of the satisfaction of each condition, including a copy of the relevant documents which evidence such satisfaction. 4.2.3 The Seller and the Investor agree that all requests and enquiries from any Competent Authority, government, governmental, supranational or trade agency, court or other regulatory body which relate to the satisfaction of the conditions set out in Clauses 4.1.1, 4.1.2 and 4.1.3 shall be dealt with by the Seller and the Investor in consultation with each other and the Seller and the Investor shall promptly co- operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other. 4.2.4 The Seller and the Investor undertake to one another to: (i) prepare and submit the notifications to the Competent Authority which are necessary to obtain the relevant clearance for the conditions set out in Clauses 4.1.1, 4.1.2 and 4.1.3 as soon as reasonably practicable after the date of this Agreement; (ii) use reasonable endeavours to avoid any declaration of incompleteness by the Competent Authority or any other suspension of the time periods of clearance, consent or approval;

26 (iii) keep one another fully informed as to progress towards satisfaction of the conditions in Clauses 4.1.1, 4.1.2 and 4.1.3 and each of them shall provide the other or their nominated advisors with draft copies of the initial submissions and all material communications to the Competent Authority in relation to satisfying such condition, allowing the other party a reasonable opportunity to provide comments on such submissions and communications before they are submitted, as well as copies of the final, submitted versions of such documents, and shall allow the other party (or its nominated advisors) the opportunity to participate in any calls or meetings with the Competent Authorities and to make oral submissions on such calls or at such meetings (save that in relation to all disclosure under this Clause 4.2.4(iii), any commercially sensitive or confidential information relating to the business of the Investor's Group or the Seller's Group (as the case may be) may be provided on an attorney-only basis or pursuant to an appropriately established clean team arrangement); (iv) take due consideration of any comments, changes and additions proposed by the other party (or its advisors) before submitting any such document to the Competent Authority; and (v) respond as soon as reasonably practicable to requests from any Competent Authority for additional information or documentation and to supplement such notifications and filings as requested by the Competent Authorities. 4.2.5 Following any submission, notification or filing to the relevant Competent Authority which is required to satisfy the NSI Condition and/or the Unbundling Condition, the Seller and the Investor agree that if: (i) the Secretary of State notifies the Investor that it does not approve the NGGH Transfer, or gives any indication that such approval will not be given; or (ii) the Investor, acting reasonably and in good faith, considers that the NGGH Transfer will not be approved by the Secretary of State as a result of the identity of any Restricted Shareholder; or (iii) the Secretary of State requests, or the Investor reasonably considers that the Secretary of State will request, information in relation to a Restricted Shareholder (including without limitation its partners, directors or management) and such person does not or will not provide such information: (i) due to constraints under applicable law, regulation or legally binding restriction; or (ii) by virtue of such request that would result in such person disclosing additional information other than the pre-communicated scope of disclosable information as such person may notify the Seller on or prior to the date of this Agreement; or (iv) GEMA indicates that it may withdraw the certification of NGG pursuant to section 8(N)(1)(b) of the Gas Act 1986 as a result of the identity of any Restricted Shareholder; or (v) GEMA requests, or the Investor reasonably considers that GEMA will request, information in relation to any Restricted Shareholder (including

27 without limitation its partners, directors or management) and that Restricted Shareholder does not or will not provide such information: (i) due to constraints under applicable law, regulation or legally binding restriction; or (ii) on the basis that such request would result in such person disclosing additional information other than the pre-communicated scope of disclosable information as such person may notify the Seller on or prior to the date of this Agreement, then the Investor shall notify the Seller within two Business Days of becoming aware of such matter and shall use reasonable endeavours to, either: (i) replace any Restricted Shareholder with another direct or indirect shareholder of the Investor (the “Replacement Shareholder”); or (ii) reduce the direct or indirect interest of such Restricted Shareholder in the Investor and to seek to fund any shortfall arising from such reduction (the “Replacement Funding”), in either case within 40 Business Days of notifying the Seller pursuant to this Clause 4.2.5. If the Restricted Shareholder is not replaced with a Replacement Shareholder or the Replacement Funding is not secured within such 40 Business Days, then: (i) the Seller and the Investor agree that the Investor’s Proportion shall be reduced and the Seller’s Proportion will be increased to reflect the consequential reduction in funding available to the Investor, including the transfer of the relevant number of Majority Owner Shares to the Seller; and (ii) the parties, acting reasonably and in good faith, shall agree any consequential changes required to this Agreement and any applicable Transaction Documents to reflect any change to the Investor’s Proportion and Seller’s Proportion following operation of this Clause 4.2.5 including, but in no way limited to, amending the following provisions of the Further Acquisition Agreement: (a) the formulas used in the definition of “Further Acquisition Payment” to reflect the revised Investor’s Proportion and Seller’s Proportion; (b) the definition of “Relevant Leakage” to refer to the revised Investor’s Proportion; and (c) clause 2.2.1 to reflect the revised Seller’s Proportion, provided always that, in the event that the Investor’s Proportion following such reduction would not exceed 50 per cent., the Seller or the Investor may, in its absolute discretion give notice in writing to the other parties to terminate this Agreement and all Transaction Documents with immediate effect. Unbundling and Consent Condition 4.2.6 The parties shall use reasonable endeavours to ensure that the Unbundling Condition and the Consent Condition are satisfied as soon as possible and in any event so as to enable satisfaction of such conditions before the Long Stop Date save that neither party shall be required to take such action which would be likely to have such a detrimental effect on the current or future development of the business of that party that it would be unreasonable to expect that party to take it (including divestments or other remedies that are not reasonably acceptable to the parties). 4.2.7

28 (i) The Seller undertakes to procure that NGG: (a) submits the B4 Notification to GEMA as soon as reasonably practicable after the date of this Agreement subject to the Investor having provided all relevant information required for such B4 Notification; (b) subject to Clause 4.1.5, submits a formal request to GEMA as soon as reasonably practicable after the date of this Agreement, which specifies the consent required to satisfy the Consent Condition (the “Consents Application”); (c) regularly reviews with the Investor and its advisers progress towards satisfying the Unbundling Condition and the Consent Condition; (d) keeps the Investor informed of material contact with GEMA and provides the Investor with copies of all relevant documentation in relation thereto and gives the Investor the opportunity to participate in any calls or meetings with GEMA and to make oral submissions on such calls or at such meetings; (e) provides the Investor and its advisers with a reasonable opportunity to review and provide comments on drafts of any correspondence or communications prior to their submission to GEMA (redacting any commercially sensitive information), and takes account of any such comments. The Seller shall promptly provide the Investor with the final form of such correspondence or communications submitted to GEMA (redacting any commercially sensitive information); (f) responds as soon as reasonably practicable to requests from GEMA for additional information or documentation and to supplement such B4 Notification and/or the Consents Application as requested by GEMA; and (g) notifies the Investor of the satisfaction of the Unbundling Condition and the Consent Condition within two Business Days of becoming aware of satisfaction of each; (ii) The Investor shall: (a) use reasonable endeavours to provide all information required for the B4 Notification to NGG within 15 Business Days of the date of this Agreement; (b) use reasonable endeavours to secure satisfaction of the Unbundling Condition and the Consent Condition, including proposing, negotiating, offering to commit and agreeing and executing any undertakings or conditions, where necessary to ensure that the Unbundling Condition and the Consent Condition are satisfied as soon as possible and, in any event, prior to the Long Stop Date provided that this shall not require either party to take such action which would be likely to have such a detrimental effect on the current or future development of the business of that party that it would be

29 unreasonable to expect that party to take it (including divestments or other remedies that are not reasonably acceptable to the parties); (c) respond promptly to requests from the Seller for any additional information or documentation required in relation to the Unbundling Condition and/or the Consent Condition; (d) notwithstanding the terms of the Confidentiality Agreement: (i) respond as soon as reasonably practicable to requests from GEMA for additional information or documentation as requested by GEMA; (ii) be permitted to discuss the Unbundling Condition and the Consent Condition and any aspects of the Transaction relevant to the Unbundling Condition or the Consent Condition with any Competent Authority; and (iii) provide the Seller (or its advisors) a reasonable opportunity to review and provide comments on such responses (redacting any commercially sensitive information), and take account of any such comments, and to the extent acceptable to the Competent Authority to allow the Seller (or its advisors) to attend such discussions; (e) regularly review with the Seller and its advisers progress towards satisfying the Unbundling Condition and the Consent Condition; and (f) notify the Seller of the satisfaction of the Unbundling Condition and the Consent Condition within two Business Days of becoming aware of satisfaction of each. 4.2.8 Prior to the Closing Date, the Seller shall: (i) in connection with Consent No.9 issued by GEMA dated 1 October 2015 under Standard Special Condition A39 only, procure that NGG submits applications to GEMA to obtain consent, approval or direction (as applicable) granted by GEMA to NGG in writing pursuant to the GasT Licence for a consent to allow NGG and NGGH to be party to the Investor’s VAT group, and use reasonable endeavours to obtain such consent, approval or direction (as applicable); and (ii) [***] 4.2.9 Without prejudice to Clause 4.2.6, the Seller and the Investor agree that all requests and enquiries from any government, governmental, supranational or trade agency, court or other regulatory body which relate to the satisfaction of the conditions set out in Clauses 4.1.4 and 4.1.5 shall be dealt with by the Seller and the Investor in consultation with each other and the Seller and the Investor shall promptly co- operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other. 4.3 Non-Satisfaction If any of the conditions in Clause 4.1 are not satisfied by 5.00 p.m. on the Long Stop Date the Investor or the Seller may, in its sole discretion, terminate this Agreement (other than the Surviving Clauses) and neither the Seller nor the Investor shall have any claim against the

30 other under it, save for any claim arising from breach of any obligation contained in Clause 4.2. 5 Pre-Closing 5.1 The Seller’s Obligations in Relation to the Conduct of Businesses 5.1.1 The Seller undertakes to procure that between the date of this Agreement and the Closing Date each Existing GasT Subsidiary shall carry on its business as a going concern in the ordinary course as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Investor (such consent not to be unreasonably withheld or delayed). 5.1.2 The Seller undertakes to procure that between the date of this Agreement and the Closing Date NGG shall carry on its business in accordance with the GasT Licence and all applicable law. 5.1.3 Pending agreement of the Initial Budget, the Investor and the Seller agree that the Businesses shall be conducted in all material respects in accordance with the Existing Budget. 5.1.4 Without prejudice to the generality of Clause 5.1.1 and subject to Clause 5.2, the Seller undertakes to procure that, between the date of this Agreement and the Closing Date, each Existing GasT Subsidiary shall not except as expressly permitted by this Agreement or as may be required to give effect to and to comply with this Agreement without the prior written consent of the Investor (such consent not to be unreasonably withheld or delayed): (i) enter into, terminate or materially vary any Material Contract; (ii) enter into or materially vary any material Affiliate Contract; (iii) acquire, dispose of, or agree to acquire or dispose of, any material business asset with a fair market value of £50,000,000 or more (exclusive of VAT); (iv) commence or settle any litigation, arbitration, adjudication, other legal proceedings and/or material regulatory disputes where such matter is either outside the ordinary course of business or exceeds £5,000,000; (v) materially alter the terms and conditions of, or provide any new contractual benefits to any Employees or enter into new or renegotiate any existing framework agreements, recognition agreements or collective bargaining agreements with trade unions or any other body representing the Employees other than in the ordinary course as carried on prior to the date of this Agreement or as required by Laws; (vi) dismiss, save for misconduct reasons, any Senior Employee, or induce any Senior Employee to resign from their employment; (vii) make any change to its accounting or Tax practices or policies except as required by Laws; (viii) acquire or agree to acquire any share, shares or other interest in any joint venture, partnership or other incorporated or unincorporated association with another entity;

31 (ix) dispose of, create, allot or issue, or grant an option to subscribe for, or repay, redeem or repurchase any share capital of any Existing GasT Subsidiary; or (x) incur any additional borrowings or incur any other Indebtedness in the nature of borrowings in each case in excess of £50,000,000 (excluding, for the avoidance of doubt, any borrowings or Indebtedness provided in Clause 5.2) and other than in the ordinary course of business (including for working capital purposes). 5.2 Exceptions to Seller’s Obligations in Relation to the Conduct of the Businesses Clause 5.1 shall not operate so as to prevent or restrict: 5.2.1 any matter reasonably undertaken by any member of the GasT Group in an emergency or disaster situation or as may be required by the Seller’s Group’s health and safety policies (including to safeguard directors, officers, employees, contractors, agents or other natural persons against actual, threatened or potential hazards, dangers or harm in the workplace or elsewhere) with the intention of minimising any adverse effect of such situation in relation to the GasT Group or the Seller’s Group; 5.2.2 any matter or action taken to implement the Pre-Closing Steps; 5.2.3 any: (i) utilisation, prepayment or repayment of NGG’s revolving credit facilities existing on the date of this Agreement; (ii) incurrence of financial indebtedness (including, without limitation, under the NG Loan Agreement) in connection with: (a) funding the working capital, capital investment or other operational requirements (including any refinancing of such amounts) of NGG; (b) refinancing an EIB Loan or any other financial indebtedness that is expected to mature within 12 months of the date of incurrence of such new financial indebtedness; (c) the payment of a dividend by an Existing GasT Subsidiary; or (d) funding the repayment by NGG of any amount borrowed by it under the NG Loan Agreement; (iii) prepayment or repayment of any loans made under an EIB Loan or any other financial indebtedness that matures or is expected to mature within 12 months of the date of such prepayment or repayment; (iv) prepayment or repayment of amounts owed to NG or NGG, as applicable, under the NG Loan Agreement; (v) incurrence of financial indebtedness under, or increase of any facility limit or sub-limit under or any other amendment to the terms of, the BNPP Margin Waiver Facility; and (vi) entry into any hedging by NGG in the ordinary course of business for non- speculative purposes, in each case subject to and in accordance with the terms set out therein provided that (A) the Seller shall notify the Investor as soon as reasonably practicable of any incurrence of additional financial indebtedness by NGG pursuant to paragraphs (i)

32 or (iii) above (other than in respect of any financial indebtedness incurred under the NG Loan Agreement); (B) the Seller shall consult with the Investor prior to the incurrence of any financial indebtedness incurred pursuant to paragraph (ii)(b) above, to the extent that the proposed terms of the financial indebtedness are materially different to the terms of the financial indebtedness being refinanced; and (C) the Investor may, no more frequently than once per month, request confirmation from the Seller of the then outstanding balance of the NG Loan Agreement and the Seller shall promptly respond to such request; 5.2.4 any assignment of any Seller Trade Mark from any Existing GasT Subsidiary to another member of the Seller’s Group (excluding any GasT Group Company or Existing GasT Subsidiary); 5.2.5 any settlement in respect of the unincorporated joint venture dispute, further details of which are set out in folder 19.0 of the Data Room; 5.2.6 the entry into the Collective Bargaining Agreement, provided that the Seller shall notify the Investor as soon as reasonably practicable in the event that the terms of the Collective Bargaining Agreement are rejected by any Trade Union and keep the Investor reasonably informed of any discussions with the Trade Unions regarding the terms of the Collective Bargaining Agreement from time to time; 5.2.7 any action required to be undertaken to comply with: (i) applicable legal or Regulatory Requirements (including but not limited to NGG procuring gas in accordance with NGG’s functions under the UNC); and (ii) the terms of the Transaction Documents or any other document entered into pursuant to an express provision of any Transaction Document; 5.2.8 any matter or action permitted under the Transaction Documents or in respect of clauses 5.1.4(i), 5.1.4(iii) and 5.1.4(x) only, expenditure or agreement to incur expenditure contained in the Vendor Model; 5.2.9 any agreement or agreements being entered into or action otherwise taken by an Existing GasT Subsidiary to implement: (i) the contingent funding arrangements and flexible apportionment arrangements (pursuant to the Occupational Pension Schemes (Employer Debt) Regulations 2005 (as amended)) which NGG has agreed to put in place in respect of the NGUK Pension Scheme, details of which are provided in the Data Room; and (ii) the transfer of pension liabilities to and/or from the NGUK Pension Scheme in connection with the Employees (including any Senior Employees) who are or who become members of the NGUK Pension Scheme, provided that the prior written agreement of the Investor is obtained (such consent not to be unreasonably withheld or delayed) save where the agreements or the arrangements being entered into in paragraphs (i) and (ii) above are in substantially the same format to the drafts provided in the Data Room and disclosed to the Investor prior to the date of this Agreement; or 5.2.10 entry into the Gas Forecasting GSA; and

33 5.2.11 entry into the IP Rights Agreement, provided, in each case, that the Seller shall notify the Investor as soon as reasonably practicable of any action taken or proposed to be taken as described in this Clause 5.2, shall provide to the Investor all such information as the Investor may reasonably request and shall use reasonable endeavours to consult with the Investor in respect of such action. 5.3 Insurance Without prejudice to the generality of Clause 5.1.1, between the date of this Agreement and Closing the Seller: 5.3.1 shall and/or shall procure that the relevant members of the Seller’s Group shall maintain in force GasT Insurance Policies and all Seller’s Insurance Policies which the GasT Group Companies have the benefit of or procure that the GasT Group Companies put in place relevant insurance policies at the date of this Agreement for the benefit of the GasT Group Companies; and 5.3.2 shall procure that, if any member of the GasT Group becomes aware of any event, act or omission that would entitle it to make or notify a claim under the Captive Insurance Policies with a value in excess of any attachment point in such policy, such member of the GasT Group shall notify such claim under the Captive Insurance Policies in respect of that event, act or omission prior to Closing. 5.4 Pre-Closing Steps obligations 5.4.1 Prior to the Closing Date, the Seller shall procure that the Pre-Closing Steps are implemented in accordance with Part A of Schedule 2 and the Steps Plan. 5.4.2 Prior to Closing, the Seller shall use reasonable endeavours to procure that prior to Closing the following transfers of certain assets and rights by the Retained Group (as defined in the Legal VDD Report) to the Existing GasT Subsidiaries as set out in the Legal VDD Report and the Real Estate VDD Report and described as to be completed prior to Closing are implemented: (i) the transfers of certain properties described in the Real Estate VDD Report; and (ii) as applicable, the transfer, sublicence, novation or partial novation of Material Supply Contracts and the IT Contracts (as defined in the Legal VDD Report) to the Existing GasT Subsidiaries. 5.4.3 On the Incorporation Date: (i) the parties shall procure that the Pre-Closing Steps are implemented in accordance with Part B of Schedule 2 and the Steps Plan and that each member of the Seller’s Group, the Investor’s Group and the GasT Group shall take all such steps to duly execute all instruments, documents and agreements and do all such acts and things as may be reasonably necessary in connection therewith; and (ii) the Seller shall subscribe for the Minority Owner Shares and the Investor shall subscribe for the Majority Owner Shares in accordance with paragraphs 1.1.2 and 1.1.3 (respectively) of Part B of Schedule 2.

34 5.4.4 If this Agreement is terminated under Clause 4.3 or Clause 6.6.3, the Investor shall sell with full title guarantee and free from Encumbrances and the Seller shall purchase the Majority Owner Shares in consideration for the payment by the Seller of an amount equal to the Investor Subscription Amount. 5.4.5 Completion of the sale and purchase of the Majority Owner Shares in accordance Clause 5.4.4, if applicable, shall occur on the third Business Day following the date on which this Agreement is terminated. On completion of such transfer: (i) the Investor shall deliver to the Seller a duly executed instrument of transfer for the Majority Owner Shares and notify the Seller of the details of the bank account into which the payment of the amount referred to in Clause 5.4.4 shall be made; and (ii) the Seller shall pay the amount referred to in Clause 5.4.4 to the Investor in cleared funds. 5.5 MidCo financing 5.5.1 The Investor shall procure that: (i) each of GasT MidCo and GasT PledgeCo enter into the GasT MidCo Financing Documents prior to the Closing Date; and (ii) GasT MidCo takes all necessary actions and satisfies all conditions precedent required to draw down an amount equal to the GasT MidCo Closing Utilisation Amount pursuant to the GasT MidCo Financing Documents on the Closing Date. 5.5.2 The Investor agrees that it: (i) shall use reasonable endeavours to procure that any other party required to: (a) enter into any GasT MidCo Financing Documents or document ancillary thereto; or (b) take any action required or that would be desirable to enable GasT MidCo to draw down an amount equal to the GasT MidCo Closing Utilisation Amount pursuant to the GasT MidCo Financing Documents on the Closing Date, enters into such document or takes such action; and (ii) shall not (and shall procure that no other person shall) take any action to: (a) terminate the GasT MidCo Debt Commitment Letter; (b) terminate or cancel the commitments given by the lenders under the GasT MidCo Financing Documents once such documents have been executed by the parties to them; or (c) terminate the GasT OpCo Debt Commitment Letter, unless this Agreement has been terminated in accordance with its terms. 5.5.3 If Closing does not occur, the Investor shall pay to GasT MidCo or GasT PledgeCo, as applicable, (without set-off, counterclaim or deduction) the amount required by

35 GasT MidCo or GasT PledgeCo to pay all fees, costs and/or expenses to any party in connection with the MidCo Financing Documents (including, without limitation, the amount of any commitment or ticking fee). The Investor shall make any such payments prior to the date on which GasT MidCo or GasT PledgeCo, as applicable, is required to pay such third party. 5.5.4 The Seller undertakes to: (i) exercise its voting rights, use any and all power vested in it from time to time as shareholder of GasT TopCo (once incorporated) and to cooperate in good faith with the Investor in relation to procuring GasT MidCo and GasT PledgeCo enter into the GasT MidCo Financing Documents prior to the Closing Date; and (ii) promptly provide to the Investor all such information reasonably required in connection with the entry by GasT MidCo and GasT PledgeCo into the GasT MidCo Financing Documents. 5.5.5 On or prior to the Closing Date: (i) each of NGG and NGGH shall be permitted to enter into the NGG-NGGH Loan Amendment Agreement; and (ii) NGG shall be permitted to enter into the NGG Deed Poll and take such other action as may be necessary or desirable in connection with the NGG Deed Poll including, without limitation, the making of any public announcement relating to the NGG Deed Poll. 5.6 Initial Budget Prior to the Closing Date, representatives of the Investor and the Seller shall agree the Initial Budget for the GasT Group that shall apply for the period from Closing (which shall be the Initial Budget referred to as being in Agreed Form in the Shareholders’ Agreement). 5.7 Affiliate Contracts 5.7.1 On or prior to Closing, the Seller shall procure that the Terminating Affiliate Contracts are terminated, at the cost of the Seller, and the Seller shall procure that each member of the GasT Group shall be released and discharged from any obligation or liability (whether actual or contingent) and each member of the Seller’s Group waives all claims that they may have against the Existing GasT Subsidiaries. 5.7.2 The parties acknowledge that, from time to time, there may be Affiliate Contracts which the parties (both acting reasonably) agree are no longer required or ought reasonably to have been terminated on Closing, but were not terminated. Following Closing, the Seller and the Investor agree to: (i) acting reasonably, procure at the Seller’s cost, the termination of any such Affiliate Contract which the parties agree ought to be terminated; and (ii) take, at the Seller’s cost, all reasonable steps required to effect such termination, provided that the Seller shall procure that each member of the GasT Group shall be released and discharged from any obligation or liability (whether actual or contingent) and each member of the Seller’s Group waives all claims that they may have against the Existing GasT Subsidiaries in relation to such Affiliate Contract to be terminated.

36 5.8 Committee The Seller and the Investor shall establish a committee in accordance with the provisions set out in Schedule 9. 5.9 Further Excess Cash Dividend The parties hereby agree that, in the event that the Closing Date shall fall on or after 1 March 2023, the Seller shall procure that, no later than five Business Days prior to Closing, NGGH shall declare and pay a dividend to the Seller (the “Further Excess Cash Dividend”). The Further Excess Cash Dividend shall be an amount equal to (i) an amount calculated by applying a rate of 5 per cent. per annum to the Base Consideration over the period from (and including) 1 March 2023 to (and including) the Closing Date, such amount to accrue daily plus (ii) £P less £23,775,942. 6 Exchange and Closing 6.1 Obligations on exchange 6.1.1 At the date of this Agreement, the Seller shall deliver or make available to the Investor: (i) a copy of the minutes of a meeting of the board of directors of the Seller authorising the execution of this Agreement and any Transaction Document to which it is a party and appointing the relevant signatory or signatories to sign such Transaction Documents on the Seller’s behalf; (ii) a copy of any power of attorney in the Agreed Form pursuant to which the Seller is executing this Agreement and any Transaction Document; (iii) the Further Acquisition Agreement, duly executed by the Seller; (iv) the Equity Commitment Letters, duly executed by way of acknowledgement by the Seller (to the extent applicable); and (v) the Disclosure Letter signed by the Seller. 6.1.2 At the date of this Agreement, the Investor shall deliver or make available to the Seller: (i) a copy of the minutes of a meeting of the board of directors of the Investor authorising the execution of this Agreement and any Transaction Document to which it is a party and appointing the relevant signatory or signatories to sign such Transaction Documents on the Investor’s behalf; (ii) a copy of any power of attorney in the Agreed Form pursuant to which the Investor is executing this Agreement and any Transaction Document; (iii) the Further Acquisition Agreement, duly executed by the Investor; (iv) the Equity Commitment Letters duly executed by each party to them other than the Seller; and (v) a counterpart Disclosure Letter signed by way of acknowledgement of receipt by the Investor.

37 6.2 Date and place 6.2.1 Subject to Clause 4: (i) Closing shall take place at 1:00 p.m. at the offices of the Seller’s Lawyers on the last Business Day of the month after the month in which notification of the fulfilment or waiver of the condition(s) set out in Clause 4.1 (“CP Satisfaction”) takes place; or (ii) if less than 24 Business Days (or in the case of Clause 6.5.2, 22 Business Days) remain between notification of CP Satisfaction and the last Business Day of the following month, Closing shall take place at 1.00 p.m. at the offices of the Seller’s Lawyers on the last Business Day of the subsequent month; or (iii) Closing shall take place at such other location or date as may be agreed in writing between the Investor and the Seller. 6.3 Closing Events 6.3.1 On Closing the Parties shall comply with their respective obligations specified in Schedule 3 and Schedule 4. 6.3.2 The Seller may waive some or all of the obligations of the Investor as set out in Schedule 3 and Schedule 4, the Investor may waive some or all of the obligations of the Seller as set out in Schedule 3 and Schedule 4 and the Seller and the Investor acting together may waive some or all of the obligations of the New GasT Subsidiaries as set out in Schedule 3 and Schedule 4. 6.4 When Closing shall have taken place 6.4.1 Without prejudice to Clause 6.6, all documents, monies and items delivered at, or prior to Closing pursuant to Clause 6.3 and Schedule 3 shall be held by the recipient to the order of the person delivering the same until such time as Closing shall take place pursuant to Clause 6.4.2. 6.4.2 Provided all items required have been delivered at Closing (or delivery of such waived by the person entitled to receive the relevant document or item), the documents, monies and items delivered pursuant to Clause 6.3 and Schedule 3 shall cease to be held to the order of the person delivering them and Closing shall have taken place. 6.5 Notifications to determine payments on Closing 6.5.1 Subject to Clause 6.5.3, not less than 23 Business Days prior to Closing, the Investor shall provide the Seller and GasT Midco with a notice confirming the value of £M and £P for the purposes of calculating the NGGH Consideration pursuant to this Agreement. 6.5.2 If notification of CP Satisfaction is given on 29 September 2023, the Investor shall provide the Seller the information required by Clause 6.5.1 not less than 22 Business Days prior to Closing. 6.5.3 Not less than 21 Business Days prior to Closing, the Seller shall provide the Investor and GasT MidCo with a schedule (the “Payment Schedule”) setting out the NGGH Consideration. If the Seller becomes aware after the date of this Agreement of any

38 matter which constitutes a breach of Clause 11.1, the Payment Schedule delivered by the Seller pursuant to this Clause 6.5.3 shall set out the nature and amount of such Leakage arising as a result of the relevant breach of Clause 11.1 and the amount of the NGGH Consideration payable by GasT MidCo to the Seller in respect of the NGGH Transfer shall be reduced by such amount being equal (i) to the cash or cash equivalent value of such Leakage, plus (ii) an amount equal to interest at 5 per cent. on the amount of such Leakage from (and including) the later of the 1 April 2022 and the date that the relevant Leakage occurred (save for in respect of the Excess Cash Dividend on which interest at 5 per cent. shall accrue from (and including) the 1 April 2022 irrespective of the date on which the Excess Cash Divdend is paid) to (but excluding) the Closing Date)((i) and (ii) together, the “Notified Leakage”). 6.5.4 If Closing is deferred beyond the intended Closing Date in accordance with this Agreement, and a Payment Schedule has been delivered to the Investor prior to such notification or deferral occurring, the Seller shall deliver a revised Payment Schedule in accordance with Clause 6.5.1 no later than twenty Business Days prior to such notified or deferred Closing Date, and the Payment Schedule previously submitted shall cease to apply for all purposes. 6.6 Breach of Closing Obligations If a party fails to comply with any material obligation in Clauses 6.3 or 6.5 or Schedule 3, the Investor, in the case of non-compliance by the Seller, or the Seller, in the case of non- compliance by the Investor, shall be entitled (without prejudice to the right to claim damages or other compensation) by written notice to the other on the Closing Date: 6.6.1 to effect Closing so far as practicable having regard to the defaults which have occurred; or 6.6.2 to fix a new date for Closing (being the last Business Day of the following month) in which case the provisions of Schedule 3 shall apply to Closing as so deferred but provided such deferral may only occur once; or 6.6.3 provided that Closing has been deferred under Clause 6.6.2 by the party serving notice hereunder on not less than two occasions, to terminate this Agreement (other than the Surviving Clauses) without liability on their part. 7 Indemnity 7.1 The Seller undertakes to pay to GasT MidCo within 10 Business Days of written demand an amount equal to 100 per cent. of all Losses which any Existing GasT Subsidiary suffers or incurs to the extent arising from the implementation of Steps A.1 to A.7 (inclusive) of the Steps Plan. 7.2 The Seller shall not be liable under Clause 7.1 if and to the extent that, as a result of the facts or circumstances giving rise to a liability of the Seller under Clause 7.1: 7.2.1 a cash Tax liability for which an Existing GasT Subsidiary would otherwise have been accountable or liable to be assessed (and for which the Seller is not liable under this Agreement or the Tax Indemnity (in each case, ignoring any financial limitations)) in the accounting period in which the relevant liability of the Seller under Clause 7.1 arises or the subsequent accounting period (and for these purposes it shall be

39 deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) is or will be reduced (or extinguished) as a result of the utilisation of any Relief arising as a result of the facts or circumstances giving rise to a liability of the Seller under Clause 7.1; or 7.2.2 a cash refund has been received or will be received by an Existing GasT Subsidiary from a Tax Authority in the accounting period in which the relevant liability of the Seller under Clause 7.1 arises or the subsequent accounting period (and for these purposes it shall be deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) as a result of the facts or circumstances giving rise to a liability of the Seller under Clause 7.1. 7.3 The Seller undertakes to pay to GasT MidCo within 10 Business Days of written demand an amount equal to 100 per cent. of all Losses which any Existing GasT Subsidiary suffers or incurs: 7.3.1 in respect of or on account of CCL arising in respect of any “taxable supplies” (as defined in Schedule 6 to the Finance Act 2000) made or deemed to be made to an Existing GasT Subsidiary on or before the Locked Box Date; 7.3.2 in respect of irrecoverable VAT arising (i) in respect of a Tax Period ending on or prior to the Locked Box Date (and for these purposes, Clause 2.2 of the Tax Indemnity shall apply mutatis mutandis), and (ii) directly as a result of the ongoing VAT audit of the Seller’s Group (including the Existing GasT Subsidiaries). 7.4 The Seller shall not be liable in respect of any CCL Claim or VAT Claim if and to the extent that: 7.4.1 the underlying liability of the relevant GasT Subsidiary giving rise to the CCL Claim or VAT Claim was discharged prior to the Locked Box Date and such discharge was reflected in the Locked Box Accounts; 7.4.2 it arises or is increased as a result of a breach by the Investor of its obligations under Clause 15.6; 7.4.3 it arises or is increased as a result of a voluntary Transaction carried out by a member of the Investor’s Group (at any time) or a GasT Group Company (after Closing) outside the ordinary course of business of the company concerned as carried on at Closing which the Investor knew or ought reasonably to have known would give rise the relevant liability and which has been carried out otherwise than pursuant to a legally binding obligation (whether or not conditional) entered into by any GasT Group Company on or before Closing. For the avoidance of doubt, a Transaction carried out at the written request of the Seller, or otherwise which the member of the Investor’s Group or GasT Group Company was required to carry out under this Agreement or that is required by applicable law, shall not be a voluntary Transaction for these purposes; 7.4.4 in respect of any interest and penalties if and to the extent that such interest and penalties are attributable to unreasonable delay by the Investor, any member of the Investor’s Group or, after Closing, any GasT Group Company, to pay to a third party any amounts paid by the Seller under this Clause 7; or 7.4.5 if and to the extent that the Taxation has been borne by a person other than a GasT Group Company or a member of the Investor’s Group.

40 7.5 The indemnities in this Clause 7 shall only apply from, and subject to, Closing occurring. 8 Hive Out Agreement Warranty So far as the Seller is aware, there is no actual, pending or threatened claim by Cadent Gas Limited (formerly National Grid Gas Distribution Limited) against NGG under the Hive Out Agreement. 9 Employee share plans 9.1 In respect of any share incentive, share option or other incentive plan granted before Closing to an Employee, the Seller shall be liable to pay (or procure payment) to GasT MidCo (or as it directs) on the due date for payment an amount equal to: 9.1.1 any employer’s social security contributions, health and social care levy and apprenticeship levy (or any similar or equivalent Tax for which the Existing GasT Subsidiaries are required to account to a Tax Authority in connection with any share incentive, share option or other incentive plan granted before Closing to an Employee (other than Tax falling within Clause 9.1.2)) payable by the Existing GasT Subsidiaries arising after Closing; and 9.1.2 any amount which the Existing GasT Subsidiaries are required to withhold and account for (on behalf of Employees) arising after Closing to a relevant Tax Authority, net of the amount by which a cash Tax liability for which an Existing GasT Subsidiary would otherwise have been accountable or liable to be assessed in the accounting period in which payment under this Clause 9.1 is made or the subsequent accounting period (and for these purposes it shall be deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) is or will be reduced (or extinguished) as a result of the utilisation of any Relief available to any GasT Group Company as a result of the matter giving rise to a payment under this Clause 9.1, and for such purpose GasT MidCo shall procure that the Seller is appointed as each of the Existing GasT Subsidiaries’ agent to collect (or procure collection of) any employees’ social security contributions, health and social care levy, income tax and any other Tax due under pay as you earn or any other equivalent withholding system payable by the Existing GasT Subsidiaries. 9.2 The parties shall procure that if any Existing GasT Subsidiary: 9.2.1 becomes aware after Closing of any matter which could give rise to a liability under Clause 9.1, it shall give notice of that matter to the Seller as soon as reasonably practicable (to the extent notice has not already been provided under Clause 9.3.1); and 9.2.2 is requested by any member of the Seller’s Group to provide the Seller’s Group with any information reasonably required to allow the Seller to calculate amounts payable under Clause 9.1, it shall provide the Seller (or the relevant members of the Seller’s Group, as appropriate) with all information reasonably required relating to the calculation of such amounts at least five Business Days before the due date for payment under Clause 9.4. 9.3 If the Seller: 9.3.1 becomes aware after Closing of any matter which could give rise to a liability under Clause 9.1, it shall give notice of that matter to GasT MidCo as soon as reasonably

41 practicable (to the extent notice has not already been provided under Clause 9.2.1); and 9.3.2 is requested by an Existing GasT Subsidiary to provide the Existing GasT Subsidiaries with any information reasonably required to allow the Existing GasT Subsidiaries to verify the Seller’s calculation of any amounts payable under Clause 9.1 or to comply with its own Tax filing obligations, it shall provide the Existing GasT Subsidiaries with all information reasonably requested at least three Business Days before the due date for payment under Clause 9.4. 9.4 The due date for payment under Clause 9.1 shall be 10 Business Days before the latest date on which the relevant Tax may be paid to any Tax Authority without a liability to interest and penalties arising or, if payment has already been made, five Business Days after service by GasT MidCo of a notice containing a written demand. 9.5 On the Closing Date, the Seller shall pay to NGG an amount equal to the Transaction Bonuses and any employer’s social security contributions, health and social care levy, and apprenticeship levy (or any similar or equivalent Tax for which NGG is required to account to a Tax Authority) payable by NGG in connection with the payment of the Transaction Bonuses (such amount to be adjusted in accordance with Clause 19.14.4), net of the amount (if any) by which the Investor determines a cash Tax liability for which an Existing GasT Subsidiary would otherwise have been accountable or liable to be assessed in the accounting period in which payment under this Clause 9.5 is made or the subsequent accounting period (and for these purposes it shall be deemed that the accounting reference date of each Existing GasT Subsidiary remains 31 March) is or will be reduced (or extinguished) as a result of the utilisation of any Relief available to NGG as a result of the matter giving rise to a payment under this Clause 9.5, and, subject to such payment being made by the Seller to NGG, the Seller and the Investor shall procure the payment by NGG of such Transaction Bonuses in accordance with the terms of the relevant Transaction Bonus Letters (net of any applicable withholdings or deductions for or on account of Tax required by law) and the payment to HMRC of any amounts withheld or deducted for or on account of Tax from Transaction Bonus payments any applicable employer’s social security contributions, health and social care levy, and apprenticeship levy. [***] 9.6 Any payment made under Clauses 9.1 shall be treated so far as lawfully possible as an adjustment of the NGGH Consideration and the NGGH Consideration shall be deemed to have been reduced by the amount of such payment. 10 Seller Trade Marks 10.1 Use of the Seller Trade Marks The provisions set out in this Clause 10 and Part 1 of Schedule 11 shall apply to the use of the Seller Trade Marks with effect from Closing. 10.2 Change of company names As soon as practicable following the Closing Date, and in any event no later than the date falling 20 Business Days following the Closing Date, the parties shall procure that the name of each GasT Group Company incorporating any Seller Trade Mark shall be changed to a name which does not consist of, or otherwise incorporate, any Seller Trade Mark.

42 11 Leakage 11.1 Warranty and Undertaking The Seller: 11.1.1 warrants to GasT MidCo that there has been no Leakage from (but excluding) the Locked Box Date to (and including) the date of this Agreement; 11.1.2 undertakes to procure that there will be no Leakage from (but excluding) the date of this Agreement to (and including) the Closing Date, provided that: (i) the Seller shall have no liability to GasT MidCo under Clause 11.1.1 or 11.1.2 if Closing does not occur; and (ii) GasT MidCo’s only right and remedy under this Clause 11.1 shall be a payment made pursuant to Clause 11.2. 11.2 Post-Closing Adjustment for Leakage In the event of any Leakage during the Locked Box Period, the Seller shall, with effect from Closing, on demand by GasT MidCo (a “Leakage Demand Notice”) pay to GasT MidCo by way of adjustment to the NGGH Consideration an amount in cash equal to the cash or cash equivalent value of such Leakage plus an amount equal to interest calculated by applying a rate of 5 per cent. per annum to the amount of the Leakage over the period from (and including) the later of 1 April 2022 and the date on which the Leakage occurred (save for in respect of the Excess Cash Dividend on which interest at 5 per cent. shall accrue from (and including) the 1 April 2022 irrespective of the date of the Leakage) to (and including) the Closing Date, such amount to accrue daily. Clauses 14 and 15 shall not apply to this Clause 11. For the avoidance of doubt, this Clause 11.2 shall not include anything already captured as Notified Leakage or Additional Notified Leakage. 11.3 Additional Leakage If the Seller becomes aware after the date that the Payment Schedule delivered pursuant to Clause 6.5.1 of any matter which constitutes a breach of Clause 11.1 (“Additional Leakage”), the Seller shall deliver to the Investor and GasT MidCo a statement setting out: 11.3.1 the nature and amount of such Additional Leakage arising as a result of the relevant breach of Clause 11.1 following the date of the Payment Schedule and not later than three Business Days prior to the Closing Date; and 11.3.2 the amount of the NGGH Consideration payable by GasT MidCo to the Seller in respect of the NGGH Transfer shall be reduced, by such amount equal to (i) the cash or cash equivalent value of the Additional Leakage, plus an amount equal to interest at 5 per cent. on the amount of the Additional Leakage from (and including) the later of the 1 April 2022 and the date that the Additional Leakage occurred (save for in respect of the Excess Cash Dividend on which interest at 5 per cent. shall accrue from (and including) the 1 April 2022 irrespective of the date of the Leakage) to (but excluding) the Closing Date ((i) and (ii) together the “Additional Notified Leakage”). 11.4 Notice of Claim 11.4.1 The Seller shall not be liable for any claim under Clause 11.2 unless a Leakage Demand Notice is given by GasT MidCo to the Seller within six months following Closing.

43 11.4.2 Such Leakage Demand Notice shall not be valid unless it specifies in reasonable detail the basis of the claim and evidence on which GasT MidCo relies and sets out GasT MidCo’s estimate of the amount of Leakage which is the subject of the claim. 11.5 Limitations on Leakage Claims The aggregate liability of the Seller in respect of any Leakage shall not exceed an amount equal to the Leakage received by, or given for the benefit of, or deemed to be received by, the Seller’s Group. 12 Post-Closing Events 12.1 Post-Closing Steps 12.1.1 As soon as practicable following the Closing Date the parties shall procure that Step 8 of the Post-Closing Steps is implemented in accordance with the Steps Plan and shall take and shall procure that each member of the Seller’s Group, the Investor’s Group and the GasT Group shall take all such steps to duly execute all instruments, documents and agreements and do all such acts and things as may be reasonably necessary in connection therewith. 12.1.2 Following the Closing Date, the parties shall discuss in good faith the appropriate timing for the implementation of Step 9 of the Post-Closing Steps in accordance with the Steps Plan. 12.1.3 The Seller shall not make any changes to the Post-Closing Steps without first obtaining the prior written consent of the Investor, such consent not to be unreasonably withheld or delayed. 12.2 Ultimate Controller Undertaking The Investor shall, and undertakes to procure that any of its associated companies and/or persons who qualify as an ultimate controller pursuant to the GasT Licence with respect to NGG shall, provide NGG with an Ultimate Controller Undertaking, pursuant to which an ultimate controller undertakes to: (i) refrain from any action, and procure that any person which is a subsidiary of, or controlled by, the ultimate controller (other than NGG and its subsidiaries) will refrain from any action, which would be likely to cause NGG to breach any of its obligations under the Gas Act 1986 or the GasT Licence; and (ii) give to NGG, and procure that any person which is a subsidiary of, or controlled by, the ultimate controller (other than NGG and its subsidiaries) will give to NGG, all such information as may be necessary to enable NGG to comply fully with its obligations pursuant to paragraph 1 of Standard Special Condition A26, immediately and in any event no later than seven calendar days after Closing. 12.3 Affiliate Contracts Subject to Clause 5.7, the Seller and the Investor agree and shall procure that the arrangements made pursuant to the Affiliate Contracts shall continue notwithstanding Closing and shall remain in effect in accordance with their terms.

44 13 Warranties 13.1 The Seller’s Warranties 13.1.1 Subject to Clause 13.2, the Seller warrants to the Investor that the statements set out in Schedule 6 are true and accurate as of the date of this Agreement. 13.1.2 Subject to Clause 13.2, the Seller further warrants to the Investor that the Seller’s Warranties will be true and accurate at Closing as if they had been repeated at Closing on the basis that any reference in a Seller Warranty, express or implied, to the “date of this Agreement” is to be construed as a reference to the Closing Date. 13.1.3 On the date falling two Business Days prior to the Closing Date, the Seller shall deliver to the Investor a notice in writing identifying any fact, matter, event or circumstance within the actual knowledge of the Seller that has occurred after the entering into of this Agreement, that would constitute a breach of any of the Seller’s Warranties, at Closing (a “Bring Down Disclosure Letter”). 13.1.4 Any Seller’s Warranty qualified by the expression “so far as the Seller is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of the following persons (with no imputation of the knowledge of any other person): [***]. 13.1.5 The Investor acknowledges and agrees that the Seller does not give or make any warranty or representation as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Investor or any of its directors, officers, employees, agents or advisers on or prior to the date of this Agreement, including in the Diligence Reports, the Information Memorandum, the Disclosure Letter, the KPMG Report and the documents provided in the Data Room. 13.2 Seller’s Disclosures 13.2.1 The Seller’s Warranties (excluding the Fundamental Warranties) are subject to the following matters: (i) any matter which is Disclosed in the Disclosure Letter, the documents provided in the Data Room and the Diligence Reports; and (ii) all written materials Disclosed to the Investor at presentations by management of the GasT Group. 13.2.2 Without limiting Clause 13.2.1, the Seller’s Warranties (excluding the Fundamental Warranties) are, when repeated at Closing, qualified by any matters Disclosed in the Bring Down Disclosure Letter. 13.2.3 References in the Disclosure Letter to paragraph numbers shall be to the paragraphs in Schedule 6 to which the disclosure is most likely to relate. Such references are given for convenience only and shall not limit the effect of any of the disclosures, all of which are made against the Seller’s Warranties as a whole. 13.3 The Investor’s Warranties 13.3.1 The Investor warrants to the Seller that the statements set out in Schedule 7 are true and accurate as of the date of this Agreement.

45 13.3.2 The Investor further warrants to the Seller that the statements set out in Schedule 7 will be true and accurate at Closing as if they had been repeated at Closing. 13.4 The New GasT Subsidiaries’ warranties 13.4.1 Each of the New GasT Subsidiaries warrants to the Seller and the Investor that the statements set out in Schedule 8 are true and accurate in respect of such New GasT Subsidiary as of the date of the respective Deed of Adherence. 13.4.2 Each of the New GasT Subsidiaries warrants to the Seller and the Investor that the statements set out in Schedule 8 will be true and accurate at Closing in respect of such New GasT Subsidiary as if they had been repeated at Closing. 14 Limitation of Liability 14.1 Time Limitation for Claims and Tax Claims 14.1.1 The Seller shall not be liable for any Claim, CCL Claim, VAT Claim, or Tax Claim unless a notice of the Claim, CCL Claim, VAT Claim, or Tax Claim is given by the Investor to the Seller specifying the matters set out in Clause 15.2: (i) in the case of any CCL Claim, VAT Claim or Tax Claim, within seven years following Closing; (ii) in the case of any Claim under paragraph 10 of Schedule 6, within three years following Closing; (iii) in the case of any Fundamental Warranty Claim, within 18 months following Closing; and (iv) in the case of any other Claim, within 24 months following Closing. 14.1.2 The Seller shall not be liable claim in respect of the Hive Out Agreement Warranty unless notice of a claim is given by the Investor to the Seller within 4 years following Closing. 14.1.3 The Seller shall not be liable for any Indemnity Claims (other than a CCL Claim or a VAT Claim) unless notice of a claim is given by the Investor to the Seller within 7 years following Closing. 14.1.4 The Seller shall not be liable for any [***] Liability Claim unless a notice of the [***] Liability Claim is given by the Investor to the Seller within 7 years following Closing. 14.2 Minimum Claims 14.2.1 The Seller shall not be liable for any individual Claim or Tax Claim (or a series of Claims or Tax Claims arising from substantially identical facts or circumstances) where the liability agreed or determined for any such Claim or Tax Claim or series of Claims or Tax Claims does not exceed 0.1 per cent. of the Investor Equity Amount. 14.2.2 Where the liability agreed or determined in respect of any such Claim or Tax Claim or series of Claims or Tax Claims exceeds the amount referred to in paragraph 14.2.1, subject as provided elsewhere in this Clause 14, the Seller shall be liable for the amount of the Claim or Tax Claim or series of Claims or Tax Claims as agreed or determined and not just the excess.

46 14.3 Aggregate Minimum Claims 14.3.1 The Seller shall not be liable for any Claim or Tax Claim unless the aggregate amount of all Claims and Tax Claims for which the Seller would otherwise be liable exceeds 1 per cent. of the Investor Equity Amount. 14.3.2 Where the liability agreed or determined in respect of all Claims and Tax Claims referred to in Clause 14.3.1 exceeds the amount referred to in Clause 14.3.1, subject as provided elsewhere in this Clause 14, the Seller shall be liable for the aggregate amount of all Claims and Tax Claims as agreed or determined and not just the excess. 14.4 Maximum Liability The aggregate liability of the Seller: 14.4.1 for all Business Warranty Claims and Tax Claims shall not exceed £1.00; 14.4.2 for all [***] Liability Claims shall not exceed £15 million; 14.4.3 for all claims pursuant to Clause 7.1 shall not exceed £5 million; 14.4.4 for all CCL Claims shall not exceed £10 million; 14.4.5 for all VAT Claims shall not exceed £1 million; 14.4.6 for all claims pursuant to the Hive Out Agreement Warranty shall not exceed £5 million; and 14.4.7 without prejudice to Clause 14.4.1, for all claims (including Fundamental Warranty Claims) shall not exceed the Investor Equity Amount. 14.5 Contingent Liabilities The Seller shall not be liable for any Claim, Indemnity Claim (other than a CCL Claim or VAT Claim) or claim in respect of the Hive Out Agreement Warranty in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable (or paid). 14.6 Losses The Seller shall not be liable for any Claim, Indemnity Claim (other than a CCL Claim or VAT Claim) or claim in respect of the Hive Out Agreement Warranty in respect of any loss of profit, loss of goodwill or any indirect or consequential losses. 14.7 Provisions The Seller shall not be liable for any Claim if and to the extent that specific allowance, provision or reserve is made in the Accounts and/or Locked Box Accounts in respect of the Claim and shall only be liable for any amounts for Claims which exceed that which was provided for within the Accounts and/or Locked Box Accounts in respect of the matter giving rise to the relevant Claim [***] (the “SDLT Provision”). 14.8 Matters Arising Subsequent to this Agreement The Seller shall not be liable for any Claim if and to the extent that the Claim has arisen as a result of:

47 14.8.1 Agreed Matters any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or any other Transaction Document or otherwise at the request in writing or with the approval in writing of the Investor; 14.8.2 Acts of the Investor any act, omission or transaction of the Investor or any member of the Investor’s Group or any of the GasT Group Companies or, following the Incorporation Date the New GasT Subsidiaries, or their respective directors, officers, employees or agents or successors in title, after Closing provided that this shall not apply if such act, omission or transaction was done, committed or effected: (i) in the ordinary and usual course of business; or (ii) in order to comply with law or pursuant to a legally binding commitment to which the GasT Group was subject on or before Closing or in accordance with or approved under the Shareholders’ Agreement; 14.8.3 Changes in Legislation, Regulation or Practice (i) the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; (ii) any change after the date of this Agreement of any generally accepted interpretation or application of any legislation; or (iii) any change after the date of this Agreement of any generally accepted accounting principles, procedure or practice; or 14.8.4 Accounting and Taxation Policies any change in accounting or Taxation policy, bases or practice of (i) the Investor or the Investor’s Group introduced or having effect after the date of this Agreement; or (ii) the GasT Group Companies introduced or having effect after the date of this Agreement as a result of any circumstance within Clause 14.8.1 or 14.8.3 or, in all other cases, after Closing. 14.9 Insurance Without prejudice to Clause 18, the Seller shall not be liable for any Claim if and to the extent that the Losses in respect of which the Claim is made: (i) are covered by a policy of insurance; or (ii) would have been covered if the policies of insurance for the benefit of the GasT Group Companies in force at the date of Closing had been maintained after Closing on no less favourable terms. 14.10 Investor’s Actual or Constructive Knowledge The Seller shall not be liable for any claim under Clause 7 (other than a CCL Claim or VAT Claim) if and to the extent that [***] were aware at the date of this Agreement of any facts,

48 matters or circumstances which would give rise to such a claim being made under Clause 7. 14.11 [***] Liability and [***] Overprovision 14.11.1 If and to the extent that it is determined that the [***] Liability has or will exceed the provision made in the Locked Box Accounts in respect of the [***] Liability (an “[***] Underprovision”), the Seller covenants to pay to GasT MidCo an amount equal to such excess within 20 Business Days of the [***] Underprovision being determined. 14.11.2 If and to the extent that it is determined that there has been an [***] Overprovision, the amount of such [***] Overprovision shall be set off against any payment then due from the Seller under this Agreement and, if and to the extent that it is not so set off, then it shall be paid by the GasT MidCo to the Seller within 20 Business Days of the [***] Overprovision being determined. 14.11.3 Clause 14.1.4 shall apply to Clause 14.11.2 as if references to the Seller were replaced with references to the GasT MidCo or the Investor (as applicable) and vice versa and with such other changes as are necessary. 14.11.4 For the purposes of determining whether there has been an [***] Underprovision or an [***] Overprovision: (i) within 20 Business Days of the Seller becoming aware that a payment is due to (i) [***] or any of its Affiliates, or (ii) HMRC, which, in either case, could give rise to a liability under Clause 14.11.1 or 14.11.2, the Seller shall prepare a calculation of the [***] Liability (and such calculation shall, where applicable, in determining any future liability to Tax that will arise as a result of a reversal of historic disclaiming of capital allowances requested pursuant to Clause 15.7.1(i)(d)(II) below, use the rate currently in force or, if different, the rate announced for the relevant Tax Period) and shall provide supporting documentation and records reasonably required to support such calculation. The Seller shall so far as is practicable consult with the Investor with a view to reducing the potential areas of disagreement; (ii) if the Investor does not within 20 Business Days of the Seller providing the calculation and reasonable supporting documentation and records at (i) above give notice to the Seller that it disagrees with the calculation or any part thereof, such notice stating the reasons for the disagreement in reasonable detail and specifying adjustments which, in the Investor’s opinion should be made to the calculation (the “Investor’s Disagreement Notice”), the calculation shall be final and binding on the Parties for all purposes and whether there has been an [***] Overprovision or an [***] Underprovision, and the quantum thereof, shall have been determined at the expiry of that 20 Business Day period (or, if earlier, the date on which the Investor agrees with the Seller’s calculation). If the Investor gives a valid Investor’s Disagreement Notice within such 20 Business Day period, the Seller and the Investor shall attempt in good faith to reach agreement in respect of the calculation and, if they are unable to do so within 20 Business Days of such notification, the Seller or the Investor may by notice to the other require that the calculation be referred to the Reporting Accountants (a “Referral Notice”);

49 (iii) the Reporting Accountants shall be engaged jointly by the Seller and the Investor on such terms as shall be agreed; provided that neither the Seller nor the Investor shall unreasonably refuse its agreement to terms proposed by the Reporting Accountants or by the other Party. If the terms of engagement of the Reporting Accountants have not been settled within 10 Business Days of the Referral Notice (or such longer period as the Seller and the Investor may agree) then the Reporting Accountants shall be engaged on their standard terms for such an engagement; (iv) except if and to the extent that the Seller and Investor agree otherwise, the Reporting Accountants shall determine their own procedure, but shall: (i) be instructed to determine the amount of the [***] Liability and, therefore, the amount of any [***] Underprovision or [***] Overprovision, (ii) in determining any future liability to Tax, use the rate currently in force or, if different, the rate announced for the relevant Tax Period, and (iii) give the Seller and the Investor reasonable opportunity to make written and oral representations to them (provided copies of written representations are provided to the other Party and the other Party is present for oral representations); (v) the determination of the Reporting Accountants pursuant to Clause 14.11.3(iv): (a) shall be made available to the Seller and the Investor in writing; and (b) unless otherwise agreed by the Seller and the Investor shall include reasons for each relevant determination; and (vi) the Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the Seller, GasT MidCo and the Investor save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). 14.12 Investor’s, GasT TopCo’s and GasT MidCo’s Right to Recover 14.12.1 Recovery for Actual Liabilities The Seller shall not be liable to pay an amount in discharge of any Claim unless and until the liability for which the Claim is made has become due and payable. 14.12.2 Prior to Recovery from the Seller etc. If, before the Seller pays an amount in discharge of any Claim, the Investor, any member of the Investor’s Group or any GasT Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party other than the W&I Insurer a sum which indemnifies or compensates the Investor, any member of the Investor’s Group or any GasT Group Company (in whole or in part) for the loss or liability which is the subject matter of the Claim, the Investor and GasT MidCo shall procure that, before steps are taken to enforce a Claim against the Seller following notification under Clause 15.2, all reasonable steps are taken to enforce the recovery against the third party and any actual recovery (less any Taxation suffered thereon and any reasonable costs incurred in

50 obtaining such recovery) shall reduce or satisfy, as the case may be, such Claim to the extent of such recovery. 14.12.3 Following Recovery from the Seller etc. If the Seller has paid an amount in discharge of any Claim and subsequently the Investor, any member of the Investor’s Group or any GasT Group Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party other than the W&I Insurer a sum which indemnifies or compensates the Investor or any GasT Group Company (in whole or in part) for the loss or liability which is the subject matter of the Claim, the Investor and GasT MidCo shall procure that all steps are taken as the Seller may reasonably require to enforce such recovery and shall, or shall procure that GasT MidCo shall, pay to the Seller as soon as practicable after receipt an amount equal to: (i) any sum recovered from the third party less any Taxation suffered thereon (or which would have been suffered but for the use of an Investor’s Relief) after giving credit for any Relief available to GasT MidCo as a result of payment under this Clause 14.12.3 and any reasonable costs and expenses incurred in obtaining such recovery; or, if less, (ii) the amount previously paid by the Seller to the Investor or GasT MidCo (as appropriate). Any payment made by the Investor or GasT MidCo to the Seller under this Clause 14.12.3 shall be made by way of further adjustment of the NGGH Consideration and the provisions of Clause 3.3 shall apply mutatis mutandis. 14.13 No Double Recovery and no Double Counting No party may recover for breach of or under this Agreement or the Tax Indemnity or otherwise more than once in respect of the same Losses suffered or amount for which the party is otherwise entitled to claim (or part of such Losses or amount), and no amount (including any Tax relief) (or part of any amount) shall be taken into account, set off or credited more than once for breach of or under this Agreement or the Tax Indemnity or otherwise, with the intent that there will be no double counting for breach of or under this Agreement or the Tax Indemnity or otherwise. 14.14 Mitigation of Losses Each party shall procure that all reasonable steps are taken, and all reasonable assistance is given, to the other parties to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability for any claim for breach of or under this Agreement. 14.15 Tax Claims The Seller shall not be liable for any Tax Claim if and to the extent that the exclusions in clause 3 of the Tax Indemnity apply. 14.16 Fraud None of the limitations contained in this Clause 14 shall apply to any claim for breach of or under this Agreement or the Tax Indemnity if and to the extent it arises or is increased as a result of fraud by the Seller.

51 15 Claims 15.1 Notification of Potential Claims If the Investor or GasT MidCo become aware of any fact, matter or circumstance that may give rise to a Claim, Indemnity Claim or [***] Liability Claim, the Investor shall as soon as reasonably practicable give a notice in writing to the Seller setting out such information as is available to the Investor concerning the potential Claim, Indemnity Claim or [***] Liability Claim. 15.2 Notification of Claims Notice of any Claim, Indemnity Claim or [***] Liability Claim shall be given by the Investor or GasT MidCo to the Seller within the time limits specified in Clause 14.1. 15.3 Commencement of Proceedings Any Claim or Indemnity Claim (other than a CCL Claim or VAT Claim) notified pursuant to Clause 15.1 or 15.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six months after: 15.3.1 the notice is given pursuant to Clause 15.1 or 15.2 (as the case may be); or 15.3.2 where Clause 14.5 applies, a contingent liability becomes an actual liability; unless at the relevant time legal proceedings in respect of such Claim or Indemnity Claim have been commenced by being both issued and served. 15.4 Investigation by the Seller In connection with any matter or circumstance that may give rise to a Claim: 15.4.1 the Investor or GasT MidCo on the one hand and the Seller on the other hand shall allow, and shall procure that the relevant GasT Group Company allows, the other party and its financial, accounting or legal advisers to investigate the matter or circumstance alleged to give rise to the Claim and whether and to what extent any amount is payable in respect of such Claim; and 15.4.2 the Investor or GasT MidCo on the one hand shall disclose to the Seller on the other hand all material of which the Investor and GasT MidCo are aware which relates to the Claim and shall, and shall procure that any other GasT Group Companies shall, give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, making such personnel available for factual interviews, preparation for testimony, giving evidence, producing affidavits and other similar activities, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller or its financial, accounting or legal advisers may reasonably request subject to the Seller agreeing in such form as the Investor or GasT MidCo (as appropriate) may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the Claim in question. 15.5 Conduct of Third Party Claims If a matter or circumstance that may give rise to a Claim for breach of or under this Agreement is a result of or in connection with a claim by a third party other than a [***]

52 Liability Claim (a “Third Party Claim”) then the Investor shall, or shall procure that the relevant GasT Group Company shall: 15.5.1 as soon as reasonably possible, but in no event later than 10 Business Days after the Investor or any GasT Group Company receives notice of such Third Party Claim, give written notice thereof to the Seller; 15.5.2 take any action reasonably required to recover amounts related to such Third Party Claim from any person and not take any action which may prejudice or limit any such right; 15.5.3 shall, without undue delay, keep the Seller regularly informed of the developments in relation to the Third Party Claim, including such information as the Seller may reasonably require; and 15.5.4 use all reasonable efforts to maximise the chances of a successful outcome with respect to the Third Party Claim. 15.6 Conduct of Indemnity Claims 15.6.1 If a matter or circumstance arises that may give rise to an Indemnity Claim and that matter or circumstance is a result of or in connection with a claim by or liability to a third party (including any Tax Authority) (the “Third Party”), whether such claim or liability is actual, alleged, threatened, suspected or potential, and whether relied upon by the Investor in bringing or supporting an Indemnity Claim (a “Third Party Indemnity Claim”), then either the Seller shall itself deal with the matter or, at the request in writing of the Seller, the Investor or GasT MidCo shall, or shall procure that the relevant Existing GasT Subsidiary concerned shall, take such action as the Seller may reasonably request to deal with the matter subject to Clause 15.6.1 and subject to the Investor or GasT MidCo and the Existing GasT Subsidiary being indemnified to their reasonable satisfaction by the Seller against all Losses which may be reasonably incurred as a result (which shall not include loss of profit, loss of goodwill or any indirect or consequential losses). 15.6.2 Where, pursuant to Clause 15.6.1, the Seller deals itself with any matter which could give rise to an Indemnity Claim, the Seller shall procure that: (i) the Investor is kept fully and promptly informed of the progress of all such matter; (ii) the Investor receives copies of, or extracts from, all written correspondence (redacted to the extent the subject matter thereof relates solely to the Seller’s Group) to, or from, the Third Party insofar as it is relevant to the matters referred to in Clause 15.6.2(i) above; (iii) the Investor is consulted fully in relation to the matters referred to in Clause 15.6.2 above, the Investor receives a draft of any correspondence to be sent to a Third Party at least 15 Business Days prior to the intended date for submission and any reasonable written comments of the Investor are taken into account in relation to such matters provided the Investor’s comments are received in a timely fashion. 15.6.3 Neither the Investor nor any member of the GasT Group shall be required to take any action or refrain from taking any action, if the Investor or member of the GasT

53 Group concerned reasonably considers such action or omission to be unduly onerous or materially prejudicial to them or to their business. 15.6.4 The Investor shall procure that no admissions in relation to any matter or circumstances that could give rise to a Third Party Indemnity Claim shall be made by or on behalf of the Investor or any member of the GasT Group and the matter or circumstances that could give rise to a Third Party Claim shall not be compromised, disposed of or settled without the written consent of the Seller. 15.7 Conduct of claims relating to [***] Liability 15.7.1 If a matter or circumstance arises that may give rise to a claim or payment obligation under Clause 14.11 as a result of or in connection with the [***] Liability (the “[***] Liability Claim”), then. (i) the Investor shall itself or GasT MidCo shall itself, or the Investor or GasT MidCo or shall procure that the relevant GasT Group Company shall: (a) make any payment within limb (i) of the definition of [***] Liability which it is instructed to make by (or on behalf of) the Seller; (b) consult with the Seller in relation to the conduct of the [***] Liability Claim and shall take reasonable account of the views of the Seller before taking any action in relation to the [***] Liability Claim; (c) procure that no admissions in relation to the [***] Liability Claim shall be made by or on behalf of the Investor or any member of the GasT Group and the [***] Liability Claim shall not be compromised, disposed of or settled without the written consent of the Seller (such consent not to be unreasonably withheld or delayed); (d) at the Seller’s cost and expense: (I) take such action as the Seller may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest the [***] Liability Claim (including making counterclaims or other claims against third parties); and (II) notwithstanding Clause 15.7.1(i)(b) above, clause 6.2 of the Shareholders’ Agreement and clause 6 of the Tax Indemnity, take such action as the Seller may request to mitigate the quantum of the [***] Liability, including such reductions in the capital allowances disclaimed by the Existing GasT Entities in relation to any Tax Period beginning on or prior to the Locked Box Date as the Seller may request; and (ii) the Investor shall, and shall procure that any member of the GasT Group shall give, subject to their being paid all reasonable costs and expenses, all such information and assistance including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller may reasonably request; and 15.7.2 neither the Investor nor any member of the GasT Group shall be required to take any action or refrain from taking any action, if the Investor or member of the GasT Group

54 concerned reasonably considers such action or omission to be unduly onerous or materially prejudicial to them or to their business. 16 W&I Insurance Policy 16.1 W&I Insurance Policy 16.1.1 The Investor acknowledges and agrees that the £1.00 cap contained in Clause 14.4.1 shall apply, notwithstanding any subsequent non-payment under the W&I Insurance Policy, any impairment or expiry or termination of the W&I Insurance Policy or the insolvency of the underwriters of that policy or for any other reason whatsoever. 16.1.2 Notwithstanding any provision to the contrary in this Agreement: (i) the parties acknowledge that the Investor has the benefit of the W&I Insurance Policy which provides, conditional on Closing, insurance cover in respect of certain Claims and Tax Claims (including the sole remedy and right of recovery in respect of all Business Warranty Claims); (ii) the parties acknowledge that, in the case of a Fundamental Warranty Claim, the Investor shall not be obligated to first seek recourse for any such Fundamental Warranty Claim against the W&I Insurance Policy and/or W&I Insurer; (iii) the Investor warrants that the W&I Insurance Policy contains a waiver by the W&I Insurer (in terms which have been agreed by the Seller) of all rights of subrogation against the Seller, the Seller’s Group or any of their respective directors, officers, employees and advisers in relation to any Claim or Tax Claim, except if and to the extent that the Claim or Tax Claim arises or is increased as a result of the fraud of the Seller or its directors, officers, employees or advisers; (iv) the Investor acknowledges and agrees that, in each case: (a) the Investor’s sole remedy in respect of any Business Warranty Claim and any Tax Claim is a claim against the W&I Insurance Policy; and (b) the liability of the Seller in respect of any Business Warranty Claim (excluding a Fundamental Warranty Claim) and any Tax Claim shall not exceed £1.00; and (v) the Investor: (a) shall not agree to any waiver, amendment or variation of the waiver referred to in paragraph (iii) above (or do anything which has a similar effect) without the prior written consent of the Seller; (b) shall not novate or otherwise assign its rights with respect to the waiver referred to in paragraph (iii) above (or do anything which has similar effect) or do anything which causes such waiver not to have full force and effect under its terms; and (c) shall, without limitation to any right of the Seller separately to enforce such terms, use reasonable endeavours to enforce any term in the W&I Insurance Policy under which the W&I Insurer waives its rights to

55 take subrogated action against the Seller or its directors or officers upon the terms set out in the W&I Insurance Policy. 16.2 W&I Insurance Costs The W&I Insurance Costs shall be for the account of the Investor and the Investor shall be solely responsible for the payment of the W&I Insurance Costs. 17 Confidentiality 17.1 Announcements 17.1.1 Save for the Announcement and subject to Clause 17.1.2, for 12 months following the date of this Agreement, no announcement, communication or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any member of the Seller’s Group or any member of the Investor’s Group or the Investor’s Affiliates or any GasT Group Company without the prior written approval of the Seller and the Investor. 17.1.2 Clause 17.1.1 shall not apply to any announcement, communication or circular that: (i) only contains publicly available information (including any information in the Announcement); (ii) is required by law or any governmental or regulatory body or the rules of any stock exchange on which the shares of either party or its holding company are listed, but the party with an obligation to make an announcement or communication or issue a circular (or whose holding company has such an obligation) shall consult with the other party (or shall procure that its holding company consults with the other party) insofar as is reasonably practicable before complying with such an obligation; (iii) is an announcement made or sent by the Investor’s Group or the GasT Group after Closing to employees, customers, clients or suppliers of the GasT Group informing the recipient of the Investor’s purchase of the shares; or (iv) contains a description of the Transaction in marketing materials prepared for an indirect investor in the Investor. 17.2 Confidentiality 17.2.1 The Confidentiality Agreement shall cease to have any force or effect from Closing. 17.2.2 Subject to Clauses 17.1 and 17.2.3, each of the Seller, each New GasT Subsidiary and the Investor shall treat as strictly confidential and not disclose or use any confidential information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to: (i) the existence and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; (ii) the negotiations relating to this Agreement (and any such other agreements);

56 (iii) (in the case of the Seller and the New GasT Subsidiaries) any information relating to the GasT Group Companies following Closing and any other information relating to the business, financial or other affairs (including future plans and targets) of the Investor’s Group; or (iv) (in the case of the Investor and the New GasT Subsidiaries) any information relating to the GasT Group Companies following Closing and any other information relating to the business, financial or other affairs (including future plans and targets) of the Seller’s Group including, prior to Closing, the GasT Group Companies. 17.2.3 Clause 17.2.2 shall not prohibit disclosure or use of any information if and to the extent: (i) the disclosure or use is required by the Laws, any governmental or regulatory body or any stock exchange on which the shares of a party or its holding company are listed (including where this is required as part of any actual or potential offering, placing and/or sale of securities of any member of the Seller’s Group or the Investor’s Group); (ii) the disclosure or use is required to vest the full benefit of this Agreement in the Seller or the Investor; (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or in order to enable a determination to be made by the Reporting Accountants under this Agreement; (iv) the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party or any other entity with which it is grouped for Tax purposes; (v) the disclosure is made to a party to whom assignment is permitted under Clauses 19.5.2 or 19.5.3 on terms that such assignee undertakes to comply with the provisions of Clause 17.2.2 in respect of such information as if it were a party to this Agreement; (vi) the disclosure is made to professional advisers of any party on a need-to- know basis on terms that such professional advisers undertake to comply with the provisions of Clause 17.2.2 in respect of such information as if they were a party to this Agreement; (vii) the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement); (viii) the other party has given prior written approval to the disclosure or use; (ix) permitted by the Shareholders’ Agreement; (x) the information is independently developed after Closing; or (xi) the disclosure is made to the W&I Insurer or its professional advisers in connection with any claim under the W&I Insurance Policy, provided that prior to disclosure or use of any information pursuant to paragraph (i), (ii) or (iii) above, the party concerned shall, where not prohibited by law, consult with

57 the other party insofar as is reasonably practicable before making such disclosure or use. 18 Insurance 18.1 Obligations from Closing The parties shall ensure that prudent and adequate insurances are put in place for the GasT Group with effect from the Closing Date. The parties shall procure that such insurance is purchased from insurers who hold a financial rating of at least A- from Standard & Poor’s or an equivalent rating from an equivalent rating agency. 18.2 Captive Insurance Policies 18.2.1 Following Closing, no GasT Group Company shall have or be entitled to the benefit of, or make or be entitled to make or notify a claim under, any Captive Insurance Policy (save in respect of the Captive Insurer’s participation in the River Humber Policy or in accordance with the Insurance Indemnity Deed) in respect of any event, act or omission that is not (or has not been) notified in accordance with the terms of such policy prior to Closing. 18.2.2 Following Closing, neither the Seller nor any member of the Seller’s Group shall be required to maintain any Captive Insurance Policy for the benefit of any GasT Group Company except in respect of: (i) the River Humber Policy; or (ii) any Compulsory Insurance (as defined in the Insurance Indemnity Deed) for the benefit of Existing GasT Subsidiaries. 18.3 Non-Captive Insurance Policies Following Closing, and as soon as reasonably practicable following receipt of a written request by NGG, the Seller shall use reasonable endeavours to transfer to NGG the benefit of the Non-Captive Insurance Policies that are applicable to the Businesses and which are held directly or indirectly by the Seller. 18.4 Subsequent Employer In the event that any Employee ceases to be an employee of a member of the GasT Group but immediately thereafter becomes an employee of another member of the GasT Group or the Investor’s Group, including any entity or fund controlled by or controlling the Investor or a member of the Investor’s Group (the “Subsequent Employer”), the Investor shall procure that the Subsequent Employer does not seek an indemnity under any Captive Insurance Policy. 18.5 Existing claims under Seller’s Insurance Policies 18.5.1 If any claim relating to the Businesses is notified before the Closing Date by or on behalf of any GasT Group Company under any Seller’s Insurance Policy, such claim shall be transferred to NGG and the Seller shall perform and execute such documents as are necessary to enable such claim to be continued or enforced by NGG to the extent possible, and following such transfer, the Seller shall cease to take any action in respect of such claims.

58 18.5.2 If any claim is (or has been) notified in accordance with the terms of such policy before Closing and cannot be transferred to NGG in accordance with Clause 18.5.1, to the extent that: (i) the GasT Group has not been indemnified prior to Closing in respect of the Losses in respect of which the claim was made; and (ii) the Losses in respect of which the claim was made have not been taken into account in: (a) the Accounts; or (b) the Locked Box Accounts, the Seller shall use reasonable endeavours after Closing to recover all monies due from the insurers and shall pay any monies received (after taking into account any uninsured costs and deductibles under the Seller’s Insurance Policies and less any Taxation suffered, or that would have been suffered but for the use of the Relief, after giving credit for any Relief available to the relevant member of the Seller’s Group as a result of the payment made under this Clause 18.5.2 on the proceeds and any reasonable out-of-pocket expenses suffered or incurred by the Seller or any member of the Seller’s Group in connection with the claim) to GasT MidCo or, at GasT MidCo’s written direction, the relevant GasT Group Company as soon as practicable after receipt. 19 Other Provisions 19.1 Further assurances Each of the parties shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such documents and perform such acts and things as either of them may reasonably require to give the other party the full benefit of this Agreement. 19.2 Non-business related land The Parties acknowledge that, from time to time, there may be land owned by NGG which does not form part of the Transmission Business or the Metering Business and which NGG and NGPH (both acting reasonably) agree ought reasonably to have been transferred to NGPH under the Hive Out Agreement or any of the relevant projects listed in the Real Estate VDD Report, but which were not transferred. Following Closing, if NGG and NGPH agree (both acting reasonably) that land should have been transferred to NGPH, the Seller and the Investor agree to procure that NGG shall, at the expense of the Seller, transfer to NGPH any such land for market value or such other consideration to be agreed between the parties in good faith and take all reasonable steps required to effect such transfer provided always that NGPH shall assume all liabilities in relation to such land to be transferred. 19.3 Peartree guarantee release The Investor and the Seller shall use reasonable endeavours to procure by Closing or, if and to the extent not done by Closing, as soon as reasonably practicable thereafter, the release of NGPH from the Peartree Guarantee by providing to the beneficiary of the Peartree Guarantee a guarantee or other security reasonably acceptable from NGGH to the beneficiary. Pending such release, the Seller and the Investor shall procure that NGGH shall indemnify the Seller and any member of the Seller’s Group against all amounts paid by any of them pursuant to the Peartree Guarantee.

59 19.4 Whole agreement 19.4.1 The Transaction Documents and the Confidentiality Agreement contain the whole agreement between the parties relating to the subject matter of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersede any previous written or oral agreement between the Seller, the Investor and the New GasT Subsidiaries in relation to the Transaction. 19.4.2 Each party agrees and acknowledges that, in entering into the Transaction Documents and the Confidentiality Agreement, it is not relying on any representation, warranty or undertaking not expressly incorporated into them. 19.4.3 Each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with the Transaction Documents shall be for breach of the terms of this Agreement, the Shareholders’ Agreement, the Transaction Documents and the Confidentiality Agreement and each of the Seller, the Investor and the New GasT Subsidiaries waives all other rights and remedies (including those in tort or arising under statute) in relation to any such representation, warranty or undertaking. 19.4.4 No party shall be entitled to rescind or terminate this Agreement (whether before or after Closing) for breach of any representation, warranty or undertaking set out in this Agreement, other than pursuant to any such rights which arise in respect of fraud. 19.4.5 Nothing in this Clause 19.4 excludes or limits any liability for fraud. 19.5 Assignment 19.5.1 Except as permitted by Clause 19.5.2 or 19.5.3, no party may without the prior written consent of the other party assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement. 19.5.2 The Seller may without the consent of the Investor assign to a member of the Seller’s Group the benefit of the whole or any part of this Agreement provided that: (i) if the assignee ceases to be a member of the Seller’s Group, it shall, before ceasing to be so, assign the benefit so far as assigned to it back to that party or assign the benefit to another member of the Seller’s Group, as the case may be; and (ii) the assignee shall not be entitled to receive under this Agreement any greater amount than that to which the Seller would have been entitled. 19.5.3 The Investor and any member of the GasT Group that becomes a party to this Agreement may at any time assign by way of security or grant any charge or other security interest over, all or any part of the benefit of, or its rights or benefits under, this Agreement or any other Transaction Document to any person who has agreed at any time to provide finance to the Investor or any other member of the GasT Group and/or to any agent or trustee of such person, provided that, where the Investor or any member of the GasT Group assigns the benefit of, or grants any charge or other security interest over, this Agreement and/or any other Transaction Document in whole or in part to any other person, the liabilities of the Seller under this Agreement, or under any other Transaction Document so assigned, to the Investor or the relevant

60 member of the GasT Group and the assignee(s) (taken together) shall be no greater than such liabilities would have been had the assignment not occurred. 19.6 The Business Contract Terms (Assignment of Receivables) Regulations 2018 This Agreement is a contract within the meaning of Regulation 4(i) of The Business Contract Terms (Assignment of Receivables) Regulations 2018 and, accordingly, Regulation 2 of those Regulations does not apply to it. 19.7 Third party rights A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement. 19.8 Variation No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties. 19.9 Method of payment and set off 19.9.1 Subject to Clause 3.1, any payments pursuant to this Agreement shall be made in full, without any set off, counterclaim, restriction or condition and without any deduction or withholding (save as may be required by law or as otherwise agreed). 19.9.2 Any payments pursuant to this Agreement shall be effected by crediting for same- day value the account specified by the Seller or the Investor or the New GasT Subsidiary (as the case may be) on behalf of the party entitled to the payment (reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected) on or before the due date for payment. 19.9.3 Payment of a sum in accordance with this Clause 19.9 shall constitute a payment in full of the sum payable and shall be a good discharge to the payer (and those on whose behalf such payment is made) of the payer’s obligation to make such payment and the payer (and those on whose behalf such payment is made) shall not be obliged to see to the application of the payment as between those on whose behalf the payment is received. 19.10 Costs Save as expressly provided otherwise: 19.10.1 the Seller shall bear all costs incurred by it and the Seller’s Group in connection with the preparation, negotiation and entry into of this Agreement, the subscription of the Minority Owner Shares and the NGGH Transfer; and 19.10.2 the Investor shall bear all such costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement and the subscription of the Majority Owner Shares. 19.11 Hive Out The Investor undertakes to procure that if and to the extent that a liability to SDLT arises in connection with the Hive Out which gives rise to a liability of NGG under Clause 22.10 of the Hive Out Agreement (whether or not a claim has been brought against NGG in respect of that amount), at the written request of the Seller, NGG shall, if and to the extent that such

61 amount is less than or equal to the SDLT Provision, promptly make payment of an amount equal to such liability to the “Purchaser” (as defined in the Hive Out Agreement) pursuant to Clause 22.10 of the Hive Out Agreement. 19.12 Stamp Duty and Transfer Taxes GasT MidCo shall bear the cost of all stamp duty, SDRT and all registration and transfer taxes and duties (excluding SDLT, Land Transaction Tax and Land and Building Transaction Tax) or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the NGGH Transfer (save to the extent that such stamp duty, SDRT or other registration or transfer taxes or duties arise as a result of any Existing GasT Subsidiary ceasing to be a member of a group or consortium or other association for Taxation purposes with the Seller as a result of the transactions contemplated by this Agreement). GasT MidCo shall arrange the payment of such stamp duty, SDRT and all other such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment. GasT MidCo shall pay to the Seller or any other member of the Seller’s Group an amount equal to any Losses suffered by the Seller or member of the Seller’s Group as a result of GasT MidCo failing to comply with its obligations under this Clause 19.11. 19.13 Interest If a party defaults in the payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (after as well as before judgment) at a rate per annum of 2 per cent. above the Bank of England’s Bank Rate as published by the Bank of England from time to time. Such interest shall accrue from day to day. 19.14 Grossing-up 19.14.1 All sums payable under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be permitted by Clause 19.9 or required by law. If any deductions or withholdings are required by law, the payer shall account to the relevant Tax Authority for the amount so required to be deducted or withheld and except: (i) in the case of the consideration payable under Clause 3 where the deduction or withholding is not a Payer-Linked Deduction; or (ii) in the case of interest payable under Clause 11.2 or 19.13), the payer shall be obliged to pay to the recipient such additional amounts as will ensure that the recipient receives, in total, an amount which (after such deduction or withholding has been made), is no more and no less than it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that if a party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this Agreement or shall have changed its tax residence or the permanent establishment to which the rights under this Agreement are allocated then the liability of the other party under this Clause 19.14.1 shall be limited to that (if any) which it would have been had no such transfer or change taken place.

62 For the purposes of this Clause 19.14.1, a “Payer-Linked Deduction” means any deduction or withholding imposed on the consideration payable under Clause 3.1 (or any part thereof) which would not have arisen but for a connection of the payer with the jurisdiction imposing it. 19.14.2 The recipient or expected recipient of an amount paid under this Agreement shall claim from the appropriate Tax Authority any exemption, rate reduction, refund, credit or similar benefit (including pursuant to any relevant double tax treaty) to which it is entitled in respect of any deduction or withholding in respect of which a payment has been made or would otherwise be required to be made pursuant to Clause 19.14.1 and, for such purposes, shall, within any applicable time limits, submit any claims, notices, returns or applications and send a copy thereof to the payer. 19.14.3 If the recipient of a payment made under this Agreement obtains a refund or obtains and utilises a credit for any Taxation payable by it or similar benefit by reason of any deduction or withholding for or on account of Taxation, then it shall reimburse to the payer such part of such additional amounts paid pursuant to Clause 19.14.1 as the recipient of the payment certifies to the payer will leave it (after such reimbursement) in no better and no worse position than would have arisen if the payer had not been required to make such deduction or withholding. 19.14.4 Where any payment is made or to be made under this Agreement pursuant to an indemnity, compensation or reimbursement provision (which, for the avoidance of doubt, shall not include the consideration payable under Clause 3, interest payable under Clause 11.2 or 19.13 or any reimbursement made pursuant to Clause 19.14.3 but shall include a payment made pursuant to Clause 9.1 or Clause 9.5), then the sum payable shall be adjusted to such sum as will ensure that after payment of any Taxation charged on such sum in the hands of the recipient (including any Taxation which would have been charged in the absence of any Reliefs) the recipient is left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation after giving credit for any Relief that is or will be available to the recipient (or any affiliate of or person with an interest in such recipient) in respect of the matter giving rise to the payment, provided that if a party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this Agreement or shall have changed its tax residence or the permanent establishment to which the rights under this Agreement are allocated then the liability of the other party under this Clause 19.14.4 shall be limited to that (if any) which it would have been had no such transfer or change taken place. 19.14.5 Clause 19.14.4 shall not apply if and to the extent that the amount of the indemnity, compensation or reimbursement payment has already been adjusted to take account of the Taxation that will or would be charged on receipt or relief that is or will be available in respect of the matter giving rise to the payment. 19.14.6 Clause 19.14.4 shall apply (for the avoidance of doubt), subject to the exclusions in Clause 19.14.5, to any amount deducted, withheld, set off or counterclaimed as contemplated by Clause 19.14.1 as it applies in respect of sums paid to the person entitled.

63 19.15 VAT 19.15.1 Where under the terms of this Agreement one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other party or the representative member of any VAT group of which it forms part, subject to that person or representative member using reasonable endeavours to recover such amount of VAT as may be practicable. 19.15.2 If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then: (i) the supplier shall provide to the payer a valid VAT invoice; and (ii) except where the reverse charge procedure applies, and subject to the provision of a valid VAT invoice in accordance with (i), in addition to that payment the payer shall pay any VAT due. 19.16 Group Tax Arrangements, Corporation Interest Restriction Rules and Group Relief Group Tax Arrangements 19.16.1 For any Tax Period, whether it ends before, on or after the Locked Box Date for which a GasT Group Company is part of a Group Tax Arrangement the Investor shall procure that the GasT Group Company shall pay to the appropriate member of the Seller’s Group in respect of any Taxation or (as appropriate) the Seller shall procure that a member of the Seller’s Group shall pay to the GasT Group Company in respect of any Relief, in each case, to which the Group Tax Arrangement relates: (i) where an amount is reflected in respect of the Taxation or Relief in the Locked Box Accounts, that amount; (ii) otherwise, in respect of corporation tax, an amount equal to any corporation tax which is required to be discharged by NGH1 on behalf of the relevant GasT Group Company pursuant to the Group Payment Arrangement; and (iii) otherwise, in respect of VAT, the amount by which there is an excess of allowable input tax over output tax or (as applicable) the amount by which there is an excess of output tax over allowable input tax (as those terms are defined in section 24 VATA 1994) in respect of supplies made or deemed to have been made by or to each relevant GasT Group Company, any such payment to be made on Closing or, if later, the date falling five Business Days before the latest date on which that Taxation is or would be, were any Taxation payable, due and payable to the appropriate Tax Authority or the date that such Relief is obtained. 19.16.2 Clause 19.16.1 does not apply if and to the extent that: (i) such amount has otherwise been paid on or before Closing; (ii) such amount would give rise to a valid claim under clause 2 of the Tax Indemnity or the Tax Warranties (assuming for this purpose that no financial limitations apply); or (iii) such Relief is not an Investor’s Relief.

64 19.16.3 As soon as reasonably practicable after the date of this Agreement, the Seller shall procure that (if one has not already been made) an application shall be made to HMRC for the exclusion of each GasT Group Company from any Group Tax Arrangement which includes any of them and for such exclusion to take effect on Closing or, if HMRC do not permit this, at the earliest date following Closing permitted by the relevant legislation or arrangements. 19.16.4 The deeming provisions of section 43(1) VATA 1994 (other than section 43(1)(a) VATA 1994) shall be disregarded in determining for the purposes of this Clause 19.16 what supplies or acquisitions or importations have been made or are deemed to have been made by any person. 19.16.5 The Seller shall: (i) apportion to each relevant Existing GasT Subsidiary, pursuant to the Group Payment Arrangement, an amount equal to such sum paid by each relevant Existing GasT Subsidiary pursuant to Clause 19.16.1 and shall (to the extent it has not already done so) apportion to each relevant Existing GasT Subsidiary an amount equal to any other sums previously paid by each relevant Existing GasT Subsidiary pursuant to the Group Payment Arrangement; (ii) promptly pay to HMRC an amount equal to any payment received from each relevant Existing GasT Subsidiary pursuant to Clause 19.16.1; (iii) not, without the Investor’s consent (not to be unreasonably withheld or delayed) reapportion any amount previously apportioned to each relevant Existing GasT Subsidiary pursuant to the Group Payment Arrangement; and (iv) to the extent that any payment made by each relevant Existing GasT Subsidiary in respect of its share of the Tax due under the Group Payment Arrangement proves to be an overpayment and a payment has not been made to the relevant Existing GasT Subsidiary pursuant to Clause 19.16.1 in respect of such amount, pay to each relevant Existing GasT Subsidiary the amount of such overpayment promptly upon the Seller becoming aware of such overpayment. 19.16.6 Pending the taking effect of such application and for so long thereafter as may be necessary, each of the Seller and GasT MidCo shall procure that such information is provided to the other as may be required to enable the continuing representative member of the Seller’s Group to make all the returns required of it in respect of the Group Tax Arrangement. Corporate Interest Restrictions 19.16.7 The Seller shall procure that no disallowance under Part 10 Taxation (International and Other Provisions) Act 2010 is allocated to any Existing GasT Subsidiary in relation to any Tax Period ending on or before the Locked Box Date, save to the extent such disallowance was assumed to have been made or otherwise taken into account in the Locked Box Accounts. Group Relief

65 19.16.8 The Seller shall procure that no action is taken by any member of the Seller’s Group to alter or amend, or do anything which results in there being made any alteration or amendment to, any claims or elections (including the terms thereof) in respect of the surrender of Group Relief by a member of the Seller’s Group to an Existing GasT Subsidiary prior to Closing. 19.16.9 If a surrender of Group Relief by a member of the Seller’s Group to an Existing GasT Subsidiary prior to Closing is subsequently found not to be available or capable of being utilised (the “Unrelieved Amount”), the Seller shall, or shall procure that the relevant member of the Seller’s Group shall, promptly repay to the relevant Existing GasT Subsidiary an amount equal to: (i) the portion of any payment previously made by such Existing GasT Subsidiary which corresponds to the Unrelieved Amount; and (ii) any interest and/penalties for which the relevant Existing GasT Subsidiary is required to account to a Tax Authority as a result of the unavailability of the Group Relief, save to the extent such interest and penalties are attributable to the unreasonable delay of the relevant Existing GasT Subsidiary in paying to a Tax Authority any payment received pursuant to Clause 19.16.9(i). 19.17 Notices 19.17.1 Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be: (i) in writing; and (ii) delivered by hand, email, recorded or special delivery or courier. 19.17.2 A Notice to the Seller shall be sent to the following address, or such other person or address as the Seller may notify to the Investor from time to time: LATTICE GROUP LIMITED Registered office of Lattice from time to time [***] 19.17.3 A Notice to the Investor shall be sent to the following address, or such other person or address as the Investor may notify to the Seller from time to time: LUPPITER BIDCO LIMITED Registered office of the Investor from time to time [***] With a copy to: [***] With a copy by email to: [***]

66 19.17.4 A Notice shall be effective upon receipt and shall be deemed to have been received: (i) at the time recorded by the delivery company, in the case of recorded or special delivery; (ii) at the time of delivery, if delivered by hand or courier; or (iii) at the time of sending, if sent by email, provided that receipt shall not occur if the sender receives an automated message that the email has not been delivered to the recipient. 19.17.5 A Notice that is deemed by Clause 19.17.4 to be received after 5.00 p.m. on any day, or on a Saturday, Sunday or public holiday in the place of receipt, shall be deemed to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt. 19.17.6 For the purposes of this Clause 19.17, all references to time are to local time in the place of receipt. 19.17.7 Email is not permitted for any Notice which: (i) terminates, gives notice to terminate or purports to terminate this Agreement; or (ii) notifies or purports to notify an actual or potential claim for breach of or under this Agreement or the Tax Indemnity. 19.18 Invalidity 19.18.1 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties. 19.18.2 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 19.18.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 19.18.1, not be affected. 19.19 Counterparts This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The parties may enter into this Agreement by executing any such counterpart. 19.20 Governing law and submission to jurisdiction 19.20.1 This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, and any non-contractual obligations arising out of or in connection with this Agreement and such documents shall be governed by English law. 19.20.2 Each of the Seller and the Investor irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it shall be brought in such courts. Each of the Seller and the Investor irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the

67 ground of venue or on the ground that proceedings have been brought in an inconvenient forum. 19.21 Compliance with Anti-Corruption Laws Each party hereby warrants, represents and undertakes to each other party hereto that, in relation to the negotiation, conclusion and performance of this Agreement: 19.21.1 neither it nor any of its Affiliates, or any of its or their respective directors, officers, employees and authorised agents, has conducted any act in violation of applicable Anti-Corruption Laws; and 19.21.2 it shall promptly notify each other party if it becomes aware of or has specific suspicions that any act in violation of applicable Anti-Corruption Laws occurred.

[Signature Page to the Acquisition Agreement] In witness whereof this Agreement has been duly executed. LATTICE GROUP LIMITED [***] Name: [***] Title: Authorised Signatory

[Signature Page to the Acquisition Agreement] LUPPITER BIDCO LIMITED [***] [***] Name: [***] Title: Director Name: [***] Title: Attorney

69 Schedule 1 The GasT Group Companies Part A: NGGH 1 NGGH Name of company: National Grid Gas Holdings Limited Registered number: 03675375 Registered office: 1-3 Strand, London WC2N 5EH Date and place of incorporation: 27 November 1998, England and Wales Issued share capital: 147,000,002 ordinary shares of £1.00 Registered shareholders and shares held: Lattice Group Limited: 147,000,002 ordinary shares of £1.00 Directors: Alexandra Lewis Benjamin Wilson Nick Hooper Secretary: Megan Barnes Lawrence Hagan Accounting reference date: 31 March Part B: Subsidiaries of NGGH 1 NGG Name of subsidiary: National Grid Gas plc Registered number: 02006000 Registered office: 1-3 Strand, London WC2N 5EH Date and place of incorporation: 1 April 1986, England and Wales Issued share capital: 3,944,133,594 ordinary shares of £0.0113 Registered shareholders and shares held: NGGH: 3,944,133,594 Directors: Jonathan Butterworth Dr Clive Elphick Alexandra Lewis Benjamin Wilson Cathryn Ross Nick Hooper

70 Secretary: Lawrence Hagan Mark Tomlinson Accounting reference date: 31 March 2 National Grid Metering Limited Name of subsidiary: National Grid Metering Limited Registered number: 03705992 Registered office: 1-3 Strand, London WC2N 5EH Date and place of incorporation: 2 February 1999, England and Wales Issued share capital: 1,373,399 ordinary shares of £1.00 Registered shareholders and shares held: NGG: 1,373,399 ordinary shares Directors: Jonathan Butterworth Emily Hallam-Jones Maxine Long Nick Hooper Secretary: Megan Barnes Lawrence Hagan Accounting reference date: 31 March Part C: Particulars of other interests held by NGGH 1 Joint Radio Company Limited Name of company: Joint Radio Company Limited Registered number: 02990041 Registered office: Friars House, Manor House Drive, Coventry, England CV1 2TE Date and place of incorporation: 14 November 1994, England and Wales Issued share capital: 2 ordinary “A” shares of £0.50 each and 2 ordinary “B” shares of £0.50 each Registered shareholders and shares held: NGG: 1 ordinary “A” share NGET: 1 ordinary “A” share Energy Networks Association Limited: 2 ordinary “B” shares

71 Directors: Sarah Milton Hunt James Harvey Mark Dunk Ian Smith Secretary: Anita Lad Accounting reference date: 31 March 2 PRISMA European Capacity Platform GmbH Name of company: PRISMA European Capacity Platform GmbH Registered number: HRB 21361 Registered office: Reichsstraße 1-9, 04109 Leipzig Date and place of incorporation: Germany Issued share capital: 261,888 ordinary shares of €1.00 each National Grid shareholder and shares held: NGG: 31,488 ordinary shares Accounting reference date: 31 December 3 Xoserve Limited Name of company: Xoserve Limited Registered number: 05046877 Registered office: Lansdowne Gate, 65 New Road, Solihull B91 3DL Date and place of incorporation: 17 February 2004, England and Wales Issued share capital: 100,000 ordinary shares of £0.01 National Grid shareholder and shares held: NGG: 11,000 shares Accounting reference date: 31 March 4 Affordable Warmth Name of company: Affordable Warmth Solutions CIC Registered number: 06778194 Registered office: Wrigleys Solicitors LLP, 19 Cookridge Street, Leeds, West Yorkshire, LS2 3AG Date and place of incorporation: 22 December 2008, England and Wales

72 Issued share capital: Not applicable as this is a company limited by guarantee National Grid shareholder and shares held: Not applicable as this is a company limited by guarantee Accounting reference date: 31 March 5 Smart Energy Name of company: Smart Energy Code Company Limited Registered number: 08430267 Registered office: 8 Fenchurch Place, London EC3M 4AJ Date and place of incorporation: 5 March 2013, England and Wales Issued share capital: £316 being 316 ordinary shares of £1.00 National Grid shareholder and shares held: NGG: 1 share Accounting reference date: 31 March Part D: New GasT Subsidiaries The parties agree that: (i) the outstanding information contained in this Part D of Schedule 1 shall be agreed in good faith between the parties prior to the Incorporation Date; and (ii) the number of “Initial Directors” for each New GasT Subsidiary shall be appointed in accordance with the Shareholders’ Agreement. 1 GasT TopCo Proposed name of GasT TopCo: [●] Registered number: [●] Registered office: [●] Date and place of incorporation: Incorporation Date, England and Wales Issued share capital on incorporation: 50,000 ordinary shares Initial shareholders and shares held: The Seller: 20,000 shares The Investor: 30,000 shares Initial Directors: [●] Initial Secretary: [●] Accounting reference date: [31 March] 2 Particulars of GasT PledgeCo Proposed name of GasT PledgeCo: [●]

73 Registered number: [●] Registered office: [●] Date and place of incorporation: Incorporation Date, England and Wales Issued share capital on incorporation: 50,000 ordinary shares Initial shareholders and shares held: GasT TopCo: 50,000 shares Initial Directors: [●] Initial Secretary: [●] Accounting reference date: [31 March] 3 Particulars of GasT MidCo Proposed name of GasT MidCo: [●] Registered number: [●] Registered office: [●] Date and place of incorporation: Incorporation Date, England and Wales Issued share capital on incorporation: 50,000 ordinary shares Initial shareholders and shares held: GasT PledgeCo: 50,000 shares Initial Directors: [●] Initial Secretary: [●] Accounting reference date: [31 March]

74 Schedule 2 Pre-Closing Steps Part A Prior to the Closing Date, the following steps shall take place: 1 Step A:8: Repayment of the NG Loan Agreement Prior to Closing, in respect of the NG Loan Agreement: 1.1 if NG is the borrower, no later than one Business Day prior to Closing NG shall repay all outstanding principal amounts under the NG Loan Agreement, together with all accrued interest thereon; 1.2 if NGG is the borrower, no later than one Business Day prior to Closing, NGG shall repay all of the outstanding principal amounts under the NG Loan Agreement, together with all accrued interest thereon; and 1.3 NG and NGG shall terminate the NG Loan Agreement. 2 Excess Cash Dividend 2.1 Prior to the Closing Date, to the extent permitted by law or regulatory restrictions, the Seller shall procure that NGGH declares and pays the Excess Cash Dividend, such payment shall be Leakage and notified in accordance with Clause 6.5.3. Part B On the Incorporation Date, each of the following steps shall take place in the order set out in this Part B of this Schedule 2: 1 Step 1: Incorporation of GasT TopCo 1.1 On the Incorporation Date: 1.1.1 the Seller and the Investor shall incorporate GasT TopCo and shall procure that GasT TopCo shall have an issued share capital of £50,000, consisting of 50,000 Ordinary Shares of £1.00 each, of which: (i) the Seller shall hold 20,000 Ordinary Shares, representing 40 per cent. of the Ordinary Shares; and (ii) the Investor shall hold 30,000 Ordinary Shares, representing 60 per cent. of the Ordinary Shares; 1.1.2 the Seller shall subscribe for the Minority Owner Shares and hereby undertakes to pay to GasT TopCo £20,000.00 as the subscription price for the Minority Owner Shares by no later than the date falling five years after the date of execution of this Agreement by the Seller and the Investor; 1.1.3 the Investor shall subscribe for the Majority Owner Shares and hereby undertakes to pay to GasT TopCo £30,000.00 as the subscription price for the Majority Owner Shares by no later than the date falling five years after the date of execution of this Agreement by the Seller and the Investor; and

75 1.1.4 the parties shall procure that GasT TopCo duly signs, executes and delivers a Deed of Adherence. 1.2 In respect of such incorporation, the Seller and the Investor shall procure that GasT TopCo adopts the new articles of association for GasT TopCo in the Agreed Form. 1.3 The particulars of GasT TopCo on incorporation shall be as set out in Part D of Schedule 1. 2 Step 2: Incorporation of GasT PledgeCo 2.1 As soon as reasonably practicable following, and conditional upon, the completion of Step 1 above, GasT TopCo shall: 2.1.1 incorporate GasT PledgeCo and shall procure that GasT PledgeCo has an issued share capital of £50,000, consisting of 50,000 ordinary shares of £1.00; 2.1.2 subscribe for all of the ordinary shares in GasT PledgeCo referred to in paragraph 2.1.1 above and hereby undertakes to pay to GasT PledgeCo £50,000 as the subscription price for such shares by no later than the date falling five years after the date of execution of this Agreement by the Seller and the Investor; and 2.1.3 procure that GasT PledgeCo duly signs, executes and delivers a Deed of Adherence. 2.2 In respect of such incorporation, GasT TopCo shall procure that GasT PledgeCo adopts the new articles of association for GasT PledgeCo in the Agreed Form. 2.3 The particulars of GasT PledgeCo on incorporation shall be as set out in Part D of Schedule 1. 3 Step 3: Incorporation of GasT MidCo 3.1 As soon as reasonably practicable following, and conditional upon, the completion of Step 2 above, GasT PledgeCo shall: 3.1.1 incorporate GasT MidCo and shall procure that GasT MidCo has an issued share capital of £50,000, consisting of 50,000 ordinary shares of £1.00 each; 3.1.2 subscribe for all of the ordinary shares in GasT MidCo referred to in paragraph 3.1.1 above and hereby undertakes to pay to GasT MidCo £50,000 as the subscription price for such shares by no later than the date falling five years after the date of execution of this Agreement by the Seller and the Investor; and 3.1.3 procure that GasT MidCo duly signs, executes and delivers a Deed of Adherence. 3.2 In respect of such incorporation, GasT PledgeCo shall procure that GasT MidCo adopts the new articles of association for GasT MidCo in the Agreed Form. 3.3 The particulars of GasT MidCo on incorporation shall be as set out in Part D of Schedule 1.

76 Schedule 3 Closing Obligations (Clause 6) 1 Seller’s Obligations 1.1 General Obligations 1.1.1 On Closing, the Seller shall deliver or make available to the Investor the following: (i) a copy of the Tax Indemnity and Shareholders’ Agreement duly executed by the Seller; (ii) evidence that the Seller is authorised to execute the Transaction Documents and the NGGH Transfer set out in paragraph 5 of Schedule 4; (iii) a copy of the Bring Down Disclosure Letter duly executed by the Seller and dated the date of Closing; (iv) a copy of the NGG Payment Guarantee Deed of Termination duly executed by all parties thereto; (v) a copy of the NGG Replacement Payment Guarantee duly executed by all parties thereto; (vi) a copy of the Transitional Services Agreement duly executed by all parties thereto; (vii) a copy of the Deed of Guarantee duly executed by all parties thereto; (viii) a copy of the Insurance Indemnity Deed duly executed by all parties thereto; (ix) a copy of the Transitional Trade Mark Licence Agreement duly executed by all parties thereto; (x) as agreed with the Investor and subject to the terms of the Shareholders’ Agreement, the written resignations of certain of the directors and secretaries of the Existing GasT Subsidiaries from his or her office as a director or secretary to take effect on the date of Closing; (xi) a copy of the Gas Forecasting GSA duly executed by all parties thereto; (xii) a copy of the Information Access Agreement duly executed by all parties thereto. 1.1.2 On Closing, the Seller shall deliver or make available to GasT MidCo the following: (i) the certificates of incorporation, corporate seals (if any), cheque books, statutory and other books in relation to each Existing GasT Subsidiary (duly kept up to date) and the share certificate(s) in respect of NGGH; (ii) the Voting Power of Attorney duly executed by the Seller; (iii) the transfer of the NGGH Shares set out in paragraph 5 of Schedule 4; and (iv) a copy of a notification to any Existing GasT Subsidiary incorporated in England and Wales that, on Closing, the Seller will cease to be a registrable

77 relevant legal entity in relation to that Existing GasT Subsidiary for the purposes of Part 21A of the Companies Act 2006. 1.1.3 On Closing, the Seller shall procure the termination of the NGG Payment Guarantee by the parties thereto in accordance with the NGG Payment Guarantee Deed of Termination and shall procure the entry into the NGG Replacement Payment Guarantee by the parties thereto. 1.2 Board Resolutions of the GasT Group Companies On Closing, the Seller shall procure the passing of board resolutions of each GasT Group Company inter alia: 1.2.1 (in the case of NGGH only) approving the registration of the transfer of the NGGH Shares referred to in paragraph 5 of Schedule 4 subject only to their being duly stamped; 1.2.2 (in the case of NGG and NGGH only) the adoption, with effect from Closing, of new articles of association each in the Agreed Form; 1.2.3 accepting the resignations referred to in paragraph 1.1.1(x) above and appointing additional persons (in accordance with the articles of association for the relevant Existing GasT Subsidiary and the Shareholders’ Agreement); and 1.2.4 changing the registered office of each Existing GasT Subsidiary to such address to be notified by the Investor to the Seller no less than 20 Business Days prior to Closing, and shall hand to the Investor duly certified copies of such resolutions. 2 The Investor’s Obligations On Closing, the Investor shall deliver or make available to the Seller: 2.1 evidence of the due fulfilment of the conditions set out in Clause 4 for which the Investor is responsible; 2.2 a copy of the Tax Indemnity and Shareholders’ Agreement duly executed by the Investor; 2.3 a copy of the Bring Down Disclosure Letter duly executed by way of acknowledgement of receipt by the Investor; 2.4 evidence of the W&I Insurance Policy duly executed by the Investor, including a copy of such W&I Insurance Policy containing a waiver by the W&I Insurer of all rights of subrogation against the Seller and its directors and officers in relation to any Claim or Tax Claim in the terms set out in Clause 16.1.2(iii); 2.5 the W&I Insurance No Claims Declarations; and 2.6 evidence that the Investor is authorised to execute the Tax Indemnity, the Shareholders’ Agreement and the Bring Down Disclosure Letter. 3 New GasT Subsidiaries’ obligations On Closing, each New GasT Subsidiary shall deliver or make available to the Seller and the Investor:

78 3.1 the Shareholders’ Agreement duly executed by it (as applicable); and 3.2 evidence that it is authorised to execute the Deed of Adherence and the Shareholders’ Agreement.

79 Schedule 4 NGGH Transfer (Clause 2.2) For the purposes of this Schedule 4, each action shall be conditional upon, and occur immediately following, the completion of the preceding step and, in respect of Step 8 only, at the times specified in such Step. 1 Step 1: Investor Note 1.1 The Investor shall make an initial amount equal to the Investor Note Amount immediately available in cash to GasT TopCo. 1.2 In consideration for the cash under paragraph 1.1 above, GasT TopCo shall issue the Investor Note to the Investor. 2 Step 2: Lattice Note and Lattice Promissory Note 2.1 GasT TopCo shall issue the Lattice Note to the Seller. 2.2 In consideration for the issue of the Lattice Note under paragraph 2.1 above, the Seller shall: 2.2.1 issue the Lattice Promissory Note to GasT TopCo; and 2.2.2 make an initial amount equal to £B immediately available in cash to GasT TopCo. 3 Step 3: GasT TopCo Note 3.1 GasT TopCo shall: 3.1.1 transfer the Lattice Promissory Note to GasT PledgeCo; and 3.1.2 make an amount equal to the sum of: (i) £A; plus (ii) £B; plus (iii) £X, immediately available in cash to GasT PledgeCo. 3.2 In consideration for the actions in paragraph 3.1 above, GasT PledgeCo shall issue the GasT TopCo Note to GasT TopCo. 4 Step 4: GasT PledgeCo Note 4.1 GasT PledgeCo shall: 4.1.1 transfer the Lattice Promissory Note to GasT MidCo; and 4.1.2 make an amount equal to sum of: (i) £A; plus (ii) £B; plus (iii) £X, immediately available in cash to GasT MidCo. 4.2 In consideration for the actions in paragraph 4.1 above, GasT MidCo shall issue the GasT PledgeCo Note to GasT PledgeCo. 5 Step 5: NGGH Transfer 5.1 GasT MidCo shall: 5.1.1 pay an amount in cleared funds to the Seller equal to the sum of £X; 5.1.2 issue the Seller Note to the Seller; and

80 5.1.3 transfer the Lattice Promissory Note to the Seller, following which the Lattice Promissory Note shall be extinguished. 5.2 The Seller shall deliver to GasT MidCo the transfer of the NGGH Shares duly executed by the Seller in favour of GasT MidCo accompanied by the relevant share certificates (or an express indemnity in a form satisfactory to the Investor in the case of any certificate found to be missing). 6 Step 6: Draw down of external debt by GasT MidCo and repayment of the Seller Note by GasT MidCo GasT MidCo shall: 6.1 Draw down an amount equal to the GasT MidCo Closing Utilisation Amount under the GasT MidCo Financing Documents; and 6.2 pay an amount equal to the GasT MidCo Closing Net Proceeds Amount to the Seller in full and final satisfaction of the amounts due under the terms of the Seller Note. 7 Step 7: Payment of Stamp Duty GasT MidCo shall pay to HMRC an amount equal to the sum of: (i) £A; plus (ii) £B. 8 Step 8: Debt pushdown 8.1 The Investor shall procure that NGG : 8.1.1 enters into the GasT OpCo Facilities Agreement on the Closing Date; 8.1.2 delivers cancellation notices in respect of the undrawn commitments under each of NGG’s revolving credit facilities existing as at the date of this Agreement; and 8.1.3 issues a utilisation request thereunder to draw £M under Facility A1 of the GasT OpCo Facilities Agreement on the Closing Date (or, if the deadline has passed under the GasT OpCo Facilities Agreement to deliver a utilisation request for utilisation of Facility A1 on the Closing Date, on the immediately following Business Day) (such day of utilisation being the “Drawdown Date”). 8.2 On or prior to the Drawdown Date: 8.2.1 NGG shall deliver the Compliance Statement to Ofgem and declare a dividend to NGGH in an amount equal to (i) £M; plus (ii) the amount of accrued but unpaid interest of “Facility A” under and as defined in the Initial Senior Facility Agreement (as defined in the GasT MidCo Financing Documents) (if any) (the “Dividend Interest Amount”, together with “£M, the “Total Dividend Amount”); and 8.2.2 NGGH shall deliver the Compliance Statement to Ofgem and declare a dividend to GasT MidCo in an amount equal to the Total Dividend Amount). 8.3 In settlement of the matters set out in paragraphs 8.1.3 and 8.2 above, NGG, NGGH and GasT MidCo shall enter into the GasT OpCo Netting Agreement.

81 Schedule 5 Permitted Leakage (Clause 1.1) 1 Any payment made or agreed to be made or liability incurred (including any Tax paid or payable or which would have been paid or payable but for the use of an Investor’ Relief) in respect of any matter undertaken by or on behalf of any GasT Group Company at the written request or with the agreement of the Investor. 2 Any payment made or agreed to be made by or on behalf of any GasT Group Company pursuant to, or any other Leakage arising pursuant to or the entry into of, any Transaction Document or any other agreement entered into pursuant to any provision of a Transaction Document together with any Tax paid or payable (or which would have been paid or payable but for the use of an Investor’ Relief) thereon. 3 Any payment made or agreed to be made by or on behalf of any GasT Group Company in respect of goods and/or services provided to the GasT Group Companies by any member of the Seller’s Group together with any VAT thereon either: (i) in the ordinary course of the GasT Group’s business and charged or recharged to the GasT Group in a manner consistent with the Unified Cost Allocation Methodology (“UCAM”); or (ii) on an arm’s length basis pursuant to an Affiliate Contract. 4 Any payment made or agreed to be made by or on behalf of any GasT Group Company in respect of costs, exclusive of VAT recoverable and to be retained by a member of the Seller’s Group (other than a GasT Group Company), incurred by the Seller’s Group on behalf of the GasT Group Companies on an arm’s length basis at no more than fair value and charged or recharged to the GasT Group Companies. 5 Any payment made or agreed to be made by or on behalf of any GasT Group Company in respect of the NG Loan Agreement (including the accrual or payment of interest thereon) and inter-group banking or cash pooling agreements or arrangements between NG and NGG (including the accrual or payment of interest thereon). 6 The novation of the Novated LPI Swaps to NGET from NGG, and the payment of £75,420,000.00 by NGG to NGET in consideration for such novation. 7 The NGGH Dividend and the Lattice Dividend. 8 Any payment made or agreed to be made by or on behalf of a GasT Group Company: (i) in respect of which a liability has been recorded in the Accounts or the Locked Box Accounts; (ii) where a cash flow in respect of such item has been included in the Existing Budget; or (iii) in respect of liabilities which are assumed by a GasT Group Company for Employees (including any Senior Employees) who have accrued benefits under or otherwise in connection with the Supplementary Scheme (together with any related social security contributions, health and social care levy and apprenticeship levy (or any similar or equivalent Tax for which an Existing GasT Group Company is required to account to a Tax Authority)). 9 Any Transaction Bonus or other payment in connection with the sale of the NGGH Shares paid or agreed to be paid to any Employee (including any Senior Employee) or any person connected (as defined by applicable law) with an Employee (including any Senior

82 Employee), together with any related social security contributions, health and social care levy and apprenticeship levy (or any similar or equivalent Tax for which NGG is required to account to a Tax Authority) to the extent that the Seller has paid such amounts to NGG in accordance with Clause 9.5. 10 Any payments made to any member of the Seller’s Group in respect of any directors’ fees or benefits, employee remuneration or benefits, consultants’ fees or directors’, employees’ or consultants’ expenses in connection with costs incurred or work undertaken by a director, employee or consultant of a member of the Seller’s Group for any member of the GasT Group together with any related VAT, social security contributions, health and social care levy and apprenticeship levy (or any similar or equivalent Tax for which NGG is required to account to a Tax Authority), in each case consistent with past practice and in the ordinary course of business. 11 Any Leakage refunded or repaid by the Seller’s Group to the GasT Group Companies on or prior to Closing net of any Tax suffered on receipt by the relevant GasT Group Company. 12 Any payment in respect of Taxation made or agreed to be made by or on behalf of any GasT Group Company pursuant to any Group Tax Arrangement.

83 Schedule 6 Warranties given by the Seller under Clause 13.1 1 Corporate Information 1.1 The NGGH Shares and the Existing GasT Subsidiaries 1.1.1 The Seller: (i) is the sole legal and beneficial owner of the NGGH Shares; and (ii) has the right to exercise all voting and other rights over the NGGH Shares. 1.1.2 The NGGH Shares comprise the whole of the issued and allotted share capital of NGGH, have been properly and validly issued and allotted and are each fully paid or credited as fully paid. 1.1.3 The GasT Group Companies specified as shareholders in Part B of Schedule 1: (i) are the sole legal and beneficial owners of the shares in the Existing GasT Subsidiaries; and (ii) have the right to exercise all voting and other rights over such shares. 1.1.4 The shares in the Existing GasT Subsidiaries comprise the whole of the issued and allotted share capital of the Existing GasT Subsidiaries, have been properly and validly issued and allotted and each are fully paid or credited as fully paid. 1.2 The Existing GasT Subsidiaries 1.2.1 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in, the capital of any Existing GasT Subsidiary under any option, agreement or other arrangement (including conversion rights and rights of pre-emption). 1.2.2 There are no Encumbrances on the shares of any Existing GasT Subsidiary. 1.2.3 The particulars contained in Parts A and B of Schedule 1 are true and accurate. 2 Accounts 2.1 Accounts 2.1.1 The NGGH Accounts have been prepared: (i) in accordance with applicable law and with the accounting principles, standards and practices generally accepted in the United Kingdom, including FRS 101, as applicable at the Accounts Date; and (ii) subject to paragraph (i) above, using the same accounting policies as those adopted in preparing the audited accounts of NGGH for the previous two financial years, and give a true and fair view of the state of affairs of NGGH as at the Accounts Date and of the profits or losses for the financial year ended on the Accounts Date.

84 2.1.2 The NGG Accounts have been prepared: (i) in accordance with applicable law and with the accounting principles, standards and practices generally accepted in the United Kingdom, including IFRS, as applicable at the Accounts Date; and (ii) subject to paragraph (i) above, using the same accounting policies as those adopted in preparing the audited accounts of NGG for the previous two financial years, and give a true and fair view of the state of affairs of the Existing GasT Subsidiaries listed in Part B of Schedule 1 (on a consolidated basis) as at the Accounts Date and of the profits or losses (on a consolidated basis) for the financial year ended on the Accounts Date. 2.2 Locked Box Accounts 2.2.1 The Locked Box Accounts have been prepared from the accounting records of the Existing GasT Subsidiaries in all material respects on the same basis as the Accounts and applying the basis, methods, policies of accounting, valuation and underlying assumptions (including exercise of accounting judgement by senior management) adopted in the preparation of the Accounts. 2.2.2 The Locked Box Accounts: (i) have been prepared with due care and attention, having regard to their nature and purpose; and (ii) in all material respects, do not misstate the assets and liabilities of the Existing GasT Subsidiaries at the Locked Box Date and the profit and loss for the period. 2.2.3 Since the Locked Box Date, the business of the GasT Group has been carried on as a going concern in the ordinary and usual course, without any material interruption or material alteration in its nature, scope or manner. 3 Financial Obligations 3.1 Financial Facilities 3.1.1 Material details of all financial facilities outstanding or available to the Existing GasT Subsidiaries from shareholders and any other third party lenders (including loans, bonds and hedging instruments but excluding the granting of any trade indebtedness in the ordinary course of business), in each case exceeding £10,000,000 (each such financial facility, a “Relevant Facility”) and all material terms of all such Relevant Facilities (including all amendments, waivers, modifications thereto (either already sought or otherwise in the process of negotiation or being sought)) are given in the Data Room and no written notice of termination or acceleration (or intention to terminate or accelerate) has been received by an Existing GasT Subsidiary in respect of a Relevant Facility and, so far as the Seller is aware, no fact or circumstance has occurred, or has been alleged in writing to have occurred, as a result of which a lender or hedge counterparty (in the case of an Existing GasT Subsidiary’s hedging arrangements) would be entitled to terminate or accelerate any Relevant Facility.

85 3.1.2 Each Existing GasT Subsidiary is in material compliance with all Relevant Facilities made available to the Existing GasT Subsidiaries in accordance with their terms (including all amendments, waivers, modifications thereto), and no event has occurred or is subsisting or been alleged in writing which gives rise to an obligation by an Existing GasT Subsidiary to repay, or to give security under such Relevant Facilities (or will do so with the giving of notice or lapse of time or both) (excluding, for the avoidance of doubt, the provision of any collateral in respect of a Relevant Facility in accordance with its terms). 3.1.3 No event has occurred or is subsisting or been alleged in writing in the past two years which would, pursuant to the terms of any Relevant Facility, restrict an Existing GasT Subsidiary from making a payment to an entity that is not an Existing GasT Subsidiary (including any payments of distributions, dividends, bonus, issues, return of capital, interest or principal (by way of loan or repayment of any loan or otherwise)) (in cash or in kind). 3.1.4 No Existing GasT Subsidiary has entered into any interest rate or currency hedge, swap or other financial derivative transaction, other than those Disclosed in the Data Room. 3.2 Guarantees and Security Other than in the ordinary and usual course of business there is no outstanding guarantee, indemnity or similar written assurance against loss or other security or arrangement having an effect equivalent to the granting of security (whether or not legally binding) given: 3.2.1 by any Existing GasT Subsidiary; or 3.2.2 for the benefit of any Existing GasT Subsidiary. 3.3 Borrowing and Guarantee Limits The amounts borrowed or guaranteed by each Existing GasT Subsidiary do not exceed any limitation on its borrowings or guarantees imposed by any of its financial facilities or contained in its constitutional documents or any Licences (as defined below) obtained or required to be obtained by it. 3.4 Grants and Subsidies 3.4.1 Material details of all EU, government, regional, federal, state or local authority investment grants, loan subsidies or financial aid received by or pledged to any Existing GasT Subsidiary during the previous three years in excess of £1,000,000 have been Disclosed in the Data Room. 3.4.2 So far as the Seller is aware, there are no circumstances in which any application for any grant, subsidy or financial aid Disclosed in the Data Room might be rejected nor in which any grant, subsidy or financial aid received or applied for by any Existing GasT Subsidiary might have to be wholly or partly forfeited or repaid. 4 Intellectual Property Rights and Information Technology 4.1 The Owned Patents and the GasT Trade Mark represent the only patents, designs and trade marks owned by an Existing GasT Subsidiary and that are registered or the subject of applications for registration. The details of the Owned Patents set out in Part 2 of Schedule

86 11 and of the GasT Trade Mark set out in Part 3 of Schedule 11 are complete and reasonably current details. All fees which are due for the maintenance, prosecution and protection of the Owned Patents and the GasT Trade Mark have been paid. 4.2 In the two years prior to the date of this Agreement, no member of the Seller’s Group has received a written notice alleging that the operations, products or services of either of the Businesses infringe or misuse the Intellectual Property Rights of a third party and, as far as the Seller is aware, there are no current operations, products or services of either of the Businesses which are likely to give rise to a claim of infringement or misuse. 5 Contracts 5.1 Contracts 5.1.1 The Data Room contains true and complete copies of all Material Contracts entered into by an Existing GasT Subsidiary. 5.1.2 No Existing GasT Subsidiary is a party to or subject to any material contract, transaction, arrangement, understanding or obligation (other than in relation to any Property or contract of employment), which, has value per annum greater than £10,000,000 other than on arm’s length basis and on normal commercial terms or in the ordinary course of business. 5.2 Joint Ventures etc. No Existing GasT Subsidiary is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Existing GasT Subsidiary has no liability or obligation except for the payment of annual subscription or membership fees). 5.3 Agreements with Connected Parties 5.3.1 There are no existing contracts with a value in excess of £1,000,000 per annum between, on the one hand, any Existing GasT Subsidiary and, on the other hand, the Seller, any person who is or was a shareholder of the Seller or any other member of the Seller’s Group, other than on normal commercial terms in the ordinary and usual course of business. 5.3.2 Other than in the ordinary and usual course of business, no Existing GasT Subsidiary is party to any contract with a value in excess of £1,000,000 per annum with any current or former Employee or current or former director of any Existing GasT Subsidiary or any person connected with any of such persons, or in which any such person is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business. 5.4 Compliance with Agreements All Material Contracts are: 5.4.1 valid and binding obligations of the parties thereto and the terms thereof have been complied with in all material respects by the relevant Existing GasT Subsidiary and by the relevant other party thereto and no written notice has been received by an Existing GasT Subsidiary claiming it is in breach of a Material Contract or issued by

87 an Existing GasT Subsidiary that a counterparty is in breach of a Material Contract; and 5.4.2 no written notice of termination or of intention to terminate has been received, in respect of any such Material Contract and so far as the Seller is aware, there are no grounds (including entry into or compliance with this Agreement) for rescission, avoidance, repudiation or non-renewal of any such Material Contract in whole or in part. 6 Pensions 6.1.1 The Seller’s Pension Schemes and the Supplementary Scheme are the only schemes to which the Existing GasT Subsidiaries make or could become liable to make payments for providing retirement, death, disability or life assurance benefits in respect of the present or former employees and directors of the Existing GasT Subsidiaries. 6.1.2 The Seller’s Pension Schemes are registered pension schemes under the Finance Act 2004 and there is no reason why such status might be withdrawn under section 157 of that Act. The Seller’s Pension Schemes are open to the accrual of benefits. 6.1.3 The Data Room contains current details of the material provisions of the Seller’s Pension Schemes and the Supplementary Scheme (so far as they relate to the employees and directors of the Existing GasT Subsidiaries), including copies of: (i) the latest trust deed and rules of the Seller’s Pension Schemes (including any subsequent amendments); and (ii) the latest explanatory booklets and announcements relating to the Seller’s Pension Schemes. 6.1.4 The Seller’s Pension Schemes and the Supplementary Scheme (so far as they relate to the employees and directors of the Existing GasT Subsidiaries) have been administered in accordance with: (i) all material applicable Laws, regulations and requirements including but not limited to United Kingdom pensions legislation, trust law and anti- discrimination law; (ii) all applicable material requirements of any competent governmental body or regulatory authority (including but not limited to the Pensions Regulator and HM Revenue and Customs) and have not been the subject to any report of material wrongdoing or irregularity to any such competent governing body or regulatory authority and nor are there any circumstances that would justify such a report; and (iii) the documents governing the Seller’s Pension Schemes and the Supplementary Scheme. 6.1.5 There are no contributions payable under the Seller’s Pension Schemes or the Supplementary Scheme relating to the employees and directors of the Existing GasT Subsidiaries which are due but unpaid and have remained unpaid for more than one month and in any event contributions relating to the employees and directors of the Existing GasT Subsidiaries have been paid in accordance with any schedule of

88 contributions or payment schedule applicable under section 227 of the Pensions Act 2004 or section 87 of the Pensions Act 1995. 7 Legal Compliance 7.1 Licences and Consents 7.1.1 All material licences, consents, permits and authorisations that are necessary for the carrying on of the business of the Existing GasT Subsidiaries as carried on at the date of this Agreement, and which are material to the business of the Existing GasT Subsidiaries (the “Licences”) have been obtained, are validly held and are in full force and effect and, so far as the Seller is aware, have been and are being complied with in all material respects as at the date of this Agreement. 7.1.2 No written notification has been received by the Seller in the past two years that any of such Licences are likely to be suspended, modified or revoked. 7.1.3 So far as the Seller is aware, no act, event, circumstance or omission has occurred or has been alleged in writing to have occurred, as a result of which the GasT Licence may be materially breached, reduced in term, suspended, cancelled or modified (in a material way), revoked or not renewed. No enforcement action is currently being taken or is likely to be taken by any regulator, authorised body or competent authority in relation to the GasT Licence. 7.1.4 So far as the Seller is aware, there is no investigation, enquiry or proceeding outstanding or anticipated which is likely to result in the suspension, cancellation, modification or revocation of any Licence. 7.2 Compliance with Laws 7.2.1 Each Existing GasT Subsidiary is conducting, and during the two-year period prior to the date of this Agreement has conducted, the business of the GasT Group in compliance with applicable laws, by-laws, regulations and statutory duties, in all material respects; and (ii) no GasT Group Company is, and during the two year period prior to the date of this Agreement has not been, in material breach of any such laws, by-laws, regulations and statutory duties, obligations and principles. 7.2.2 There is currently no ongoing or formal investigation, disciplinary proceeding or formal written enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding against any Existing GasT Subsidiary. 7.2.3 No Existing GasT Subsidiary has received any written notice during the past two years from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to an alleged, actual or potential material violation and/or failure to comply with any applicable law, by-law or regulation, or requiring it to take or omit any action. 7.2.4 Any current regulatory enforcement actions concerning any Existing GasT Subsidiary with a value greater than £1,000,000 has been Disclosed in the Data Room and no Existing GasT Subsidiary has settled regulatory enforcement actions with a value greater than £3,000,000 since the Locked Box Date.

89 8 Anti-Corruption So far as the Seller is aware, in the two years prior to the date of this Agreement, no Existing GasT Subsidiary nor any of their respective directors, officers or employees has violated or is in violation of any provision of any Anti-Corruption Laws. 9 Real Estate 9.1.1 So far as the Seller is aware, in respect of the Major Properties: (i) no Existing GasT Subsidiary is in material breach of any material covenant contained in any of the title deeds and documents to the extent which would deny title to the Major Properties; and (ii) there are no material disputes regarding boundaries, easements, covenants or other matters relating to the Major Properties or their uses, which, in each case, would prevent the use of the Major Properties for the Transmission Business or the Metering Business, and the Seller is not aware of any circumstances likely to give rise to such a dispute. 10 HSE Matters 10.1 For the purposes of this paragraph 10: “Contamination” means: (i) the presence of Hazardous Substances in (or on the surface of) soil, or in groundwater or surface water at or under any of the Properties at Closing; (ii) the presence of Hazardous Substances in (or on the surface of) any other soil, or in any other groundwater or surface water resulting from the migration of Hazardous Substances at any time that were present at or under any of the Properties at any time prior to Closing; or (iii) the presence of Hazardous Substances in (or on the surface of) any soil or in any groundwater or surface water resulting from the seepage, discharge or leakage from any asset of the Transmission Business or the Metering Business at any time prior to Closing; “Environment” means all or any of the following media (alone or in combination): air (including the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers); soil and land and any ecological systems and living organisms supported by any of those media; “Hazardous Substances” means any natural or artificial substance of any nature whatsoever (whether in the form of a solid, liquid, gas or vapour alone or in combination with any other substance) which is capable of causing harm or damage to the Environment or to health and safety; “Health and Safety Matters” means, in respect of the Existing GasT Subsidiaries process safety, safety of members of the public, occupational safety and the health and safety of employees, contractors and/or visitors to any part of the premises used and/or occupied by the Existing GasT Subsidiaries;

90 “HSE” means health, safety and the Environment or any one of these; “HSE Authority” means any legal person or body of persons (including any government department or government agency or court or tribunal) having jurisdiction to determine any matter arising under HSE Law and/or relating to the Environment; “HSE Law” means all applicable laws (including, for the avoidance of doubt, common law), statutes, regulations, statutory guidance notes and final and binding court and other tribunal decisions applicable to the Existing GasT Subsidiaries and in force in the relevant jurisdictions on the date of this Agreement whose purpose is to regulate: (i) the protection, or prevention of pollution of, the Environment; or (ii) emissions, discharges, or releases of Hazardous Substances into the Environment; or (iii) the use, treatment, storage, burial, disposal, transportation or handling of Hazardous Substances; or (iv) Contamination; or (v) Health and Safety Matters; “HSE Matters” means: (i) the pollution or protection of, or compensation of damage or harm to, the Environment; and/or (ii) environmental compliance matters including, without limitation, the use, storage, handling or disposal of or with regard to the placing on the market of Hazardous Substances; and/or (iii) Contamination, or any emissions, discharges or releases into, or the presence in the Environment of Hazardous Substances; and/or (iv) the control, use, treatment, storage, disposal, transportation or handling of Hazardous Substances; and/or (v) the creation of any noise, smoke, nuisance, fumes, gases, dust, steam, odour, vibration, common law or statutory nuisance or adverse impact on the Environment; and/or (vi) Health and Safety Matters; “HSE Permit” means any licence, approval, authorisation, permission, safety case, notification, waiver, order or exemption which is issued, granted or required under HSE Law; “Relevant Period” means the period commencing two years before, and ending on, the date of this Agreement. 10.2 Each Existing GasT Subsidiary is conducting, and during the Relevant Period has conducted, the business of the GasT Group in material compliance with HSE Law. 10.3 All HSE Permits which are material to the operation of the business of the GasT Group as at the date of this Agreement: 10.3.1 have been obtained; 10.3.2 are in force; and 10.3.3 have been complied with in all material respects during the Relevant Period. 10.4 There are no circumstances arising during the Relevant Period which are reasonably likely to result in any HSE Permit being revoked, suspended, varied or limited in a material way or which prejudice its renewal, nor is the Seller aware of any circumstances arising during the Relevant Period which are reasonably likely to require any HSE Permit to be obtained. 10.5 There is no material ongoing civil, criminal, regulatory or administrative action, claim, investigation or other formal proceeding or suit involving any Existing GasT Subsidiary

91 relating to HSE Law or HSE Permits, nor have any such proceedings taken place or been settled within the Relevant Period and no such proceedings are pending or have been threatened in writing by a HSE Authority or any other third party. 11 Litigation 11.1 Current Proceedings No Existing GasT Subsidiary is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, adjudication, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration (other than as claimant in the collection of debts arising in the ordinary and usual course of its business) which is material to the business of the Existing GasT Subsidiary. 11.2 Pending or Threatened Proceedings So far as the Seller is aware, no such claim, legal action, proceeding, adjudication, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration of material importance is pending or threatened in writing by or against any Existing GasT Subsidiary. 12 Insurance 12.1 Summary particulars of the GasT Insurance Policies and/or Seller’s Insurance Policies material to the business of the GasT Group are Disclosed in the Data Room. 12.2 The Seller’s Group maintains, and has at all times maintained insurance against all risks required by applicable law or regulation to be covered by insurance and risks normally insured against by companies carrying on the same or similar type of business as the Existing GasT Subsidiaries. 12.3 In respect of the insurances referred to in paragraph 12.1 above: 12.3.1 all premiums have been duly paid to date; 12.3.2 all the policies are in full force and effect, valid and enforceable and no Existing GasT Subsidiary has received any written notice of termination or suspension of such insurance policy; and 12.3.3 there has been no breach of the terms, conditions and warranties of any of the policies that would entitle insurers to decline to pay all or any part of any claim made under the policies or to terminate any policy. 12.4 Details of all material insurance claims made during the past five years are Disclosed in the Data Room. 12.5 So far as the Seller is aware, no insurer has refused or given any indication that it intends to refuse any such claim. 13 Employment In the six months prior to this Agreement no notice terminating the contract of employment or engagement of any Senior Employee has been given or received by any Existing GasT Subsidiary.

92 14 Tax 14.1 Returns, Information and Clearances 14.1.1 Within the last four years, all material returns, computations, notices and information which are or have been required to be made or given by each Existing GasT Subsidiary for any Taxation purpose: (i) have been made or given within the requisite periods and on a proper basis and are up to date and in all material respects correct; and (ii) none of them is, or (so far as the Seller is aware) is likely to be, the subject of any dispute with or investigation by HMRC or any other Tax Authority. 14.1.2 No Existing GasT Subsidiary is or has within the last four years been liable to pay any material amount under an accelerated payment notice, penalty or interest in respect of Taxation. 14.1.3 Each Existing GasT Subsidiary has maintained and is in possession of such information and records required for Tax purposes and such information and records remain materially true, complete and accurate. In particular, without limitation, each Existing GasT Subsidiary has sufficient information and records to enable it to calculate any present liability for Taxation of an Existing GasT Subsidiary or its entitlement to any deduction, relief or repayment of Taxation and any claims and elections it has made relating to Taxation. 14.1.4 Each Existing GasT Subsidiary’s Taxation liabilities (including contingent and deferred liabilities as at the Accounts Date) are properly provided for in the Accounts, in accordance with United Kingdom generally accepted accounting practice. 14.1.5 Within the last four years, no Existing GasT Subsidiary has made a payment in respect of which a tax adjustment under Part 6A of the Taxation (International and Other Provisions) Act 2010 has been required. 14.2 Taxation Liabilities and Reliefs 14.2.1 Within the last four years, each Existing GasT Subsidiary has (i) properly deducted and/or withheld from payments made by it all Taxation required to be deducted and/or withheld; and (ii) duly and punctually paid all material Taxation which it has become liable to pay (including any Tax required to be deducted or withheld from payments) and “material” for the purposes of this warranty only shall mean Taxation of more than £100,000. 14.2.2 The entry into, becoming unconditional or Closing of this Agreement will not result in (i) any profit or gain being deemed to accrue to any Existing GasT Subsidiary for any Taxation purpose; or (ii) any Relief previously claimed by an Existing GasT Subsidiary ceasing to be available or being clawed back. 14.2.3 No Existing GasT Subsidiary has been involved in any scheme or arrangement a main purpose of which was the avoidance of or a reduction in Taxation. 14.3 Company Residence and Overseas Interests 14.3.1 Each Existing GasT Subsidiary has been resident for Taxation purposes in its place of incorporation and nowhere else at all times since its incorporation. 14.3.2 No Existing GasT Subsidiary has paid or become liable to pay Taxation on income, profits or gains to any Tax Authority outside its place of incorporation within the last

93 four years. No Existing GasT Subsidiary has or has within the last four years a branch, permanent establishment or other taxable presence outside of its jurisdiction of incorporation. 14.4 PAYE and National Insurance Within the last four years, each Existing GasT Subsidiary has properly operated the PAYE and national insurance contributions systems by making such deductions as are required by law from all payments made or deemed to be or treated as made by it or on its behalf, and by duly accounting to HMRC for all sums so deducted and for all other amounts for which it is required to account under the PAYE and national insurance contributions systems. 14.5 VAT 14.5.1 Each Existing GasT Subsidiary is a taxable person and each is registered for the purposes of VAT with monthly prescribed accounting periods. 14.5.2 Each Existing GasT Subsidiary has complied with all statutory requirements, orders, provisions, directions or conditions relating to VAT, including (for the avoidance of doubt) the terms of any agreement reached with HMRC. 14.5.3 No Existing GasT Subsidiary has at any time been a member of a group registration made pursuant to sections 43 to 43C VATA 1994 (other than a group registration all of the other members of which were Existing GasT Subsidiaries). 14.6 Stamp Duties 14.6.1 All documents that are necessary in proving the title of an Existing GasT Subsidiary to an asset owned on the date of this Agreement and which are not subject to SDLT, land transaction tax or land and buildings transaction tax have been duly stamped for stamp duty purposes and no such documents which are outside the United Kingdom would attract stamp duty if brought into the United Kingdom. 14.6.2 Within the three years ending on the date of this Agreement, no Existing GasT Subsidiary has made any claim for relief, exemption or deferral of stamp duty, SDRT, SDLT, land transaction tax or land and buildings transaction tax. 14.7 Construction Industry Scheme Within the last four years, each Existing GasT Subsidiary has (i) properly deducted and/or withheld, and accounted to HMRC for, all amounts required to be deducted and/or withheld by it under the Construction Industry Scheme; (ii) complied with its obligations with respect to the Construction Industry Scheme, including making all material filings and providing all material information to HMRC as may be required by law; and (iii) prepared and retained such information and records as are appropriate in the circumstances to demonstrate compliance with the foregoing. 14.8 Locked Box Accounts Provision or reserve (as appropriate) has been made in the Locked Box Accounts in accordance with accounting principles, standards and practices generally accepted in the United Kingdom applicable to such Locked Box Accounts for Taxation liable to be assessed on each Existing GasT Subsidiary or for which each Existing GasT Subsidiary is accountable (whether primarily or otherwise) as at the Locked Box Date. Provision has been made in the Locked Box Accounts for deferred Taxation in accordance with accounting principles,

94 standards and practices generally accepted in the United Kingdom applicable to such Locked Box Accounts. 14.9 Transfer Pricing Within the last four years, no Existing GasT Subsidiary has entered into any transaction or arrangement other than on arm’s length terms. Each Existing GasT Subsidiary has reasonable access to the required records and information to enable it to comply with any applicable transfer pricing legislation. 15 General 15.1 Authority and Capacity 15.1.1 Each of the Seller and each of the Existing GasT Subsidiaries is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation. 15.1.2 The Seller has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents to be executed by it. 15.1.3 The documents referred to in paragraph 15.1.2 above will, when executed, constitute valid and binding obligations on the Seller, in accordance with their respective terms. 15.1.4 The Seller has taken all corporate action required by it to authorise it to enter into and to perform this Agreement and the other Transaction Documents to be executed by it. 16 Insolvency etc. 16.1 Insolvency etc. 16.1.1 No Existing GasT Subsidiary is insolvent or unable to pay its debts as they fall due. 16.1.2 The Seller is not insolvent or unable to pay its debts as they fall due. 16.1.3 There are no proceedings in relation to any compromise or arrangement with creditors or any winding-up, bankruptcy or other insolvency proceedings concerning any Existing GasT Subsidiary or any member of the Seller’s Group which may adversely affect the ability of the Seller to comply with this Agreement and no events have occurred which, under applicable laws, would justify such proceedings. 16.1.4 So far as the Seller is aware, no steps have been taken to enforce any security over any assets of any Existing GasT Subsidiary or any member of the Seller’s Group which may adversely affect the ability of the Seller to comply with this Agreement and no event has occurred to give the right to enforce such security.

95 Schedule 7 Warranties given by the Investor under Clause 13.3 1 Authority and Capacity 1.1 Incorporation The Investor is validly existing and is a company duly incorporated under the laws of England and Wales. 1.2 Authority to enter into Transaction Documents 1.2.1 The Investor has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents to be executed by it. 1.2.2 The documents referred to in paragraph 1.2.1 above will, when executed, constitute valid and binding obligations on the Investor in accordance with their respective terms. 1.3 Authorisation The Investor has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and perform this Agreement and the other Transaction Documents to be executed by it. 2 Financing 2.1 At the relevant time for payment, the Investor will have the necessary cash resources, equity commitments and/or definitive fundable loan agreements from its financing sources which together are sufficient to be able to pay the Investor Subscription Amount and the Investor Note Amount. 3 Insolvency etc. 3.1 The Investor is not insolvent or unable to pay its debts as they fall due. 3.2 There are no proceedings in relation to any compromise or arrangement with creditors or any winding-up, bankruptcy or other insolvency proceedings concerning any member of the Investor’s Group which may adversely affect the ability of the Investor to comply with the Transaction Documents and no events have occurred which, under applicable laws, would justify such proceedings. 3.3 So far as the Investor is aware, no steps have been taken to enforce any security over any assets of any member of the Investor’s Group which may adversely affect the ability of the Investor to comply with the Transaction Documents and no event has occurred to give the right to enforce such security.

96 Schedule 8 Warranties given by the New GasT Subsidiaries under Clause 13.4 1 Authority and Capacity 3.2 Incorporation The New GasT Subsidiary is validly existing and is a company duly incorporated under the laws of England and Wales. 3.3 Authority to enter into Agreement 3.3.1 The New GasT Subsidiary has the legal right and full power and authority to enter into and perform this Agreement and the Shareholders’ Agreement. 3.3.2 The documents referred to in paragraph 3.3.1 above will, when executed, constitute valid and binding obligations on the New GasT Subsidiary in accordance with their respective terms. 3.4 Authorisation The New GasT Subsidiary has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and perform this Agreement and the Shareholders’ Agreement. 4 Insolvency etc. 4.1 The New GasT Subsidiary is not insolvent or unable to pay its debts as they fall due. 4.2 There are no proceedings in relation to any compromise or arrangement with creditors or any winding-up, bankruptcy or other insolvency proceedings concerning the New GasT Subsidiary which may adversely affect the ability of the New GasT Subsidiary to comply with the Shareholders’ Agreement and no events have occurred which, under applicable laws, would justify such proceedings. 4.3 So far as the New GasT Subsidiary is aware, no steps have been taken to enforce any security over any assets of the New GasT Subsidiary which may adversely affect the ability of the New GasT Subsidiary to comply with the Shareholders’ Agreement and no event has occurred to give the right to enforce such security.

97 Schedule 9 Committee 1 Committee 1.1 Within 10 Business Days of the date of this Agreement, the Seller and the Investor shall jointly establish and maintain a committee (the “Committee”) until Closing. 1.2 The Committee shall provide, between the date of this Agreement and Closing, a forum for the Seller to update the Investor on the Businesses and any relevant regulatory developments in respect of the same and to discuss (to the extent helpful but subject always to, and in accordance with, the relevant provisions of this Agreement): 1.2.1 the progress of, and any updates relating to, the satisfaction of the conditions in Clause 4; 1.2.2 matters arising pursuant to this Agreement, including in relation to the pre-closing conduct of business provisions set out in Clause 5; 1.2.3 the preparation of the Initial Budget; 1.2.4 the agreement and implementation of the Business Policies; 1.2.5 the preparation of the Draft Separation Plan (as defined in the Transitional Services Agreement) that will be agreed in accordance with clause 7 of the Transitional Services Agreement; 1.2.6 any material communication or correspondence received by NGG from Ofgem or sent by NGG to Ofgem (provided that the Seller shall, to the extent legally permissible, provide the Investor with copies of any such communication or correspondence from time to time); and 1.2.7 any operational decisions and escalation. 1.3 Unless otherwise agreed between the Seller and the Investor in writing: 1.3.1 the Committee shall comprise an even number of representatives between six and eight; 1.3.2 the Seller shall be entitled to appoint 50 per cent. of the representatives and the Investor shall be entitled to appoint the remaining 50 per cent. of the representatives; 1.3.3 upon written notice to the other at any time prior to a relevant meeting: (i) each of the Seller and the Investor shall have the right to remove and replace any of its representatives with such other person as such person may, in its absolute discretion, determine; (ii) each representative may appoint an alternate to attend a meeting in their place and to exercise any or all of the person’s rights; and (iii) each of the Seller and the Investor may invite other personnel to attend meetings in an advisory or observer capacity if relevant to the matters being dealt with by the Committee; 1.3.4 members may attend meetings in person or by telephone; 1.3.5 the quorum for any meeting of the Committee shall be at least one representative (or alternate) of each of the Seller and the Investor;

98 1.3.6 each of the Seller and the Investor may appoint one of its representatives to chair any meeting, with the parties’ appointees alternating in the chair (but such chair shall not have a casting vote); and 1.3.7 the Committee shall have no authority to agree formal amendments to any Transaction Document. 1.4 Meetings of the Committee shall be held at the request of either the Seller or the Investor, provided that: 1.4.1 such request is submitted to the other person (and its members of the Committee) on at least four days’ notice (or such shorter period of notice subsequently ratified by the Committee); and 1.4.2 meetings of the Committee shall occur no more than once a week during the period between the date of this Agreement and Closing. 1.5 The Seller and the Investor agree to provide the Committee with such information as the Committee may reasonably request in relation to the Committee’s activities as outlined in paragraph 1.2 above, but such information shall in any event not include information if the provision of that information would not be permitted under Laws, regulation or any requirement or request of a Competent Authority or information that is commercially sensitive (as determined by the Seller or the Investor, as the case may be (acting reasonably)). 1.6 Except as set out otherwise in this Agreement, the Committee shall determine how it shall conduct its proceedings to review, discuss and consider the matters set out in paragraph 1.2 above.

99 Schedule 10 Deed of Adherence This Deed of Adherence is made on [date] by [GasT TopCo / GasT PledgeCo / GasT MidCo], a company incorporated under the laws of England and Wales under registered number [●] and whose registered office is at [●] (the “New Party”). Recitals: (A) [GasT TopCo / GasT PledgeCo / GasT MidCo] has been incorporated in accordance with Schedule 2 of an acquisition agreement made on [●] 2022 between (1) Lattice Group Limited and (2) [Investor] (the “Agreement”). (B) This Deed of Adherence is entered into in compliance with clause [●] of the Agreement. It is agreed as follows: 1 The New Party confirms that it has been supplied with and has read a copy of the Agreement. 2 The New Party: 2.1 agrees to assume the benefit of the rights; and 2.2 shall observe, perform and be bound by all the obligations and terms of [GasT TopCo / GasT PledgeCo / GasT MidCo] under the Agreement which are to be performed on or after the date of this Deed, to the intent and effect that the New Party shall be deemed with effect from the date of this Deed to be a party to the Agreement (as if named as a party to the Agreement). 3 The New Party warrants to the Seller and the Investor that the statements set out in Schedule 8 of the Agreement are true and accurate as at the date of this Deed. 4 This Deed is made for the benefit of: (a) the original parties to the Agreement; and (b) any other person or persons who after the date of the Agreement (and whether or not prior to or after the date of this Deed) adhere to the Agreement. 5 The address and email of the New Party for the purposes of clause 19.17 of the Agreement are as follows: Registered office of [NEW PARTY] Email: [●] Attention: [●] 6 Clause 19.20 of the Agreement shall apply to this Deed as if set out in full herein.

100 In witness of which this Deed has been signed as a deed on the date stated at the beginning of this Deed. SIGNED as a DEED by [NEW PARTY] acting by _________________________ a Director in the presence of: Witness’s signature Name Address Occupation

101 Schedule 11 Intellectual Property Rights Part 1: Use of Seller Trade Marks 1 Except as otherwise expressly provided in the Transitional Trade Mark Licence Agreement and subject to paragraph 2 below, from the Closing Date, the parties shall, and shall procure that each GasT Group Company shall not: 1.1 use or display any Name which includes (in whole or in part) any Seller Trade Mark; or 1.2 hold itself out as having any current affiliation or other association with any member of the Seller’s Group; and 1.3 have removed, or otherwise obliterated, all Seller Trade Marks from all assets and materials owned or used by, or on behalf of, any GasT Group Company, including any business stationery (including letterhead, business cards, schedules, inventories, agreements, customer agreements, publicity releases and forms), vehicles, meters, employee clothing and badges, machinery, buildings, interior décor items, fixtures and furnishings, displays, signs, informational, promotional or marketing materials, websites and email. The costs associated with such removal and obliteration shall be borne by the Investor. 2 The Seller acknowledges and agrees that: 2.1 each Existing GasT Subsidiary is permitted to continue using the Seller Trade Marks (excluding any logos, designs or stylised versions of the Seller Trade Marks): 2.2 when referring to the former names of any Existing GasT Subsidiary; and 2.3 when accurately describing any products or services as having been originated by any Existing GasT Subsidiary, or sold by the Businesses, prior to Closing; and 2.4 no member of the Investor’s Group shall be obliged to remove or obliterate any Seller Trade Marks from: 2.5 any executed agreements, or copies thereof, in existence prior to the Closing Date; or 2.6 any non-customer-facing and non-public-facing documents or manuals in existence prior to the Closing Date and that are used solely for internal purposes.

Part 2: Owned Patents

No.	Country	Patent title	Registered Owner	Priority Date	Application/Filing Date	Application no.	Registration Date	Registration no.	Status
1	Canada	Pipeline inspection robot (ROBOT D'INSPECTION DE CONDUITE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	3,005,499	-	-	Pending
2	European Patent Office	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
3	Austria	Pipeline inspection robot (PRÜFROBOTER FÜR PIPELINE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / 2016798458	07 Oct 2020	EP3377799	Registered (active)
4	Belgium	Pipeline inspection robot (ROBOT D'INSPECTION DE CONDUITE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
5	Switzerland	Pipeline inspection robot (PRÜFROBOTER FÜR PIPELINE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
6	Czechia	Pipeline inspection robot (Robot pro inspekci potrubí)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / 2016-798458	07 Oct 2020	EP3377799	Registered (active)
7	Germany	Pipeline inspection robot (PRÜFROBOTER FÜR PIPELINE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / 60 2016 045 465.3 (DE)	07 Oct 2020	EP3377799 / 60 2016 045 465.3	Registered (active)
8	Spain	Pipeline inspection robot (Robot de inspección de tuberías)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
9	France	Pipeline inspection robot (ROBOT D'INSPECTION DE CONDUITE)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
10	United Kingdom	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
11	Greece	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / 20200403627	07 Oct 2020	EP3377799	Registered (active)
12	Croatia	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / P20202044T	07 Oct 2020	EP337779 / P20202044	Registered (active)
13	Ireland	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
14	Italy	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2 / 502020000120890	07 Oct 2020	EP3377799	Registered (active)

102

No.	Country	Patent title	Registered Owner	Priority Date	Application/Filing Date	Application no.	Registration Date	Registration no.	Status
15	Netherlands	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
16	Norway	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
17	Poland	Pipeline inspection robot (ROBOT DO KONTROLOWANIA RUROCIĄGÓW)	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
18	Portugal	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	16798458.2	07 Oct 2020	EP3377799	Registered (active)
19	United States of America	Pipeline inspection robot	National Grid Gas Plc	20 Nov 2015	16 Nov 2016	15/777,632	-	-	Abandoned

103

104 Part 3: GasT Trade Mark Mark Country Registered Owner Application Number Application Date Registration Number Registration Date Classes Status DataGas / DATAGAS (Series of 2) United Kingdom Ngrid Intellectual Property Limited UK00001532193 1 April 1993 UK00001532193 29 December 1993 37 Registered

105 Schedule 12 Locked Box Accounts [***]